PURCHASE AGREEMENT
dated as of August 11, 2019
by and among
Jason Incorporated,
Jason International Holdings, Inc.,
ACR II Motus Integrated Technologies Cooperatief U.A.,
Motus Pivot MX Holding B.V.,
Motus Pivot Holding B.V.,
and
Motus Pivot Inc.

20762941.9

PURCHASE AGREEMENT
THIS PURCHASE AGREEMENT is made and entered into as of this 11th day of August, 2019, by and among (i) Motus Pivot MX Holding B.V., a limited liability company established under the laws of the Netherlands (the “Buyer New BV2”); (ii) Motus Pivot Holding B.V., a limited liability company established under the laws of the Netherlands (the “Buyer Minority Purchaser”); (iii) Motus Pivot Inc., a Delaware corporation (the “Buyer US Newco”), (iv) ACR II Motus Integrated Technologies Coöperatief U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) established under the Laws of the Netherlands (“Motus”, and together with the Buyer New BV, Buyer Minority Purchaser and Buyer US Newco, shall collectively be referred to herein on a joint and several basis as the “Buyer”); (v) Jason Incorporated, a Wisconsin corporation (“JI”); and (vi) Jason International Holdings, Inc., a Nevada corporation (“JIH”, and each of JI and JIH shall be referred to herein on a joint and several basis as a “Seller”, and collectively, as the “Sellers”). All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in Article XII, below.
WHEREAS, the Sellers own, collectively (directly or indirectly), all of the issued and outstanding Capital Stock of each of Jason Ohio, LLC, an Ohio limited liability company (“JO”), Janesville, LLC, a Delaware limited liability company (“Janesville”), Janesville de Mexico, S.A. de C.V., a variable capital corporation (sociedad anónima de capital variable) organized under the laws of Mexico (“Janesville Mexico”), and Servicios Administrativos JDM, S. de R.L. de C.V., a limited liability company with variable capital (socieded de responsabilidad limitada de capital variable) organized under the laws of Mexico (“Servicios” and together with JO, Janesville and Janesville Mexico, the “Target Companies”, and each of them individually as, a “Target Company”);
WHEREAS, the Sellers are engaged in and operate, indirectly through the Target Companies, the business of providing recyclable / bio-degradable lightweight, acoustical and thermal fiber-based product solutions for the automotive and packaging industries under the name Janesville Acoustics (the “Business”);
WHEREAS, the Sellers wish to sell to the Buyer, and the Buyer wishes to acquire from the Sellers, the Target Companies and the Business on the terms and subject to the conditions set forth herein;
WHEREAS, prior to the Closing, JO shall distribute to JI the Janesville Securities (the “Janesville Distribution”); and
WHEREAS, to effect the sale and transfer of the Target Companies and the Business to the Buyer through the purchase and sale of the Subject Securities at the Closing on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the recitals set forth above, the representations, warranties, covenants and agreements of the parties set forth herein, and other good and valuable

20762941.9

consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby promise and agree as follows:
Article I.Securities To Be Purchased
i.Purchase of Subject Securities.
(1)Subject to the terms and conditions set forth in this Agreement, at the Closing (but in any case after giving effect to the Janesville Distribution):
(a)JI shall transfer, convey and deliver to Buyer US Newco, and Buyer US Newco shall purchase and acquire from JI, all rights, title and interests in, to and under the Janesville Securities;
(b)JI shall transfer, convey and deliver to Buyer New BV2, and Buyer New BV2 shall purchase and acquire from JI, all rights, title and interests in, to and under the JO Securities;
(c)JIH shall sell, transfer, convey and deliver to Buyer Minority Purchaser, and Buyer Minority Purchaser shall purchase and acquire from JIH, all rights, title and interests in, to and under the Minority Janesville Mexico Securities;
(d)JI shall sell, transfer, convey and deliver to Buyer New BV2, and Buyer New BV2 shall purchase and acquire from JI, all rights, title and interests in, to and under the Majority Servicios Securities; and
(e)JIH shall sell, transfer, convey and deliver to Buyer Minority Purchaser, and Buyer Minority Purchaser shall purchase and acquire from JIH, all rights, title and interests in, to and under the Minority Servicios Securities.
ii.Excluded Liabilities. Notwithstanding anything to the contrary contained in Section 1.1, the parties hereto expressly understand and agree that at Closing the Target Companies and the Business either shall not have or retain and/or shall receive indemnification under Section 10.1 against (and Sellers shall remain liable or responsible for the payment, performance or discharge of in accordance with Section 10.1) any of the following liabilities or obligations of the Target Companies or the Business (such Liabilities described in this Section 1.2, collectively, the “Excluded Liabilities”):
(1)those liabilities and obligations set forth on Schedule 1.2;
(2)the Mexico Concession Liability; and
(3)the Janesville Acoustics Contract Issue.

20762941.9

Article II.Purchase Price
i.Purchase Price
. For purposes of allocating the Purchase Price, the aggregate portion of the Purchase Price to be paid by Buyer at the Closing for:
(1)the JO Securities shall be an amount equal to Twenty-seven Million Eight Hundred Sixty-five Thousand Six Hundred Forty-one Dollars (US$27,865,641) (the “JO Purchase Price”), which shall not be subject to any further adjustment;
(2)the Minority Janesville Mexico Securities shall be an amount equal to Thirty-four Thousand Three Hundred Fifty-nine Dollars (US$34,359) (the “Minority Janesville Mexico Purchase Price”), which shall not be subject to any further adjustment;
(3)the Servicios Securities shall be an amount equal to One Hundred Thousand Dollars (US$100,000) (the “Servicios Purchase Price”), which shall not be subject to any further adjustment; and
(4)for the Janesville Securities shall be an amount equal to Fifty-sevem Million Dollars (US$57,000,000) (the “Base Purchase Price), as adjusted pursuant to Section 2.2, Section 2.3, Section 2.4 and Section 2.5. The Purchase Price shall be paid by the Buyer to the Sellers as provided in Section 2.3 and Section 2.4.
ii.Adjustments to the Base Purchase Price
.
(1)The Base Purchase Price shall be adjusted as follows:
(a)increased by the amount by which the Working Capital Amount is greater than the Working Capital Target by more than One Hundred Thousand Dollars (US$100,000) (“Working Capital Surplus”);
(b)decreased by the amount by which the Working Capital Amount is less than the Working Capital Target by more than One Hundred Thousand Dollars (US$100,000) (“Working Capital Deficit”);
(c)increased by the amount by which the U.S. Cash Amount is greater than the U.S. Cash Target (the “U.S. Cash Surplus”);
(d)decreased by the amount by which the U.S. Cash Amount is less than the U.S. Cash Target (the “U.S. Cash Deficit”);
(e)increased by the Mexico Cash Amount;

20762941.9

(f)decreased by the Closing Indebtedness; and
(g)decreased by the Closing Transaction Expenses.
(2)The Working Capital Amount, and the amount of the Current Assets and Current Liabilities, shall be determined as of immediately prior to the Effective Time, in accordance and in a manner consistent with the accounting and financial principles, practices, methodologies and policies historically used by the Sellers and Seller’s Affiliates with respect to the Business and used in the preparation of the example calculation of “Working Capital, Adjusted” attached hereto as Exhibit 2.2 (the “Accounting Principles”) and the other applicable provisions and definitions of this Agreement. For the avoidance of doubt, the Working Capital Amount shall not include (i) any Excluded Liabilities or (ii) any Cash. The Current Assets and Current Liabilities included in the Working Capital Amount shall be calculated without regard to any changes with respect to the accounting policies and procedures of the Target Companies or the Business after the Effective Time or any changes to the Target Companies or the Business after the Effective Time. Any changes in the Current Assets and Current Liabilities included in the Working Capital Amount (including any reserves, judgments or estimates) may only be based on Events occurring prior to the Effective Time.
iii.Estimated Closing Statement; Closing Payments
.
(1)Not less than three (3) Business Days prior to the Closing Date, JI shall prepare and deliver to the Buyer a statement (the “Estimated Closing Statement”) setting forth the following: (i) the Estimated Working Capital Amount and any Working Capital Surplus or Working Capital Deficit based thereon; (ii) the Estimated U.S. Cash Amount and any U.S. Cash Surplus or any U.S. Cash Deficit based thereon; (iii) the Estimated Mexico Cash Amount; (iv) the Estimated Closing Indebtedness; (v) the Estimated Closing Transaction Expenses; (vi) a good faith calculation of the Estimated Adjusted Purchase Price; and (vii) a schedule of the wire instructions and the special payment directions of the Sellers with respect to amounts payable to or on behalf of them. The Estimated Closing Statement, and all components, calculations and amounts therein, shall be prepared and determined in accordance with the Accounting Principles and the other applicable provisions and definitions of this Agreement. JI shall consider in good faith the Buyer’s comments to the Estimated Closing Statement and the components thereof for the purpose of ensuring the accuracy of the payments to be made at the Closing.
(2)At the Closing, the following payments shall be made by wire transfer of immediately available funds:

20762941.9

(a)the Buyer shall deliver to the Sellers (in the aggregate), in accordance with instructions included in the Estimated Closing Statement, an amount equal to (i) JO Purchase Price, plus (ii) the Minority Janesville Mexico Purchase Price, plus (iii) the Servicios Purchase Price, plus (iv) Estimated Adjusted Purchase Price, minus (v) the aggregate amount of all Program Reduction Amounts as determined pursuant to Section 2.5(b), minus (vi) the Program Escrow Amount, minus (vii) the Indemnity Escrow Amount, minus (viii) the Adjustment Escrow Amount (such amount, the “Sellers’ Closing Payment”);
(b)The Buyer shall, on behalf of the Target Companies and the Sellers, deliver to each payee with respect to any portion of the Estimated Closing Transaction Expenses, by wire transfer of immediately available funds to such bank account as shall be designated in the Estimated Closing Statement, the amount of such Estimated Closing Transaction Expenses owed to such Person as set forth on the Estimated Closing Statement, by wire transfer of immediately available funds to such account identified therein; provided, that amounts related to Transaction Bonuses shall first be wired to the JI payroll account and then subsequently paid by JI to the Transaction Bonus recipients;
(c)The Buyer shall deliver to the Escrow Agent the Adjustment Escrow Amount, which shall be deposited into the Escrow Account and thereafter released in accordance with the terms and conditions of the Escrow Agreement and this Agreement;
(d)The Buyer shall deliver to the Escrow Agent the Program Escrow Amount (as adjusted pursuant to Section 2.5), which shall be deposited into the Escrow Account and thereafter released in accordance with the terms and conditions of the Escrow Agreement and this Agreement; and
(e)The Buyer shall deliver to the Escrow Agent the Indemnity Escrow Amount, which shall be deposited into the Escrow Account and thereafter released in accordance with the terms and conditions of the Escrow Agreement and this Agreement.
iv.Post-Closing Adjustment.
(1)Within ninety (90) calendar days after the Closing, the Buyer shall prepare and deliver to JI a statement setting forth the final determination of: (i) the Working Capital Amount and any Working Capital Surplus or Working Capital Deficit based thereon, (ii) the U.S. Cash Amount and any U.S. Cash Surplus or any U.S. Cash Deficit based thereon; (iii) the Mexico Cash Amount, (iv) Closing Indebtedness, (v) the Closing Transaction Expenses, and (vi) the Program Escrow Amount (as adjusted pursuant to Section 2.5) as of the Effective Time (the “Final Statement”). The Final Statement, and all components, calculations and amounts therein, shall be prepared and determined in accordance with the Accounting Principles and the other applicable provisions and definitions of this Agreement.

20762941.9

(2)JI shall have forty-five (45) calendar days following the delivery of the Final Statement to review the calculations, amounts and other items therein. During such forty-five (45) calendar day period, JI shall be entitled to review any working papers, trial balances and similar materials relating to the Final Statement prepared by the Buyer, and the Buyer shall make available to JI, upon reasonable prior notice and during normal business hours, the Representatives of the Buyer to provide such assistance as may be reasonably requested by JI in connection with its review of the Final Statement. Within forty-five (45) calendar days after receipt of the Final Statement from the Buyer, JI shall deliver to the Buyer a written notice of dispute setting forth all objections to the Final Statement, any component thereof or calculation or amount therein, and the basis for all such objections. In the event that JI fails to deliver to the Buyer such a written notice of dispute within forty-five (45) calendar days after receipt of the Final Statement, then the Final Statement (including all components thereof and calculations and amounts therein) as delivered by the Buyer shall be final and binding on the parties hereunder. In the event that JI delivers to the Buyer such a written notice of dispute within the forty-five (45) calendar days after receipt of the Final Statement, then the Buyer and JI shall use their good faith efforts to attempt to resolve such disputed items therein; it being understood that all amounts in the Final Statement that are not subject to potential adjustment due to amounts identified in the notice of dispute shall be final and binding on the parties hereunder. In the event the Buyer and JI are unable to resolve such disputed items within forty-five (45) calendar days after receipt by the Buyer of JI’s notice of dispute (or such longer period mutually agreed upon by JI and the Buyer), such disputed items shall be referred to a nationally recognized independent accounting firm, mutually determined by the Buyer and JI (the “Independent Accounting Firm”) for final resolution; provided, however, that the scope of the Independent Accounting Firm’s engagement shall be limited to the resolution of the disputed items described in JI’s notice of dispute and to make any required adjustments to the other items and amounts in the Final Statement based upon its final determination of the disputed items. The determinations of the Independent Accounting Firm shall be (i) limited to whether the disputed items were calculated in accordance with the Accounting Principles and the other applicable provisions and definitions of this Agreement, (ii) be based upon one (1) presentation (limited to the disputed items) submitted to the Independent Accounting Firm by each of JI and the Buyer within ten (10) days after its engagement, (iii) made as promptly as possible and (iv) final and binding upon the parties (absent manifest error). The expenses and fees of the Independent Accounting Firm shall be allocated between the Buyer, on the one hand, and the Sellers, on the other hand, as follows: (y) the Buyer’s share shall equal the product of the aggregate amount of such fees and expenses multiplied by a fraction, the numerator of which shall be the aggregate amount of the disputed items not determined in favor of the Buyer and the denominator of which shall be the aggregate amount of all disputed items, and (z) the balance shall be paid by the Sellers. Except as provided in the preceding sentence, all other costs and expenses incurred by the parties in connection with resolving any dispute hereunder before the Independent Accounting Firm shall be borne by the party incurring such cost or expense.

20762941.9

(3)In the event the Buyer fails to deliver to JI the Final Statement within ninety (90) calendar days after the Closing Date in accordance with Section 2.4(a), above, at JI’s election, the amounts set forth on the Estimated Closing Statement shall either be deemed final for all purposes of this Agreement (absent manifest error) or JI may unilaterally engage the Independent Accounting Firm to determine the Final Closing Working Capital Amount, the Final U.S. Cash Amount, the Final Mexico Cash Amount, the Final Closing Indebtedness, the Final Closing Transaction Expenses and the Final Adjusted Purchase Price. When making such determinations, the Independent Accounting Firm shall use the Accounting Principles and the other applicable provisions and definitions of this Agreement. The determinations of the Independent Accounting Firm shall be made as promptly as possible and shall be final and binding upon the parties (absent manifest error). Each party hereto shall be permitted to submit such data and information to the Independent Accounting Firm as such party deems appropriate. The expenses and fees of the Independent Accounting Firm incurred pursuant to this Section 2.4(c) shall be paid by the Buyer.
(4)Promptly following the determination of the Final Adjusted Purchase Price, the following shall occur:
(a)If the Final Adjusted Purchase Price is greater than or equal to the Estimated Adjusted Purchase Price, then, within five (5) Business Days following the final determination of the Final Adjusted Purchase Price, (A) the Buyer shall pay the amount of such excess to JI, by wire transfer of immediately available funds to such bank account or accounts as shall be designated in writing by JI, and (B) the Buyer and the Sellers shall promptly execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release and pay to JI the Adjustment Escrow Amount.
(b)If the Estimated Adjusted Purchase Price exceeds the Final Adjusted Purchase Price, then, within five (5) Business Days following the final determination of the Final Adjusted Purchase Price, JI and the Buyer shall promptly execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release and pay to the Buyer amount of such deficit from the Adjustment Escrow Amount; provided, that to the extent such deficit exceeds the amount of the Adjustment Escrow Amount, JI shall be required to pay to the Buyer the amount of such shortfall by wire transfer of immediately available funds to a bank account designated in writing by the Buyer to JI not later than five (5) calendar days prior to the date of payment; provided, further, however, that if the amount of such deficit is less than the Adjustment Escrow Amount, JI and the Buyer shall promptly execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release and pay to JI the remaining amounts of the Adjustment Escrow Amount.

20762941.9

(c)If any amount owed by a party pursuant to this Section 2.4(d) remains unpaid after such five (5) Business Day period, interest shall accrue on the unpaid amount from the date due to the payment date at a rate per annum equal to eight percent (8%).
v.Program Awards.
(1)During the period commencing on the date of this Agreement until the Closing Date, the Sellers shall use, and shall cause the Target Companies to use, commercially reasonable efforts to cause, on or prior to October 31, 2019, each vehicle program set forth on Schedule 2.5(a) (each, a “Program”) to be awarded to the Target Companies and/or the Business. If the Closing occurs prior to the earlier of (i) the date upon which the last Program is awarded (whether to the Target Companies or otherwise), and (ii) October 31, 2019, then from and after Closing until October 31, 2019, Buyer shall use, and shall cause the Target Companies, to use commercially reasonable efforts to cause each Program to be awarded to the Target Companies. For purposes of this Section 2.5(a), “commercially reasonable efforts” shall require the applicable party to (and to cause its Affiliates and the Target Companies and the Business to) take actions and make decisions relating to a Program that are in the ordinary course of business of the Business and intended in good faith to maximize the benefit to the Business regardless of the Final Adjusted Purchase Price, and are not primarily intended to increase or decrease the payments of Final Adjusted Purchase Price to be received by the Sellers hereunder. In addition to the foregoing, (y) prior to Closing and with respect to any Program, the Sellers shall not enter into, offer or otherwise agree to a price for such Program that reflects a reduction of more than five hundred (500) basis points from the C2 margins set forth opposite such Program on Schedule 2.5(a) without the prior written consent of the Buyer, and (z) after Closing and with respect to any Program, the Buyer and the Target Companies, if applicable pursuant to the second sentence above, shall not enter into, offer or otherwise agree to a price for such Program that reflects an increase of more than five hundred (500) basis points from the C2 margins set forth opposite such Program on Schedule 2.5(a) without the prior written consent of JI.
(2)If, prior to the earlier of the Closing and, if Closing has not occurred, October 31, 2019, (i) a Program is awarded to a Person other than the Target Companies or Motus (or an Affiliate thereof, excluding the Target Companies), (ii) a Program is awarded to the Target Companies but the Sellers have not complied with their obligations under Section 2.5(a), or (iii) a Program is not awarded on or prior to October 31, 2019, then, in each case, the Sellers’ Closing Payment shall be reduced by the amount set forth opposite such Program (or Programs) on Schedule 2.5(a) (the “Program Reduction Amount”).

20762941.9

(3)If, after the Closing, (i) a Program is awarded to a third party other than the Target Companies or Motus (or an Affiliate thereof, excluding the Target Companies), or (ii) a Program is not awarded on or prior to October 31, 2019, then, in each case, the Buyer and Sellers shall promptly within five (5) Business Days execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release and pay to the Buyer from the Program Escrow Funds the Program Reduction Amount with respect to such Program. To the extent that, after the Closing and giving effect to the release of any Program Escrow Funds in the immediately preceding sentence, the aggregate Program Escrow Funds exceed the sum of the aggregate Program Reduction Amounts for all Programs that then remain unawarded, Buyer and Sellers shall promptly within five (5) Business Days following such award, execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release and pay to JI the amount of such excess from the Program Escrow Funds. For the avoidance of doubt, if a Program is awarded to a third party other than the Target Companies or Motus (of an Affiliate thereof, excluding the Target Companies) and the Buyer has not complied with its obligations under Section 2.5(a) with respect to such Program, then such Program shall be deemed to have been awarded to the Target Companies for purposes of this Section 2.5.
(4)Notwithstanding any provision of this Section 2.5 to the contrary, in no event shall the sum of all reductions made pursuant to Section 2.5(b) and the amounts released to the Buyer from Program Escrow Funds pursuant to Section 2.5(c) exceed Five Million Dollars (US$5,000,000).
Article III.Closing
i.Closing
.
(1)Subject to Section 9.1, the Closing shall be conducted telephonically and through the mutual exchange via electronic means, and to the extent required release, of executed copies of the Ancillary Agreements to be delivered at the Closing on the date that is three (3) Business Days following the date upon on which the last of the conditions set forth in this Article III has been satisfied or, in the case of Section 3.2, waived by the Buyer, or, in the case of Section 3.3, waived by JI (other than those conditions set forth in this Article III that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing), or at such other time or in such other manner as the Sellers and the Buyer shall mutually agree (such date of the Closing, “Closing Date”); provided, that except with the prior written consent of Motus and JI, the Closing, the Closing Date and the Effective Time shall not occur prior to August 30, 2019. The Closing of the transactions contemplated by this Agreement shall be deemed effective as of the Effective Time.

20762941.9

(2)The transfer of the Minority Janesville Mexico Securities and the Servicios Securities will be effectuated pursuant to individual short-form purchase and sale agreements in substantially the forms attached hereto as Exhibit 3.1(b) (each, a “Foreign Transfer Agreement”, and collectively, the “Foreign Transfer Agreements”). In the event of any conflicts between any Foreign Transfer Agreement and this Agreement, the terms of this Agreement shall control in all respects. The Sellers and the Buyer shall not, and shall cause their respective Affiliates not to, bring any claim for any cause of action or any other claim whatsoever under any Foreign Transfer Agreement. Each Seller (on behalf of itself and each of its Affiliates) irrevocably releases the Buyer (and each of its Affiliates) from any breach under any Foreign Transfer Agreement and hereby waives the right to bring any Proceeding against Buyer (and/or any Affiliate thereof) in connection with any breach thereunder, and each of the Buyers (on behalf of itself and each of its Affiliates) irrevocably releases each Seller (and each of its Affiliates) from any breach under any Foreign Transfer Agreement and hereby waives any right to bring any Proceeding against any Seller (and/or any Affiliate thereof) in connection with any breach thereunder.
ii.Conditions Precedent to the Buyer’s Obligations
. The obligations of the Buyer and its Affiliates to consummate the purchase of the JO Securities, the Janesville Securities, the Janesville Mexico Securities and the Servicios Securities and the other transactions contemplated by this Agreement are subject to the satisfaction as of the Closing (or waiver by the Buyer, in its sole discretion) of each of the following conditions:
(1)Except for the Selected Seller Representations, each of the warranties and representations of the Sellers set forth in this Agreement shall have been true and correct on and as of the date hereof and shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (and except that those warranties and representations which address matters as of or for a particular date or time period shall remain so true and correct only as of such date or for such time period), except, in each case, for such inaccuracies of warranties and representations which, individually or in the aggregate, do not constitute and could not reasonably be expected to have a Seller Material Adverse Effect. The Selected Seller Representations shall have been true and correct in all respects on and as of the date hereof and shall be true and correct in all respects on and as of the Closing Date as though made on and as of the Closing Date (and except that those Selected Seller Representations which address matters as of or for a particular date or time period shall remain so true and correct only as of such date or for such time period).
(2)The Sellers and their respective Affiliates (including the Target Companies) shall have performed and complied with, in all material respects, each of the respective covenants and other agreements of the Sellers contained in this Agreement (other than those covenants and agreements set forth in Section 6.4) required to be performed by them on or prior to the Closing Date.
(3)The Sellers shall have delivered to the Buyer a certificate dated the Closing Date and signed by the Sellers stating that the conditions set forth in Section 3.2(a) and Section 3.2(b), above, have been satisfied as of the Closing Date (the “Seller Closing Certificate”). The statements contained in the Seller Closing Certificate shall be a warranty of the Sellers which shall survive the Closing for the period provided in Article X, below.

20762941.9

(4)No Order (whether temporary, preliminary or permanent) by any Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated hereby shall have been issued and be continuing in effect, and no Legal Requirement shall have been enacted, issued, entered, promulgated or enforced by any Governmental Body that prohibits or makes illegal consummation of the transactions contemplated by this Agreement and shall continue to be in effect.
(5)There shall have been no Seller Material Adverse Effect.
(6)The Janesville Distribution shall have been completed.
(7)The Sellers shall have delivered to the Buyer each of the following:
(a)original stock certificates (as applicable) representing the JO Securities and the Janesville Securities duly endorsed in blank, and the Minority Janesville Mexico Securities duly endorsed in property (endoso en propiedad) in favor of Buyer Minority Purchaser, or such other good and sufficient instruments of transfer to vest in: (x) Buyer New BV2 all right, title and interest in and to the JO Securities; (y) Buyer US Newco all right, title and interest in and to the Janesville Securities; and (z) Buyer Minority Purchaser all right, title and interest in and to the Minority Janesville Mexico Securities;
(b)original of the entry in the Stock Registry Book (Libro de Registro de Acciones) of Janesville Mexico evidencing the transfer of the Minority Janesville Mexico Securities by JIH to the Buyer Minority Purchaser;
(c)original of the entry in the Partners’ Registry Book (Libro de Registro de Socios) of Servicios evidencing the transfer of the Servicios Securities by the Sellers to Buyer NewBV 2 and Buyer Minority Purchaser pursuant to the terms and conditions of this Agreement;

20762941.9

(d)an amendment to the Contribution Agreement by and between JI and JO dated March 31, 2019, which amendment assigns to JO the unregistered Intellectual Property used by or held for use in the Business and all proprietary material and fiber blends, formulae and processes used in or relating to the Business, including the Owned Intellectual Property and following software license agreements: (1) Factory Talk View ME Software, (2) FT View Studio for ME E Nsfw, (3) PanelView Accessory (serial numbers 2301099664 and 2301101086), (4) RSLogix 500 Standard Edition Software (serial numbers 1012044730, 10122490047, and 1012509384), (5) RSLogix 5000 Design and Config sfw, (6) RSLogix 5000 Mini Edition Software, (7) RSLogix 5000 Standard Edition Software, (8) RSLogix Architect Software, (9) RSLogix Emulate 5000, (10) RSNetworx For Controlnet, (11) RSNetworx For DeviceNet, (12) RSNetworx For Ethernet/Ip, (13) Studio 5000 Professional Edition EN S/W, (14) Studio 5000 Software, (15) Studio 5000 ver 31 (serial numbers 1203161349 and 1203194644), (16) SiemensNX, (17) Campfire, (18) Auto CAD, (19) Solidwords, and (20) Catia. The amendment will also assign the following Intellectual Property to JO effective on or before the applicable End Date with respect to Schedule A –Transition Services – Information Technology of the TSA: (A) Spinfire CAD; (B) Microsoft Dynamics; and (C) AIM.
(e)duly executed resignations of such officers and directors of JO and Janesville as the Buyer shall have requested in writing to the Sellers not less than five (5) Business Days prior to the Closing Date;
(f)original corporate books of Janesville Mexico and Servicios;
(g)constructive possession of the Records of the Target Companies;
(h)a certificate of status or good standing for each of JO and Janesville issued by the appropriate Governmental Body;
(i)a certificate from an officer of each Seller, in a form reasonably satisfactory to the Buyer, setting forth the resolutions of the board of directors or other governing body, as applicable, of each Seller authorizing the execution of this Agreement and all Ancillary Agreements to which each Seller is a party and taking of all actions deemed necessary or advisable to consummate the transactions contemplated herein and therein;
(j)a certificate from an officer of JO, in a form reasonably satisfactory to the Buyer, setting forth the resolutions of the board of directors or other governing body, as applicable, of JO waiving the right to purchase the Minority Janesville Mexico Securities from JIH pursuant to the by-laws of Janesville Mexico and authorizing the sale of the Minority Janesville Mexico Securities pursuant to this Agreement and all Ancillary Agreements to which JIH is a party and taking of all actions deemed necessary or advisable by JIH to consummate the sale of the Minority Janesville Mexico Securities by JIH as contemplated herein and therein;

20762941.9

(k)a certificate from an officer of each Target Company, in a form reasonably satisfactory to the Buyer, attaching and certifying as to the Organizational Documents of each Target Company, as appropriate, and setting forth the resolutions of the manager, board of directors or other governing body, as applicable, of each Target Company authorizing the execution of all Ancillary Agreements to which each Target Company is a party and the taking of all actions deemed necessary or advisable to consummate the transactions contemplated therein;
(l)the Escrow Agreement, duly executed by JI;
(m)duly executed release and termination documents from each holder of Closing Indebtedness identified on the Estimated Closing Statement (and from the applicable agent and/or lenders under the Credit Agreements and other loan documents related thereto) evidencing that (i) any Guarantee by the Target Companies under the Credit Agreements (or the other loan documents related thereto) and all other obligations of the Target Companies thereunder shall be terminated and released and have no force or effect effective as of the Closing Date, and (ii) any Lien (including the Satisfied Liens) on the Subject Securities and any property or asset of the Target Companies created under the Credit Agreements (or the other loan and security documents related thereto) shall be terminated and released as of the Closing Date, and the agent thereunder shall have provided such termination and release instruments and other agreements as may be necessary to give effect to the termination and release of any such Lien and the release of the Target Companies from any obligations under the Credit Agreement and the other loan documents related thereto (including without limitation any Guarantee) on the Closing Date, together with an agreement to provide such other Contracts as may be necessary to give effect to such release and termination, each in form and substance substantially similar to the forms attached as Exhibit 3.2(g)(xiii) (as shall be updated, modified or supplemented to list all applicable Liens, Guaranties and other obligations and to complete, modify or supplement all applicable exhibits and schedules attached thereto in a manner reasonably acceptable to the Buyer);
(n)a certificate of non-foreign status complying with the Treasury Regulations promulgated under Section 1445 of the Code from JI;
(o)the Foreign Transfer Agreements, duly executed by JIH, JO and JI, as applicable;

20762941.9

(p)(1) duly executed partners’ meeting minutes of Servicios dated prior to the Closing unanimously approving the transfer of the Servicios Securities by the Sellers to the Buyer pursuant to the terms and conditions hereof and admitting the Buyer and Buyer Minority Purchaser as partners; (2) duly executed consent of the shareholders of Janesville Mexico dated prior to the Closing unanimously approving the transfer of the Janesville Minority Shares to Buyer Minority Purchaser pursuant to the terms and conditions hereof;
(q)a duly executed counterpart to the transition services agreement, in the form attached hereto as Exhibit 3.2(g)(xvii) (the “TSA”), duly executed by JI; and
(r)an amendment and restatement to: (1) the services agreement between Servicios and Jason DM S. de R. L. de C.V.; and (2) the services agreement between Servicios and Jacksonlea de Mexico, S. De R. L. de C.V., in each case, in the form attached hereto as Exhibit 3.2(g)(xviii) (collectively, the “Servicios Services Agreements”), duly executed by Jason DM S. de R. L. de C.V. and Jacksonlea de Mexico, S. De R. L. de C.V., as applicable.
In the event that any of the foregoing conditions to the Closing shall not have been satisfied as of the Closing Date and the Buyer elects to consummate the transactions described herein despite such failure, the Buyer shall be deemed to have fully waived the satisfaction of such conditions.
iii.Conditions Precedent to the Sellers’ Obligations
. The obligations of the Sellers to consummate the sale of the JO Securities, the Janesville Securities, the Janesville Mexico Securities and the Servicios Securities (as applicable) and the other transactions contemplated by this Agreement are subject to the satisfaction as of the Closing (or waiver by the Sellers, in their sole discretion) of each of the following conditions:
(1)Each of the warranties and representations of the Buyer set forth in this Agreement shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (and except that those warranties and representations which address matters as of or for a particular date or time period shall remain so true and correct only as of such date or for such time period), except for any such failure to be true and correct as would not have a Buyer Material Adverse Effect.
(2)The Buyer shall have performed and complied with, in all material respects, each of the covenants and other agreements of the Buyer contained in this Agreement required to be performed by the Buyer on or prior to the Closing Date.
(3)The Buyer shall have delivered to the Sellers a certificate dated the Closing Date and signed by the Buyer stating that each of the conditions set forth in Section 3.3(a) and Section 3.3(b), above, has been satisfied as of the Closing Date (the “Buyer Closing Certificate”). The statements contained in such certificate shall be a warranty of the Buyer which shall survive the Closing for the period provided in Article X, below.

20762941.9

(4)No Order (whether temporary, preliminary or permanent) by any Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated hereby shall have been issued and be continuing in effect, and no Legal Requirement shall have been enacted, issued, entered, promulgated or enforced by any Governmental Body that prohibits or makes illegal consummation of the transactions contemplated by this Agreement and shall continue to be in effect.
(5)The Buyer shall have delivered to the Sellers each of the following:
(a)the Sellers’ Closing Payment in the manner specified in Section 2.3(b)(i), above;
(b)a certificate from an officer of each of the Buyer New BV2, Buyer Minority Purchaser, Buyer US Newco and Motus, in a form reasonably satisfactory to the Sellers, setting forth the resolutions of the manager, board of directors or other governing body, as applicable, of each of the Buyer New BV2, Buyer Minority Purchaser, Buyer US Newco and Motus,, as applicable, authorizing the execution of this Agreement and all Ancillary Agreements to which Buyer New BV2, Buyer Minority Purchaser, Buyer US Newco and Motus, as applicable, are a party and the taking of all actions deemed necessary or advisable to consummate the transactions contemplated herein and therein;
(c)the Escrow Agreement duly executed by the Buyer and the Escrow Agent;
(d)duly executed shareholders or members’ meeting minutes, as applicable, acknowledging the revocation of appointment of such officers and directors of Janesville Mexico and Servicios effective as of the Effective Time;
(e)the Foreign Transfer Agreements, duly executed by the Buyer New BV2 and Buyer Minority Purchaser, as applicable;
(f)the TSA, duly executed by the Buyer; and
(g)the Servicios Services Agreements, duly executed by Servicios (as owned and controlled, collectively, by the Buyer).
In the event that any of the foregoing conditions to the Closing shall not have been satisfied as of the Closing Date and the Sellers elect to consummate the transactions described herein despite such failure, the Sellers shall be deemed to have fully waived the satisfaction of such conditions.
Article IV.Warranties and Representations of the Sellers

20762941.9

As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, except as set forth in the Disclosure Schedules, the Sellers hereby, jointly and severally, warrant and represent to the Buyer the following as of the date hereof and as of the Closing Date (except those representations and warranties which address matters as of or for a particular date or time period, which statements shall be true and correct only as of such date or for such time period), which warranties and representations shall survive the Closing for the periods, and subject to the limitations, set forth in Article X:
i.Authority
. Each Seller has all requisite power and authority to enter into this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been (and at or prior to the Closing each Ancillary Agreement to which any Seller is a party will be) duly and validly executed and delivered by such Seller, and this Agreement constitutes (and each Ancillary Agreement to which it is a party will constitute) the legal, valid and binding obligations of such Seller, and is (and will be) Enforceable.
ii.No Conflict
.
(1)Neither execution, delivery and performance by each Seller of this Agreement and each Ancillary Agreement to which it is a party, nor the consummation by each Seller of the transactions contemplated hereby or thereby, will (i) contravene, conflict with or result in a violation of or default under any provision of the Organizational Documents of any Target Company or any Seller, (ii) contravene, conflict with or result in a violation of, or default under, any Legal Requirement or any Order to which the Sellers, the Subject Securities or any Target Company (or any asset, right or property of the Target Companies) is bound or subject, (iii) violate or conflict with, in any material respect, or result in a material default under, or give any Person the right to exercise any material remedy under, to accelerate the maturity or performance of, or to cancel, terminate or materially modify, any Material Contract, or (iv) result in the imposition or creation of any Lien upon, or with respect to, the Subject Securities or any of the assets owned, leased or licensed by any Target Company.
(2)No action, consent, approval, Order or authorization of, or registration, declaration, notice to or filing with, any Person is required to be obtained or made by the Sellers, any Target Company or any of their respective Affiliates in connection with the execution, delivery or performance of this Agreement or the Ancillary Agreements or the consummation by the Sellers of any of the transactions contemplated hereby or thereby.
iii.Restrictions on Transfer
. There are no voting trust agreements, powers of attorney, shareholder agreements, proxies or any other Contracts to which any Target Company is a party or by which any Target

20762941.9

Company or any of the Sellers is bound or subject relating to the sale, transfer, pledge, hypothecation, voting, registration, acquisition, distribution or disposition of any of the Subject Securities or otherwise granting any Person any right in respect of the Subject Securities. There are no existing Liens or other restrictions on the sale, assignment, transfer or conveyance of any Subject Securities.
iv.Corporate Matters
.
(1)JO is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio and has the power and authority to own or lease its properties and assets as and where currently located and to carry on all of its business activities currently conducted. JO is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification necessary, except where the lack of such qualification or good standing would not have a Seller Material Adverse Effect.
(2)Janesville is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own or lease its properties and assets as and where currently located and to carry on all of its business activities currently conducted. Janesville is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification necessary, except where the lack of such qualification or good standing would not have a Seller Material Adverse Effect.
(3)Janesville Mexico is a sociedad anónima de capital variable duly established and existing under the laws of Mexico, and has the power and authority to own or lease its properties and assets as and where currently located and to carry on all of its business activities currently conducted. Janesville Mexico is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification necessary, except where the lack of such qualification would not have a Seller Material Adverse Effect.
(4)Servicios is a sociedad de responsabilidad limitada de capital variable duly established and existing under the laws of Mexico, and has the power and authority to provide services, own or lease its properties and assets as and where currently located and to carry on all of its business activities currently conducted. Servicios is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification necessary, except where the lack of such qualification would not have a Seller Material Adverse Effect.

20762941.9

v.Documentation. The stock register of each Target Company has been made available for inspection by the Buyer and its Representatives, and is true, correct and complete in all material respects. The Company has made available to the Buyer accurate and complete copies of the Organizational Documents of each Target Company, and no Target Company is in violation or breach of its Organizational Documents. The Records of the Target Companies are correct and complete in all material respects and have been maintained in accordance with sound business practices. To the Knowledge of the Sellers, any fictitious name, d/b/a or other assumed name used by the Target Companies is properly registered in any state or other jurisdiction wherein such registration is required.
vi.Capitalization; Title to Subject Securities
.
(1)The authorized, issued and outstanding Capital Stock of JO consists of one hundred (100) units (the “JO Securities”). All of the JO Securities are owned beneficially and of record by JI, and JI has, and at the Closing will deliver, to the Buyer New BV2 good, valid and marketable title to the JO Securities, free and clear of all Liens. The JO Securities constitute all of the issued and outstanding Capital Stock or other securities of JO. All of the issued and outstanding Capital Stock of JO has been duly authorized and validly issued and is fully paid. None of the issued and outstanding Capital Stock of JO was issued in violation or breach of the Organizational Documents of JO, any Legal Requirement, any Order, any Contract or any preemptive rights or similar rights of any Person. Except as set forth on Schedule 4.6, there are no authorized, issued or outstanding (i) warrants, options, subscriptions, puts, calls, convertible securities, stock appreciation, phantom stock, profit participation or similar rights, Contracts or other commitments any character relating to the Capital Stock or other securities of JO, (ii) obligations to issue, sell, repurchase, redeem, exchange or otherwise transfer any Capital Stock or other securities of JO or pursuant to which JO is or may become obligated to issue or sell any Capital Stock of JO.

20762941.9

(2)The authorized, issued and outstanding Capital Stock of Janesville consists of one hundred (100) units (the “Janesville Securities”). As of the date hereof, all of the Janesville Securities are owned beneficially and of record by JO, and JO has good, valid and marketable title to the Janesville Securities, free and clear of all Liens. As of the Closing, all of the Janesville Securities will be owned beneficially and of record by JI, and JI will have good, valid and marketable title to the Janesville Securities, free and clear of all Liens. The Janesville Securities constitute all of the issued and outstanding Capital Stock or other securities of Janesville. All of the issued and outstanding Capital Stock of Janesville was duly authorized and validly issued and is fully paid. None of the issued and outstanding Capital Stock of Janesville was issued in violation of the Organizational Documents of Janesville, any Legal Requirement, any Order, any Contract or any preemptive rights or similar rights of any Person. Except as set forth on Schedule 4.6, there are no authorized, issued or outstanding (i) warrants, options, subscriptions, puts, calls, convertible securities, stock appreciation, phantom stock, profit participation or similar rights, Contracts or other commitments any character relating to the Capital Stock or other securities of Janesville, (ii) obligations to issue, sell, repurchase, redeem, exchange or otherwise transfer any Capital Stock or other securities of Janesville or pursuant to which Janesville is or may become obligated to issue or sell any Capital Stock or other securities of Janesville.
(3)The authorized, issued and outstanding Capital Stock of Janesville Mexico consists of: (i) forty-six thousand (46,000) Series “A” shares, each with a face value of MX$1.00 (one Peso) for an aggregate of MX$46,000 (forty six thousand Pesos), each share having the right to one vote, representative of the fixed minimum corporate capital of Janesville Mexico; (ii) four million twelve thousand nine hundred thirty-three (4,012,933) Series “B” shares, each with a face value of MX$1.00 (one Peso) for an aggregate of MX$4,012,933 (four million twelve thousand nine hundred thirty three Pesos), each share having the right to one vote, representative of the variable corporate capital of Janesville Mexico ((i) and (ii) collectively, the “Majority Janesville Mexico Securities”); (iii) one tenth percent (0.1%) of the issued and outstanding Capital Stock of Janesville Mexico, consisting of four thousand (4,000) Series “A” shares, with a face value of MX$4,000 (four thousand Pesos), and with 4,000 (four thousand) votes, representative of the fixed minimum corporate capital of Janesville Mexico (the “Minority Janesville Mexico Securities”, and with the Majority Janesville Mexico Securities, collectively, the “Janesville Mexico Securities”). All of the Majority Janesville Mexico Securities are owned beneficially and of record by JO, and all of the Minority Janesville Mexico Securities are owned beneficially and of record by JIH. JO has, and at the Closing will have, good, valid and marketable title to the Majority Janesville Mexico Securities, free and clear of all Liens. JIH has, and at the Closing will deliver, to the Buyer Minority Purchaser good, valid and marketable title to the Minority Janesville Mexico Securities, free and clear of all Liens. The Janesville Mexico Securities constitute all of the issued and outstanding Capital Stock or other securities of Janesville Mexico. All of the issued and outstanding Capital Stock of Janesville Mexico was duly authorized and validly issued and is fully paid and non-assessable. None of the issued and outstanding Capital Stock of Janesville Mexico was issued in violation or breach of the Organizational Documents of Janesville Mexico, any Legal Requirement, any Order, any Contract or any preemptive rights or similar rights of any Person. Except as set forth on Schedule 4.6, there are no authorized, issued or outstanding (i) warrants, options, subscriptions, puts, calls, convertible securities, stock appreciation, phantom stock, profit participation or similar rights, Contracts or other commitments any character relating to the Capital Stock or other securities of Janesville Mexico, (ii) obligations to issue, sell, repurchase, redeem, exchange or otherwise transfer any Capital Stock or other securities of Janesville Mexico or pursuant to which Janesville Mexico is or may become obligated to issue or sell any Capital Stock of Janesville Mexico.

20762941.9

(4)The authorized, issued and outstanding Capital Stock of Servicios consists of: (i) one membership interest, with an aggregate contribution value of MX$2,999.00 (two thousand nine hundred and ninety nine Pesos) (the “Majority Servicios Securities”); one (1) membership interest, with an aggregate contribution value of MX$1.00 (one Peso) (the “Minority Servicios Securities”, and together with the Majority Servicios Securities, collectively, the “Servicios Securities”). All of the Majority Servicios Securities are owned beneficially and of record by JI, and all of the Minority Janesville Mexico Securities are owned beneficially and of record by JIH. JI has, and at the Closing will deliver, to the Buyer New BV2 good, valid and marketable title to the Majority Servicios Securities, free and clear of all Liens. JIH has, and at the Closing will deliver, to the Buyer Minority Purchaser good, valid and marketable title to the Minority Servicios Securities, free and clear of all Liens. The Servicios Securities constitute all of the issued and outstanding Capital Stock or other securities of Servicios. All of the issued and outstanding Capital Stock of Servicios was duly authorized and validly issued and is fully paid and non-assessable. None of the issued and outstanding Capital Stock of Servicios was issued in violation or breach of the Organizational Documents of Servicios, any Legal Requirement, any Order, any Contract or any preemptive rights or similar rights of any Person. Except as set forth on Schedule 4.6, there are no authorized, issued or outstanding (i) warrants, options, subscriptions, puts, calls, convertible securities, stock appreciation, phantom stock, profit participation or similar rights, Contracts or other commitments of any character relating to the Capital Stock or other securities of Servicios, (ii) obligations to issue, sell, repurchase, redeem, exchange or otherwise transfer any Capital Stock or other securities of Servicios Securities or pursuant to which JI or JIH is or may become obligated to issue or sell any Capital Stock of Servicios.
vii.Subsidiaries; Obligations. Except for Janesville, which is a wholly-owned Subsidiary of JO, and JO’s ownership of the Majority Janesville Mexico Securities, no Target Company has a Subsidiary. No Target Company has any outstanding obligation or commitment to purchase the Capital Stock of, or make capital contributions or loans to, any other Person.
viii.Title to Assets
.
(1)The Target Companies have, and immediately following the Closing will have, good title to or, in the case of tangible personal property held or used under a lease or any other Contract, a valid and Enforceable right to use, all of the material tangible personal properties and assets (“Personal Property”) used in and necessary for the conduct of the Business and the Target Companies in the ordinary course of business as presently conducted, free and clear of all Liens, other than Permitted Liens, Satisfied Liens and Liens caused by the Buyer’s credit facilities or other actions by Buyer causing the Liens to exist. Immediately following Closing, except as set forth on Schedule 4.2, Schedule 4.14(a)(xvii) and Schedule 4.26, Target Companies will hold all such assets, rights, interests and properties (tangible or intangible) that are necessary or sufficient to operate the Business in the ordinary course of business consistent with the manner in which the Business was conducted by JI and its Affiliates (including the Target Companies) prior to the date of this Agreement; provided, Sellers make no warranty in this sentence regarding the title, validity or Enforceable rights to use, or the condition of, such assets, rights, interests and properties.

20762941.9

(2)Schedule 4.8(b) sets forth a list of each Contract pursuant to which the Target Companies lease an item of Personal Property that involves annual payments in excess of Five Hundred Thousand Dollars (US$500,000) (whether capital, operating or otherwise, the “Personal Property Leases”). The Sellers and/or the Target Companies have made available to the Buyer prior to the date hereof, true, correct and complete copies of the Personal Property Leases.
(3)The Personal Property, taken as a whole, (i) is in good operating condition and repair, ordinary wear and tear excepted, (ii) is adequate for the purposes for which is currently being used, and (iii) is sufficient for the continued conduct of the Business after Closing in the same manner as currently conducted.
ix.Real Property
.
(1)Schedule 4.9(a) lists each Real Property Lease. The Sellers have delivered or made available to Buyer complete and accurate copies of each of the Real Property Leases described on Schedule 4.9(a), and none of such Real Property Leases have been modified, except to the extent that such modifications are disclosed by the copies delivered or made available to Buyer. Each Real Property Lease is in full force and effect against the applicable Target Company, and, to the Knowledge of the Sellers, each other party thereto. Each Real Property Lease is the valid and legally binding obligation of the applicable Target Company. No Target Company, nor to the Knowledge of the Sellers, any other party to a Real Property Lease, is in material default under any Real Property Lease. No written notice of default under any Real Property Lease has been sent or received by any Target Company that is not currently resolved. No condition exists which, but for the giving of notice or the passage of time, or both, would constitute a default by any Target Company or, to the Knowledge of the Sellers, any other party pursuant to any Real Property Lease. No pending Proceeding or Order exists against any Target Company or, to the Knowledge of the Sellers, any other Person, which would require the repair, alteration or correction of any existing condition of any portion of any Leased Real Property. No Target Company has received any written notice from any Governmental Body that any of the improvements on the Leased Real Property or any Target Company’s use of the Leased Real Property violates any use or occupancy restrictions, any covenant of record or any zoning or building Legal Requirement (except that, notwithstanding the foregoing, all representations and warranties regarding compliance with Environmental Laws shall be governed solely by Section 4.18, below). All of the Leased Real Property has access to a public road and to all utilities necessary for the operation of the Business as currently conducted. With respect to each Real Property Lease set forth or required to be set forth on Schedule 4.9(a):
(a)any Target Company’s possession and quiet enjoyment of the Leased Real Property under such Real Property Lease has not been disturbed by the landlord under such Real Property Lease;

20762941.9

(b)to the Knowledge of the Sellers, no security deposit or portion thereof deposited with respect to such Real Property Lease has been applied in respect of a breach or default under such Real Property Lease which has not been redeposited in full;
(c)the Target Companies do not owe, and the Target Companies will not owe in the future, any brokerage commissions or finder’s fees with respect to such Real Property Lease based upon actions taken by any of the Target Companies prior to Closing;
(d)the other party to such Real Property Lease is not an Affiliate of any Target Company;
(e)the Target Companies have not granted a leasehold mortgage with respect to any Real Property Lease; and
(f)the Target Companies do not sublease, license or otherwise grant any Person the right to use or occupy such Leased Real Property or any portion thereof.
(2)Schedule 4.9(b) lists all of the real property owned by any Target Company (the “Owned Real Property”). No pending Proceedings or Orders exist against any Target Company or, to the Knowledge of the Sellers, any other Person, which would require any material repair, alteration or correction of any existing condition of any portion of any Owned Real Property. No Target Company has received any written notice from any Governmental Body that any of the improvements on the Owned Real Property or the use of the Owned Real Property by any Target Company violates any use or occupancy restrictions, any covenant of record or any zoning or building Legal Requirement (except that, notwithstanding the foregoing, all representations and warranties regarding compliance with Environmental Laws shall be governed solely by Section 4.18, below). All of the Owned Real Property has access to a public road and to all utilities necessary for the operation of the Business as currently conducted. No Target Company is a lessor, sublessor or grantor under any lease, sublease, consent, license or other instrument granting to another Person any right to the possession, use, occupancy or enjoyment of the Owned Real Property. The Target Companies have not granted a fee mortgage with respect to any of the Owned Real Property.
(3)To the Knowledge of the Sellers, all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, located on, attached to and included in the Leased Real Property or the Owned Real Property (the “Improvements”) are in good condition and repair (normal wear and tear excepted) and sufficient for the operation and occupancy of the business of the relevant Target Company in the ordinary course of its business. To the Knowledge of the Sellers, there are no material structural deficiencies affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, materially interfere with the use or occupancy of the Improvements or any portion thereof in the operation of the business of the Target Companies.

20762941.9

x.Proceedings; Orders
.
(1)There is no Proceeding pending or, to the Knowledge of the Sellers, threatened in a writing delivered to any Target Company against any Target Company. No Target Company is subject to any Order materially affecting the properties, assets, personnel or business activities of any Target Company.
(2)There is no Proceeding pending or, to the Knowledge of the Sellers, threatened in writing against the Sellers which would impair the ability of the Sellers to consummate the sale of the JO Securities, the Minority Janesville Mexico Securities or the Servicios Securities or the other transactions contemplated by this Agreement or the Ancillary Agreements to which any of the Sellers is a party. The Sellers are not subject to any Order that is material and relates to the Subject Securities.
xi.Intellectual Property; Privacy
.
(1)Schedule 4.11(a) lists all of the following Owned Intellectual Property: (i) all United States and foreign issued design patents and utility patents and all pending applications therefor, (ii) all registered Trademarks and Trademark applications, (iii) all registered copyrights and pending copyright registration applications and all renewals and extensions, (iv) all material unregistered Software, and (v) all domain name registrations, including (x) the jurisdictions in which each such item of Owned Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed, as applicable; (y) the registration or application date, as applicable, for each such item of Owned Intellectual Property; and (z) the record owner of each such item of Owned Intellectual Property. All of the issued, registered and applied-for Owned Intellectual Property listed on Schedule 4.11(a) is valid and enforceable and has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. No loss or expiration of any Owned Intellectual Property is threatened, pending or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by any of the Target Companies, including failure by any of the Target Companies to pay any required maintenance fees).

20762941.9

(2)The Target Companies have taken commercially reasonable measures to protect the confidentiality of all trade secrets and confidential information of the Target Companies and the confidential information owned by any Person to whom any of the Target Companies has a confidentiality obligation. No current or former employee, contractor or consultant of any of the Target Companies or any of their Affiliates has any right, title or interest in whole or in part, in any Owned Intellectual Property. The Target Companies have obtained from all Persons who have created any Owned Intellectual Property (i) valid and enforceable written assignments of such Owned Intellectual Property to a Target Company, and the Target Companies have delivered to the Buyer a true and complete copy of the form Contract used by the Sellers and the Target Companies in connection therewith, or (ii) an automatic transfer of ownership to such Owned Intellectual Property pursuant to applicable Legal Requirements. To the Knowledge of the Sellers, no Person is in violation of any such written confidentiality or assignment agreements. No facilities, funding or personnel of any Governmental Body, university or other educational institution or research group has been used in connection with the development of any Owned Intellectual Property, and no Governmental Body, university or other educational institution or research group has any right, title or interest in or to any Owned Intellectual Property.
(3)Schedule 4.11(c) lists all Licenses (excluding (i) shrink-wrap, click-wrap, click-through or other similar licenses with respect to off-the-shelf or generally available personal computer software having a replacement cost of less than Fifty Thousand Dollars (US$50,000), and (ii) non-exclusive licenses granted to customers by any Target Company in the ordinary course of business consistent with past practice).
(4)Collectively, the Target Companies exclusively own all Owned Intellectual Property free and clear of all Liens (other than Permitted Liens), and have a valid and enforceable written license or other right to use all other Intellectual Property used by the Target Companies or that is necessary for the Target Companies to conduct the Business as presently conducted.
(5)During the five (5) year period immediately preceding the Closing Date, (i) no Target Company nor any former or current product or service of (including the manufacture, importation, use, offer for sale, sale distribution or other exploitation thereof), or operation of, the Business has infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any third party, and (ii) no Target Company has received any written charge, complaint, claim or notice (including an offer to license) alleging any such infringement, misappropriation or violation. There is no pending Proceeding, and in the last five (5) years there has been no claim asserted or threatened against any of the Target Companies that (i) alleges any such claim of infringement, misappropriation or other violation of any Intellectual Property rights of any Person or (ii) challenges the ownership, use, patentability, registration, validity or enforceability of any Owned Intellectual Property. No Person has notified any of the Target Companies in writing that any of such Person’s Intellectual Property rights are infringed, misappropriated or otherwise violated by the Target Companies or any Target Company requires a license to any of such Person’s Intellectual Property rights. To the Knowledge of the Sellers, there is no actual unauthorized use, interference, disclosure, infringement, misappropriation or other violation by any Person of any of the Owned Intellectual Property, and no written claims alleging such infringement, misappropriation or other violation have been made against during the past three (3) years against any Person by any of the Target Companies.

20762941.9

(6)The IT Assets are operational and sufficient in all material respects for the current needs of the Business. The Target Companies have maintained in the ordinary course of business all required licenses, including the purchase of a sufficient number of license seats for all Software, with respect to the IT Assets. The IT Assets have not suffered any material failure within the past five (5) years.
(7)Except as provided in Schedule 4.11(g), the Target Companies have not experienced any Security Breaches or material Security Incidents, and the Target Companies have not received any written (or the Knowledge of Sellers, oral) notices or complaints from any Person regarding such a Security Breach or material Security Incident. No Target Company has received any written (or to the Knowledge of Sellers, oral) complaints, claims, demands, inquiries or other written (or the Knowledge of Sellers, oral) notices, including, without limitation, a notice of investigation, from any Person (including any Governmental Body or self-regulatory authority) regarding the Target Companies’ Processing of Personal Information or compliance with applicable Privacy and Security Requirements.
(8)Each Target Company is, and since January 1, 2016, has been, in compliance in all material respects with all applicable Privacy and Security Requirements. The Target Companies have delivered to Buyer true, correct and complete copies of all Privacy Policies and Privacy Contracts. The Target Companies have implemented Privacy Policies as required by applicable Privacy and Security Requirements, and the Target Companies are in compliance in all material respects with all such Privacy Policies. The Target Companies have a valid and legal right (whether contractually, by law or otherwise) to Process all Personal Information in connection with the use and/or operation of its products, services and business.
(9)The Target Companies have implemented commercially reasonable physical, technical and administrative safeguards, consistent with industry standards, designed to protect Personal Information in their possession or control from unauthorized access by any Person, including any Target Company’s employees and contractors, and which comply in all material respects with all applicable Privacy and Security Requirements. The Target Companies maintain commercially reasonable data back-ups and/or disaster recovery procedures or plans. The Target Companies require all third parties that have access to or receive Personal Information from any Target Company to agree to comply with all applicable Privacy and Security Requirements, and use commercially reasonable safeguards designed to protect Personal Information from unauthorized Processing.
(10)The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any applicable Privacy and Security Requirements or materially impair or limit any Target Company’s rights to own or Process any Personal Information currently used in the operation of the business of any Target Company.
xii.Financial Statements.

20762941.9

(1)Attached to Schedule 4.12(a)(i) are correct and complete copies of the following financial statements (collectively, the “Consolidated Financial Statements”): (i) the consolidated unaudited balance sheet of the Business as of December 31, 2017 and 2018, and the related statements of income for each of the fiscal years then ended; and (ii) the consolidated unaudited balance sheet of the Business as of June 28, 2019, and the related statements of income for the six (6) month period then ended. The Consolidated Financial Statements (x) present fairly the financial position and results of operations of the Business as of and for the periods ended on the dates designated therein, all in accordance with U.S. GAAP, except as set forth on Schedule 4.12(a)(ii), (y) were prepared from the Records of the Business and in accordance with U.S. GAAP consistently applied throughout the periods involved, except as set forth on Schedule 4.12(a)(ii); and (z) were prepared from, and are consistent in all material respects with, the financial statements prepared and used by the Business (and the Sellers and their Affiliates) in the ordinary course of business prior to the date of this Agreement in managing the Business and measuring and reporting the Business’ operating results.
(2)Attached to Schedule 4.12(b) are correct and complete copies of the following financial statements (collectively, the “Mexico Financial Statements”): (i) the audited balance sheet of Janesville Mexico as of December 31, 2017 and 2018, and the related statements of income and cash flows for each of the fiscal years then ended; (ii) the audited balance sheet of Servicios as of December 31, 2017 and 2018, and the related statements of income and cash flows for each of the fiscal years then ended; (iii) the unaudited balance sheet of Janesville Mexico as of June 28, 2019, and the related statement of income for the six (6) month period then ended; and (iv) the unaudited balance sheet of Servicios as of July 31, 2019, and the related statement of income for the seven (7) month period then ended. The Mexico Financial Statements (x) present fairly the financial position and results of operations of Janesville Mexico and Servicios, as applicable, as of and for the periods ended on the dates designated therein, all in accordance with Mexico NIFs, (y) were prepared from the Records of Janesville Mexico and Servicios, as applicable, and in accordance with Mexico NIFs consistently applied throughout the periods involved; and (z) were prepared from, and are consistent in all material respects with, the financial statements prepared and used by the Business (and the Sellers and their Affiliates) in the ordinary course of business prior to the date of this Agreement in managing Janesville Mexico and Servicios, as applicable, and measuring and reporting Janesville Mexico’s and Servicios’, as applicable, operating results.
(3)Except as set forth in the Disclosure Schedules, the Business does not have any liability, other than (i) liabilities reflected or reserved against in the Consolidated Financial Statements or the Mexico Financial Statements, as applicable, (ii) incurred in the ordinary course of business since June 28, 2019 (none of which is a liability for breach of Contract, breach of warranty, tort, infringement or violation of any material Legal Requirement or resulting from any Proceeding), (iii) incurred in connection with the transactions contemplated by this Agreement that constitute Seller Transaction Expenses, and (iv) the Excluded Liabilities.

20762941.9

(4)All accounts receivable of the Target Companies (a) arose from bona fide sale transactions solely with customers who are not Affiliates of the Target Companies in the ordinary course of business, (b) reflect credit terms that are consistent with the past practices of the Target Companies, (c) are collectible, net of reserves maintained for uncollectible accounts, and are not subject to refunds or adjustments, valid defenses, set-offs or counterclaims (other than returns in the ordinary course of business), and (d) to the Company’s Knowledge, will be collected in full, net of applicable reserves, when due. Except as set forth on Schedule 4.12(d), as of the Closing, there is: (w) no account debtor or note debtor of any Target Company delinquent in its payment by more than ninety (90) days in excess of Twenty Five Thousand Dollars (US$25,000); (x) no account debtor or note debtor that has refused or threatened in writing to refuse to pay its obligations to any Target Company in an amount in excess of Twenty Five Thousand Dollars (US$25,000); (y) to the Company’s Knowledge, no account debtor or note debtor of any Target Company that is insolvent or bankrupt; and (z) no account receivables of any Target Company that has been pledged to any third party by any Target Company.
(5)As of the Closing, except as set forth on Schedule 4.12(e), (a) all accounts payable of the Target Companies to third parties represent valid and bona fide transactions made in the ordinary course of business, all of which relate solely to goods or services provided to a Target Company, and none of which relate to third parties who are also Affiliates of any Target Company, and (b) no account payable is past due according to its terms by more than thirty (30) calendar days, except those contested in good faith and disclosed on Schedule 4.12(e).
(6)As of the Closing, all inventory of the Business is owned and held by the Target Companies and is of a quantity and quality usable and salable in the ordinary course of business, except for obsolete, defective, damaged or slow moving inventory that has been written down to net realizable value in the ordinary course of business. As of the Closing, except as set forth on Schedule 4.12(f), no inventory of the Business or the Target Companies is subject to any consignment, bailment, warehousing or other similar Contract.
xiii.Taxes
.
(1)All income and other material Returns with respect to the Target Companies due prior to the date hereof have been timely and properly filed. All such material Returns were true, correct and complete in all material respects. All material Taxes due and payable by the Target Companies prior to the Closing have been, or will have been, paid in full prior to the Closing or accrued as a Current Liability in the Final Closing Working Capital Amount.

20762941.9

(2)No Return or liability for Taxes of the Target Companies is currently, or threatened in writing to be, the subject of an audit or other Proceeding by any Tax authority. No Target Company (nor a Seller as a result of its ownership of any Target Company) has received in the past five (5) years a written notice from any Governmental Body that any Target Company (or a Seller as a result of its ownership of any Target Company) is required to pay Taxes or file Returns in a jurisdiction in which a Target Company (or each Seller as a result of its ownership of any Target Company) does not file Returns or pay Taxes.
(3)No Tax Liens have been filed against the assets of any Target Company, other than Permitted Liens. No Target Company is currently the beneficiary of any extension of time within which to file any material Return.
(4)No Target Company is participating or has participated in a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b).
(5)No Target Company has waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which extension is still in effect. Neither the Seller nor any Target Company has a request for a private letter ruling, a request for administrative relief, a request for technical advice, or other request pending with any Governmental Body that relates to the Taxes or Returns of any Target Company. No Target Company (nor the Sellers in connection with their ownership of any Target Company) has commenced a voluntary disclosure proceeding relating to the Taxes in any state or local or non-U.S. jurisdiction that has not been fully resolved or settled. No power of attorney granted by any Target Company with respect to any Taxes is currently in force, except as granted by Janesville Mexico and/or Servicios in the ordinary course of business.
(6)All material Taxes required to be withheld, collected or deposited by or with respect to each Target Company has been timely withheld, collected or deposited, as the case may be, and to the extent required, have been paid to the relevant Tax authority.
(7)No Target Company (other than JO and Janesville by virtue of being disregarded entities included within the Jason Industries, Inc. Affiliated Group) has ever been a member of any Affiliated Group. No Target Company is a party to, or bound by, or has any obligation under, any Tax allocation, Tax indemnity or Tax sharing agreement or similar contract or arrangement or any agreement (other than pursuant to customary commercial Contracts not primarily related to Taxes and entered into in the ordinary course of business). No Target Company is subject to a material Tax holiday or Tax incentive or grant in any jurisdiction that based on applicable Legal Requirements could be subject to recapture at or following the Closing.
(8)None of the Sellers is a foreign person within the meaning of Section 1445 of the Code.

20762941.9

(9)No Target Company has been, in the past five (5) years, a party to a transaction reported or intended to qualify as a reorganization under Section 368 of the Code. No Target Company has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares that was reported or otherwise constitute a distribution of shares under Section 355(i) of the Code in the two (2) years prior to the date of this Agreement or that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.
(10)No Target Company is required to include any material item of income, or exclude any material item of deduction, for any period after the Closing Date (determined with and without regard to the transactions contemplated hereby) as a result of (i) an installment sale transaction occurring on or before the Closing governed by Section 453 of the Code (or any similar provision of state, local or non-U.S. Laws); (ii) a transaction occurring on or before the Closing Date reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or non-U.S. Laws); (iii) any material prepaid amounts or deferred revenue; (iv) an adjustment as a result of a change in method of accounting with respect to a Pre-Closing Tax Period (or as a result of an impermissible method used in a Pre-Closing Tax Period); or (v) an agreement entered into with any Governmental Body (including a “closing agreement” under Section 7121 of the Code) on or prior to the Closing Date.
(11)Each of JO and Janesville is classified as an entity that is disregarded as separate from its owner for U.S. federal income Tax purposes and no election has been made (or is pending) to change such treatment. Each of Janesville Mexico and Servicios is classified as a “controlled foreign corporation” for U.S. federal income Tax purposes and no election has been made (or is pending) to change such treatment.
(12)No Target Company engages in (or has engaged) in a trade or business in a country other than the country in which the Target Company is incorporated or otherwise organized.
(13) Each Target Company has complied within the last five (5) years in all material respects with all transfer pricing rules (including maintaining appropriate documentation for all transfer pricing arrangements for purposes of Section 482 of the Code (or any similar provision of non-U.S. Law)).
(14)No Target Company owns an interest in a Flow-Thru Entity, other than Janesville Mexico and Servicios.
xiv.Material Contracts.
(1)Schedule 4.14(a) lists all of the following Contracts to which a Target Company is a party or by which any Target Company or the Business, or any of their respective assets, rights, or properties, are bound or subject (each, a “Material Contract”):

20762941.9

(a)all Contracts under which any Target Company has received more than Seven Hundred Fifty Thousand Dollars (US$750,000) in revenue within the twelve (12) month period prior to the date hereof (excluding purchase orders, statements of work and other similar instruments, in each case, entered into in the ordinary course of business);
(b)all Contracts not identified in Sections 4.14(a)(iii)-(xvi), and under which any Target Company is obligated to pay a liability of more than Five Hundred Thousand Dollars (US$500,000) in any calendar year following the Closing (excluding the following entered into in the ordinary course of business consistent with past practices: purchase orders, statements of work and other similar instruments, Employee Plans and related service and administrative documents, and insurance policies);
(c)all Contracts which constitute a License and appear on Schedule 4.11(c);
(d)all Contracts involving the development, ownership, registration or enforcement of any Owned Intellectual Property (excluding (A) invention assignment agreements entered into with employees of the Target Companies in the ordinary course of business, in a form that has been provided to Buyer, (B) shrink-wrap, click-wrap, click-through or other similar licenses with respect to off-the-shelf or generally available personal computer software having a replacement cost of less than Fifty Thousand Dollars (US$50,000), and (C) non-exclusive licenses granted to customers by any Target Company in the ordinary course of business consistent with past practice);
(e)all Contracts relating to any joint venture, partnership or similar agreement involving the sharing of profits or losses;
(f)all Contracts relating (A) to Indebtedness for borrowed money, (B) to the repayment of Indebtedness by any Target Company, (C) any Guarantee by any Target Company, and (D) the lending of money or extension credit to any other Person, other than the extension of trade credit in the ordinary course of business;
(g)all Contracts involving a distributor, sales representative, consultant or broker arrangement under which any Target Company is obligated to pay more than One Hundred Thousand Dollars (US$100,000) per year and which by its express terms is not terminable by such Target Company at will or by giving notice of sixty (60) days or less, without liability other than payment for services rendered through the termination date;

20762941.9

(h)all Contracts involving the acquisition by any Target Company of any business enterprise outside of the ordinary course of business during the last three (3) years;
(i)all Contracts creating or purporting to create a Lien on any of the Capital Stock or any material asset, right or property of any Target Company;
(j)all Contracts between any Target Company, on the one hand, and the Sellers or any Affiliate of the Sellers, on the other hand;
(k)all Contracts creating or purporting to restrict any Target Company or the Business’ right or ability to (A) compete with any Person or in any geographic area, (B) acquire from, sell to or perform for any other Person any product, asset or service, (C) engage in any line of business, or (D) hire or solicit any Person as an employee, consultant or independent contractor (excluding confidentiality agreements and nondisclosure agreements entered into in the ordinary course of business consistent with past practices);
(l)all Contracts granting to any Person a first refusal, a first offer or similar preferential right to purchase or acquire any material right, asset or property of any Target Company or the Subject Securities;
(m)with respect to only the Business Employees in the United States of America, all written employment agreements, severance agreements, or change in control agreements to which any current Business Employee in the United States of America is a party;
(n)all written independent contractor agreements, consulting agreements, or agreements with any third-party staffing or employee leasing company providing services to the Business;
(o)all Contracts (excluding purchase orders, statements of work and other similar instruments, in each case, entered into in the ordinary course of business) with the customers and suppliers listed on Schedule 4.22(a) that contain a change of control or similar provision pursuant to which the execution and delivery of this Agreement or any Ancillary Agreement, or the consummation of the transaction contemplated hereby or thereby would give rise to any right of termination, cancellation or acceleration that would not otherwise exist;
(p)all Contracts that is a collective bargaining agreement or other agreement for labor representation that covers any current or former Business Employees; and

20762941.9

(q)all Contracts entered into by any Target Company outside the ordinary course of business and not otherwise identified in Sections 4.14(a)(i)-(xvi), above, but specifically excluding any and all Employee Plans.
(2)A correct and complete copy of each Material Contract, and each of the amendments thereto, has been made available to the Buyer prior to the date of this Agreement or the Closing. Each Material Contract is in full force and effect and is Enforceable against each Target Company party thereto, and to the Sellers’ Knowledge, each other party thereto. No Target Company, or to Sellers’ Knowledge of, any other Person who is a party to any Material Contract, is in breach in any material respect or material default under any Material Contract (with or without the lapse of time, or the giving of notice, or both). No Target Company has sent or received any written notice of breach, termination or cure with respect to any Material Contract that is not currently resolved or any notice of the intention of any third party under any Material Contract to cancel, terminate or modify the terms of any Material Contract or accelerate the obligations of the Target Companies thereunder.
(3)All Contracts, purchase orders, statements of work and other similar instruments and agreements entered into by or in the name of “Janesville Acoustics” constitute the legal, valid and binding obligations of a Target Company, and, to the Knowledge of the Sellers, are Enforceable.
xv.Personnel Matters; Labor Practices
.
(1)Schedule 4.15(a)(i) lists all Business Employees as of date hereof, including each employee’s start date, title, location (state and country), employing entity, current salary, daily or hourly wages, 2018 and 2019 bonuses paid or payable, 2018 and 2019 commissions paid or payable, and status (union or non-union, exempt or non-exempt under the Fair Labor Standards Act (as applicable), full-time or part-time, and active or inactive status. All independent contractors, subcontractors and consultants who provided services to the Business or who were engaged by the Target Companies have always been properly characterized as independent contractors.

20762941.9

(2)Except as set forth in Schedule 4.15(b)(i), the Target Companies, and, with respect to current and former Business Employees and current and former independent contractors, directors, officers, consultants, and temporary employees of the Business only, the Sellers and their Affiliates (other than the Target Companies), are in compliance with all applicable Legal Requirements relating to the employment of labor, including all Legal Requirements concerning wages, hours, occupational safety and health, work authorization, equal employment opportunity, immigration, labor relations, discrimination, harassment, the WARN Act, plant layoffs or closings, temporary workers, independent contractors, disability, employment practices, employment taxes, worker classification, collective bargaining, unemployment compensation and worker’s compensation. Each of the Target Companies, and, with respect to current and former Business Employees and current and former independent contractors, directors, officers, consultants, and temporary employees of the Business only, the Sellers and their Affiliates (other than the Target Companies), comply and have complied with the Fair Labor Standards Act and similar state Legal Requirements, and with the Legal Requirements relating to the proper classification of workers as employees or independent contractors. Except as set forth in Schedule 4.15(b)(ii), there are no Proceedings pending, or to the Knowledge of the Sellers, threatened by any current or former Business Employee, independent contractor, consultant, temporary employee, or candidate for employment against the Target Companies, or, with respect to any current or former Business Employee or any current or former independent contractor, consultant, temporary employee or candidate for employment of the Business only, the Sellers or their Affiliates (other than the Target Companies). All references to former Business Employees and former independent contractors, consultants, directors, officers, temporary employees and candidates for employment of the Business in this Section 4.15(c) are limited to those such Persons employed, engaged or interviewed by the Business in the last three (3) years.
(3)With respect to the employees of Janesville Mexico and Servicios, (i) Janesville Mexico and Servicios are in compliance in all material respects with all Legal Requirements respecting employment and employment practices, terms and conditions of employment, social security, housing and wages and working shifts, (ii) Janesville Mexico and Servicios are in material compliance with all employment contracts whether individual or collective as well as with any commitments assumed towards the employees, and (iii) there is no pending audit, claim, litigation or procedure initiated by the Mexico Institute of Social Security, Instituto Mexicano del Seguro Social (“IMSS”), the National Institute for the Promotion of Employee Housing, Instituto del Fondo Nacional de la Vivienda de los Trabajadores (“INFONAVIT”), the Ministry of Labor and Social Welfare (Secretaría de Trabajo y Previsión Social) or by any other Governmental Body in labor or social security matters.
(4)No Target Company (other than Servicios) is a party to any Contract with any union, trade union, labor organization, employee group or similar entity which affects the employment of current or former Business Employees. Servicios is only a party to those collective bargaining agreements set forth on Schedule 4.15(d), and no other union, trade union, labor organization, employee group or similar entity represents the employees of Servicios.
(5)Neither the Sellers, any Affiliate of Sellers, nor the Target Companies have taken any action that could constitute a “mass layoff,” “mass termination,” or “plant closing” within the meaning of the WARN Act that affected the employment of any current or former Business Employees in the last three (3) years, or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or group termination Legal Requirement that affected the employment of any current or former Business Employees in the last three (3) years.

20762941.9

(6)To the Knowledge of the Sellers, no current or former Business Employees or any current or former consultants and independent contractors of the Business are, or are reasonably likely to be, in breach of any confidentiality, intellectual property, non-competition, non-solicitation or non-disparagement Contract as a result of providing services to the Business. Neither the Seller, any Affiliate of Seller (other than the Target Companies) nor any of the Target Companies have sought to enforce any confidentiality, intellectual property assignment, non-competition, non-solicitation or non-disparagement Contract covering a former Business Employee in the last five (5) years.
(7)Except as accrued as a Current Liability for purposes of calculating the Final Closing Working Capital Amount hereunder, the Target Companies, and, with respect to any current or former Business Employee and any current or former independent contractor, consultant, director or officer of the Business only, the Seller and its Affiliates (other than the Target Companies), have paid in full all material payments due or owing to any of the current and former Business Employees, directors, officers, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or material amounts required to be reimbursed on or before the date hereof to such Business Employees, directors, officers, consultants or independent contractors, consistent with payroll practices and schedules.
(8)Servicios has withheld, remitted and paid to IMSS, INFONAVIT and any other applicable Governmental Body, on a timely basis and in material compliance with the respective and applicable Legal Requirements, all social security dues and contributions, including housing allowance and retirement fund quotas, and all Taxes or other amounts due which it is required by law to deduct and to remit to any Governmental Body in connection with the employees of Servicios.
(9)Janesville Mexico and Servicios have complied on a timely basis with all applicable profit sharing obligations as provided under applicable Legal Requirements.
(10)Set forth on Schedule 4.15(j) are those services agreements under which any employee of Servicios provide services, including the extent to which each service agreement covers Business Employees of Servicios and non-Business Employees of Servicios.
xvi.Employee Plans
.

20762941.9

(1)Schedule 4.16(a)(i) lists each Employee Plan. Schedule 4.16(a)(ii) lists each employee benefit plan, program, agreement, or arrangement that is sponsored, maintained, or contributed to by any Target Company, or the Seller or any Affiliate of Seller (other than any Target Company) for the benefit of any current or former Business Employee or any current or former independent contractor or consultant of the Business located outside of the United States, including all benefits provided by Janesville Mexico and Servicios to the employees of Janesville Mexico and Servicios, whether according to the provisions of the Mexican Federal Labor Law, Ley Federal del Trabajo (“FLL”) and its regulations or in excess of the minimums mandated by the FLL or its regulations, including any pension or savings fund, profit sharing plan, incentive compensation plan, severance pay or termination pay, vacation pay, housing assistance, educational assistance, welfare of other employee benefits or fringe benefits (collectively, the “Foreign Benefit Plans”).
(2)Neither Sellers (solely with respect to the Target Companies and/or the Business), the Target Companies, nor any of their respective ERISA Affiliates has ever maintained, sponsored, participated in or contributed to, or has any liability with respect to, any plan or arrangement that covered a current or former Business Employee which is (i) subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code that is not a “multiemployer plan” as defined in Section 3(37) of ERISA; (ii) “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); or (iii) “multiple employer plan” (as described in Section 413(c) of the Code), and no event or fact exists that could give rise to any liability to the Sellers, any Target Company, or their respective ERISA Affiliates under Title IV of ERISA or Section 412 of the Code. Neither Sellers, the Target Companies, nor any of their respective ERISA Affiliates has ever contributed to, or has any liability with respect to, any pension plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA.
(3)Except as set forth on Schedule 4.16(c), the consummation of the transactions contemplated by this Agreement will not (i) except with respect to any Business Employees in Mexico, which are entitled to severance if terminated without Just Cause (as defined by the Mexican Federal Labor Law), entitle any current or former Business Employee or any current or former director, independent contractor, consultant, or temporary employee of the Business to severance pay or any other payment, benefit, or form of compensation or benefit upon termination of services following the transactions contemplated hereby; (ii) result in, accelerate the time of payment or vesting under, or increase the amount of, any compensation, severance, benefits, or other payments due or payable to any current or former Business Employee or any current or former director, independent contractor, consultant, or temporary employee of the Business, or due or payable under any Employee Plan or Foreign Benefit Plan; or (iii) trigger funding or any other obligation under any Employee Plan or Foreign Benefit Plan; or (vi) result in the payment of any amount to any current or former Business Employee or any current or former director, independent contractor, consultant, or temporary employee of the Business that would not be deductible under Section 280G of the Code (determined without regard to the exceptions set forth in Section 280G(b)(5) of the Code).

20762941.9

(4)Each Employee Plan has been maintained, operated and administered in compliance in all material respects with its terms and the applicable provisions of ERISA, the Code and all other applicable Legal Requirements. Each Employee Plan which is intended to meet the qualification requirements of Section 401(a) of the Code has received a determination, opinion or advisory letter from the IRS to the effect that such Employee Plan is so qualified, and no determination, opinion or advisory letter with respect to any Employee Plan has been revoked nor, to the Knowledge of the Sellers, is any such revocation threatened. No non-exempt prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan, and none of the Employee Plans nor any administrator or sponsor thereof is or has been required to report any excise Tax due to violation of Laws applicable to group health plans on Form 8928. With respect to the Employee Plans, all reporting responsibilities under ERISA have been met in all respects.
(5)There are no pending or, to the Knowledge of the Sellers, threatened (i) audits or investigations by any Governmental Body involving the Employee Plans or Foreign Benefit Plans; or (ii) Proceedings (except for individual claims for benefits payable in the normal operation of the Employee Plans or Foreign Benefit Plans), involving any Employee Plan, Foreign Benefit Plan, or service provider thereto.
(6)No Employee Plan or Foreign Benefit Plan provides, and neither the Sellers, the ERISA Affiliates of the Sellers (other than the Target Companies), nor the Target Companies has any liability for, death or medical benefits to any current or former Business Employee beyond termination of service or retirement, other than coverage required by applicable Legal Requirements.
(7)As applicable with respect to each of the Employee Plans, the Sellers or the Target Companies, as applicable, has made available to Buyer true and correct copies of (i) the applicable plan document (including all amendments and modifications thereof), or in the absence of a plan document, a written description of the underlying Employee Plan, (ii) the most recent summary plan description, (iii) the most recently filed Form 5500 series and all schedules thereto, (iv) the most recent determination, opinion or advisory letter issued by the IRS, and (v) the three most recent compliance testing results.
(8)Except as set forth on Schedule 4.16(h), with respect to each Employee Plan and Foreign Benefit Plan, there are no benefit obligations as to any current or former Business Employee for which contributions, payments, premiums, reimbursements have not been made or properly accrued, and there are no unfunded benefit obligations with respect to a current or former Business Employee that have not been accounted for by reserves, or otherwise properly footnoted in accordance with the Sellers’ or the Target Company’s usual method of accounting in its financial statements. To the extent any Employee Plan or Foreign Benefit Plan is a source of unfunded benefit liability, the amount of such unfunded benefit liability as of the date hereof is set forth on Schedule 4.16(h). For the avoidance of doubt, obligations to pay bonus amounts under the Employee Retention Bonus Agreements and the QUEST Acceleration Project Bonus Letter Agreements shall not constitute unfunded benefit obligations for purposes of this Section 4.16(h) as of the date hereof and/or at the Closing Date since the payments of such bonus amounts are not due until the Closing Date or thereafter.

20762941.9

(9)Neither the Sellers, the Affiliates of the Sellers (other than the Target Companies), or the Target Companies has any obligation to gross up, indemnify or otherwise reimburse any current or former Business Employee or director of the Business for any Tax incurred by such person, including under Section 409A, 457A or 4999 of the Code. Each Employee Plan that is subject to Section 409A of the Code is in documentary and operational compliance with Section 409A of the Code or an available exemption therefrom.
(10)Servicios contributes to savings plans for the employees of Servicios (the “Employee Savings Plan”). The Employee Savings Plan funds are property of the employees of Servicios and will not be removed from Servicios by the Sellers prior to the Closing.
(11)Each Foreign Benefit Plan has been maintained, operated and administered in compliance with its terms and applicable Legal Requirements. With respect to each Foreign Benefit Plan, the Seller or the Target Companies, as applicable, has made available to Buyer true and correct copies of (i) the applicable plan document (including all amendments and modifications thereof), or in the absence of a plan document, a written description of the underlying Foreign Benefit Plan; (ii) the three most recent financial statements, summary annual reports, and/or trustee reports, as applicable; and (iii) any material correspondence with or from any Governmental Body. If required, each Foreign Benefit Plan is registered and approved by any applicable Governmental Body. The pension fund related to the employees of Servicios is funded in accordance with applicable Mexican Legal Requirements.
xvii.Events Since Balance Sheet Date. Since the Balance Sheet Date, neither the Business nor the Target Companies have suffered any Seller Material Adverse Effect. Except as set forth on Schedule 4.17 or as contemplated by this Agreement, since the Balance Sheet Date, no Target Company has:
(1)sold, transferred, leased or otherwise disposed of, or agreed to sell, transfer, lease or otherwise dispose of, any material assets, rights or properties other than in the ordinary course of business;
(2)entered into, amended or modified any Material Contract, or amended, modified or changed the pricing or substantive terms with respect to any Material Contract;

20762941.9

(3)except as required under any Employee Plan, Foreign Benefit Plan, Contract, or applicable Legal Requirements, (i) made or agreed to make any change in the rate of compensation, commission, bonus, or other remuneration payable to any current or former Business Employees; (ii) granted any severance or termination pay to, or increased benefits payable under any existing severance or termination pay policies to, any current or former Business Employees; or (iii) entered into or modified any employment agreements with or hired or terminated the employment of, any of Business Employees other than (I) in the ordinary course of business, or (II) in connection with the transfer of the Business Employees in the United States of America from any Sellers (and/or any Affiliate thereof) to Janesville prior to the date hereof;
(4)except as required under any Employee Plan, Foreign Benefit Plan, Contract, or applicable Legal Requirements, entered into, modified, or terminated any collective bargaining agreement, works council agreement, trade union agreement, consulting agreement or independent contractor agreement;
(5)except as required under any Employee Plan, Foreign Benefit Plan, Contract, or applicable Legal Requirements, made or granted any material increase in, or materially amended or terminated, any existing Employee Plan or Foreign Benefit Plan, or adopted any new Employee or Foreign Benefit Plan;
(6)Except for the Janesville Distribution and dividends and distributions of excess Cash by either Janesville Mexico or Servicios, declared or paid any dividends or distributions on or in respect of any of its Capital Stock or issued, granted, sold, purchased, repurchased, redeemed, converted, exchanged or otherwise acquired or disposed of its Capital Stock or other securities or engaged in any recapitalization, issuance or other transaction involving its Capital Stock or other securities;
(7)authorized or issued any of its Capital Stock or securities convertible into such Target Company’s Capital Stock, including options, warrants, convertible debt or other rights to acquire such Target Company’s Capital Stock;
(8)amended any Organizational Documents of such Target Company;
(9)made any material change in accounting methods or practices, or Tax reporting principles, other than changes required by changes in U.S. GAAP or Mexico NIFs, as applicable, or the Code or other applicable Legal Requirement;
(10)formed any Subsidiary or entered into any partnership, joint venture or similar relationship in which an equity interest of another Person was acquired;
(11)acquired any business enterprise outside of the ordinary course of business or merged, combined or consolidated with any Person;
(12)entered into any Material Contract;
(13)made any capital expenditures or commitments therefor such that the aggregate outstanding amount of unpaid obligations and commitments with respect thereto exceeds Two Hundred Fifty Thousand Dollars (US$250,000) on the date hereof; or
(14)entered into any Contract to do any of the foregoing.
xviii.Compliance with Environmental Laws

20762941.9

. Except as set forth on Schedule 4.18:
(1)No Target Company has received written notice from any Governmental Body or other Person in the past five (5) years that remains unresolved of (i) any Hazardous Substances which have been used, generated, treated, stored, handled, released or removed from or disposed of on the Real Property or any real property formerly owned, leased or operated by any Target Company in violation of any Environmental Law, (ii) any Hazardous Substances which have migrated onto the Real Property from any adjacent property or which have migrated, emanated or originated from the Real Property onto any other property, or (iii) any actual or alleged material violation of or liability arising under any Environmental Law by any Target Company, or otherwise with regard to the Real Property or any real property formerly owned, leased or operated by any Target Company.
(2)The Target Companies have timely obtained, maintained in full force and effect, and for the past five (5) years have been and are in material compliance with all Environmental Permits as required by any applicable Environmental Law.
(3)The Target Companies are and for the past five (5) years, have been in compliance in all material respects with all applicable Environmental Laws.
(4)There exists no pending or, to the Knowledge of the Sellers, any threatened Environmental Claim against the Target Companies or, to the Knowledge of the Sellers, against any owner of Leased Real Property, with respect to any Leased Real Property owned by such party.
(5)The Target Companies are not subject to any outstanding obligations or actions that require completion under any Order issued pursuant to Environmental Laws.
(6)Except as permitted under applicable Environmental Laws and Environmental Permits, there have been no releases by the Target Companies of Hazardous Substances at the Real Property, and, except as permitted under applicable Environmental Laws and Environmental Permits, the Target Companies have not released Hazardous Substances at any real property formerly owned, leased, used or operated by the Target Companies.
(7)None of the Target Companies have ever manufactured, produced, assembled, distributed, marketed or sold any product or component containing asbestos and no Proceedings are pending or, to the Knowledge of the Sellers, threatened related to asbestos in any product or component.

20762941.9

(8)The Sellers and the Target Companies have made available to the Buyer copies of all environmental reports, including Phase I environmental site assessment reports, Phase II reports, if any, environmental audit reports conducted in the last five (5) years, material pleadings and documents related to any Environmental Claim, Environmental Permits and any Orders issued pursuant to Environmental Laws in the possession or control of the Sellers or the Target Companies with respect to the Real Property, the Business and any real property formerly owned, leased or operated by the Target Companies.
(9)None of the Target Companies have by Contract assumed, undertaken, or provided an indemnity with respect to any material or potentially material liability of any other Person arising under Environmental Laws and no claim is pending, or to the Knowledge of the Sellers, threatened related to any environmental indemnity obligation.
xix.Trade and Anti-Corruption Compliance
(1)Neither the Target Companies nor any of their directors, officers, managers, employees, agents or third-party representatives is currently or has in the last five (5) years been: (A) a Sanctioned Person; (B) operating in, organized in, conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (C) otherwise in violation of any Sanctions and Export Control Laws or U.S. antiboycott requirements (together “Trade Controls”), except as disclosed in Schedule 4.19(a). No product sold by any Target Company requires a license from any Governmental Body for sale or export to any jurisdiction or end-user that is not otherwise targeted by restrictions under Sanctions and Export Control Laws.
(2)The Target Companies are currently and for the past five (5) years have been in compliance with all laws governing the importation of products into the United States.
(3)In the last five (5) years, neither the Target Companies nor any of their directors, officers, managers, employees, agents or third-party representatives (A) has made, authorized, solicited or received any bribe, unlawful rebate, payoff, influence payment, or kickback, (B) has established or maintained, or is maintaining, any unlawful fund of corporate monies or properties, (C) has used or is using any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel, or other unlawful expenses, (D) has violated or is violating in any respect any Anti-Corruption Laws, or (E) has, directly or indirectly, made, offered, authorized, facilitated, received, or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any Person in violation of Anti-Corruption Laws, in each case (A) - (E), in connection with or relating to the business of the Target Companies.
xx.Insurance
. Schedule 4.20 lists all insurance, bonds and self-insurance arrangements currently maintained by the Target Companies or any Seller (or any Affiliate thereof) for the benefit of any Target Company. Each such insurance policy and bond is in full force and effect, and no Target Company, or any Seller (or any Affiliate thereof) with respect to any such insurance policy or

20762941.9

bond maintained for the benefit of any Target Company, has received written notice of any cancellation or threat of cancellation of such insurance or bond.
xxi.Compliance with Legal Requirements; Governmental Authorizations
. Except with respect to (a) Tax matters (for which representations and warranties are addressed exclusively in Section 4.13, above), (b) labor and employment matters (for which representations and warranties are addressed exclusively in Section 4.15, above), (c) employee benefit matters (for which representations and warranties are addressed exclusively in Section 4.16, above), and (d) environmental matters (for which representations and warranties are addressed exclusively in Section 4.18, above), (i) the Target Companies are in compliance in all material respects with all Legal Requirements applicable to the Target Companies, (ii) no written notice has been issued and no Proceeding is pending or, to the Knowledge of the Sellers, threatened against any Target Company, with respect to any alleged violation by any Target Company of any Legal Requirement applicable to any Target Company, (iii) the Target Companies have all material Governmental Authorizations required by any Legal Requirements applicable to the Target Companies in the operation of the Business as currently conducted, and (iv) the Governmental Authorizations issued to the Target Companies are in full force and effect, and the Target Companies are in compliance in all material respects with such Governmental Authorizations.
xxii.Customers and Suppliers
.
(1)Schedule 4.22(a) lists the ten (10) largest customers of the Business and the Target Companies (based on aggregate gross receipts from such customers) and the ten (10) largest suppliers of the Business and the Target Companies (based on aggregate gross payments to such suppliers), on a consolidated basis, for the fiscal years ended December 31, 2017 and 2018 and for the seven month period ended July 31, 2019. Since January 1, 2019, none of the customers or suppliers set forth on Schedule 4.22(a) has canceled, terminated or materially and adversely modified or, to the Knowledge of Sellers, threatened to cancel, terminate or materially and adversely modify, its relationship with the Business.
(2)All of the “booked” business set forth on Schedule 4.22(b) is supported by valid award letters or purchase orders.
(3)Schedule 4.22(c) sets forth a correct and complete list all as of July 31, 2019 of (i) “long-term agreements” and similar price reduction, discount and incentive commitments of the Target Companies and the Business with respect to their customers involving more than One Hundred Thousand Dollars (US$100,000), and (ii) price increase commitments in excess of Fifty Thousand Dollars (US$50,000) of the Target Companies with respect to its suppliers.

20762941.9

(4)There are no outstanding disputes with a customer or supplier of the Target Companies or the Business in excess of One Hundred Thousand Dollars (US$100,000).
xxiii.Product Liability; Warranties.
(1)Since January 1, 2013, none of the Target Companies or their respective Affiliates has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Target Companies or the Business.
(2)The Target Companies and their Affiliates have not sold, or received written notice of, any product or group of products, service or type of services which are defective or nonconforming to the warranties, contractual requirements or covenants expressly made with respect to them by the Target Companies or the Business to their respective customers which have not been repaired, replaced, or corrected prior to the date of this Agreement.
xxiv.Accounts; Safe Deposit Boxes
. Schedule 4.24 lists all bank and savings accounts and safe deposit boxes of the Target Companies and all persons authorized to sign thereon.
xxv.Brokers; Agents
. Except for the fees and expenses due to Lincoln International (or an Affiliate thereof) in connection with the transactions contemplated by this Agreement, which will be paid by the Buyer to Lincoln International (or an Affiliate thereof) on behalf of the Sellers and the Target Companies as a Transaction Expense in connection with the Closing, none of the Sellers (or any Affiliate thereof, including any Target Company) has dealt with any agent, finder, broker or other Representative in any manner which could result in the Buyer (or after the Closing, any Target Company) being liable for any fee or commission in the nature of a finder’s fee or originator’s fee in connection with the subject matter of this Agreement.
xxvi.Affiliate Transactions
. Except (a) as set forth on Schedule 4.26, and (b) for amounts due as normal salaries, wages, commissions, bonuses, vacation, holiday and any other paid time off pay, and in reimbursement of ordinary expenses on a current basis in the ordinary course of business, no officer, director, partner, equityholder, member, manager, beneficiary, employee, or other Affiliate of any Target Company is a party to any Material Contract or transaction with any Target Company or owes any Indebtedness to the Target Companies. Except to the extent of any interest owned in a publicly traded company (provided such ownership represents less than one percent (1%) of the outstanding Capital Stock of such company), none of the officers, directors,

20762941.9

partners, equityholders, members, managers, beneficiaries, employees or other Affiliates of the Target Companies has any interest, direct or indirect, in any (y) property owned, operated or used by, leased or licensed by or to, or that otherwise pertains to the Target Companies or the Business or (z) competitor, customer, supplier or other Person for whom (or to whom) any Target Company leases any real or personal property or with whom any Target Company has any business relationship.
xxvii.Disclaimer of Other Representations and Warranties
. EXCEPT AS EXPRESSLY SET FORTH IN THIS Article IV AND THE SELLER CLOSING CERTIFICATE, AS QUALIFIED BY THE DISCLOSURE SCHEDULES, NONE OF THE SELLERS, ANY AFFILIATE OF THE SELLERS, OR ANY OTHER PERSON, INCLUDING ANY REPRESENTATIVE OF THE SELLERS, ON BEHALF OF THE SELLERS, MAKES ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO (A) THE SELLERS, ANY TARGET COMPANY OR ANY OF THE SELLERS’ OR THE TARGET COMPANIES’ RESPECTIVE AFFILIATES, (B) THE BUSINESS OR THE OPERATIONS, ASSETS, PROSPECTS OR FINANCIAL CONDITION OF ANY TARGET COMPANY, (C) THE INCOME POTENTIALLY TO BE DERIVED FROM THE BUSINESS OR ANY TARGET COMPANY OR THE VALUE OF THE BUSINESS OR ANY TARGET COMPANY, (D) THE SUBJECT SECURITIES, (E) THE TRANSACTIONS CONTEMPLATED HEREBY, OR (F) ANY OTHER MATTER WHATSOEVER.
Article V.Warranties and Representations of the Buyer
The Buyer hereby warrants and represents to the Sellers, which warranties and representations shall survive the Closing for the periods, and subject to the limitations, set forth in Article X, below, that the following statements are true and correct as the date hereof (except those representations and warranties which address matters as of or for a particular date or time period, which statements shall be true and correct only as of such date or for such time period):
i.Corporate Matters
. Each of the Buyer New BV2, Buyer Minority Purchaser, Buyer US Newco and Motus is duly organized and validly existing and in good standing, as applicable, under the laws of the jurisdiction of its organization and has the power and authority to own or lease its properties and assets as and where currently located and to carry on all of its business activities currently conducted.
ii.Authority
. The Buyer has the power and authority to enter into this Agreement and the Ancillary Agreements to which the Buyer is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement has been, and the execution and delivery of each Ancillary Agreement to which the Buyer is a party will be, duly and validly

20762941.9

authorized by all necessary action on the part of the Buyer. This Agreement has been, and each Ancillary Agreement to which the Buyer is a party will be, duly and validly executed and delivered by the Buyer, and this Agreement and such Ancillary Agreements to which the Buyer is a party are and shall constitute legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, subject in each case to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a Proceeding in equity or an action at law).
iii.No Conflict
. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements to which the Buyer is a party nor the consummation or performance of any of the transactions contemplated hereunder or thereunder by the Buyer will (a) contravene, conflict with, or result in a violation of or default under, any provision of the Organizational Documents of the Buyer, (b) contravene, conflict with, or result in, a violation of, or default under, any Legal Requirement or any Order to which the Buyer is subject, including any applicable anti-money laundering (or similar) Legal Requirements, or (c) violate or conflict with, result in a default under, or give any Person the right to exercise any remedy under, to accelerate the maturity or performance of, or to cancel, terminate or modify, any material Contract to which the Buyer is subject. No action, consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by the Buyer in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which the Buyer is a party, or the consummation by the Buyer of any of the transactions contemplated hereby or thereby.
iv.Proceedings
. There is no Proceeding pending or, to the Knowledge of the Buyer, threatened, against the Buyer which would impair the ability of the Buyer to consummate the purchase of the Subject Securities or the other transactions contemplated by this Agreement or the Ancillary Agreements.
v.Diligence; Securities Law Compliance
. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Buyer’s purchase of the Subject Securities. The Buyer confirms that (a) the Buyer has conducted such investigations of each Target Company as the Buyer deems necessary in connection with the execution of this Agreement and the Ancillary Agreements to which the Buyer is a party and the consummation of the transactions contemplated hereby and thereby, (b) the Buyer and its Representatives have been permitted access to the Records, facilities, Returns, Contracts and other properties and assets of each Target Company, and (c) the Sellers have caused each Target Company to make available to the Buyer the opportunity to ask questions of each Target Company and the respective officers and management employees of each Target Company and to acquire additional information about the Business and financial condition of each Target Company. The Buyer is acquiring the Subject

20762941.9

Securities for its own account and not with a view to the distribution or resale thereof within the meaning of Section 2(11) of the Securities Act. The Buyer acknowledges and agrees that the Subject Securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration or qualification under the Securities Act and any applicable state securities Legal Requirement or pursuant to an exemption from such registration or qualification.
vi.Brokers; Agents
. Buyer has not dealt with any agent, finder, broker or other representative in any manner which could result in the Sellers being liable for any fee or commission in the nature of a finder’s or originator’s fee in connection with the subject matter of this Agreement.
Article VI.Pre-Closing Covenants
The covenants and agreements set forth in this Article VI shall only apply from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Article IX.
i.Access and Investigation
. From the date hereof until the Closing, the Sellers shall cause the Target Companies to give the Buyer and its Representatives reasonable access, during normal business hours, to the personnel, properties and Records of the Target Companies; provided, however, that (a) such access will only be granted upon reasonable notice and must not unreasonably disrupt the normal operations of the Target Companies or any of their Affiliates, and (b) none of the Target Companies or the Sellers (or any Affiliate thereof) shall be required to take any action that would constitute a waiver of the attorney-client or other legally recognized privilege. All requests for access to the officers, employees or Records of the Target Companies will be made to such Representatives as the Sellers will designate, which Representatives will be solely responsible for coordinating such requests and all access permitted hereunder. The Buyer acknowledges and agrees that neither the Buyer (and/or their Affiliates) nor any of its Representatives will contact any of the employees, customers, vendors or other associates or Affiliates of any Target Company in connection with the transactions contemplated hereby, whether in person or by telephone, mail, email or other means of communication, without the specific prior written authorization of such Representatives as the Sellers may designate in writing. If the transactions contemplated hereby are not consummated, the Buyer shall maintain in confidence all non-public and proprietary information obtained by the Buyer (and/or their Affiliates) from the Sellers, the Target Companies or any of their respective Affiliates or Representatives, in accordance with that certain Confidentiality Agreement dated as of May 13, 2019, executed by the Buyer (or an Affiliate thereof) in favor of the Sellers (and its Affiliates) and the Target Companies, as supplemented by that certain Confidentiality Agreement Regarding Highly Confidential Information, dated as of July 26, 2019, by and among JI, JIH and Atlas Holdings LLC (as such agreements may be amended from time to time, collectively, the “Confidentiality Agreement”),

20762941.9

and shall otherwise honor its obligations under the Confidentiality Agreement, including the return or destruction of all proprietary information as described therein.
ii.Conduct of the Business.
(1)Except as may otherwise be set forth herein, from the date hereof until the Closing, the Sellers shall, and shall cause the Target Companies to, (i) use commercially reasonable efforts to carry on the Business in the ordinary course of business consistent with past practices, and (ii) preserve substantially intact the business organization and business and commercial relationships of the Target Companies and the Business. Without the prior written consent of the Buyer, the Sellers shall not (y) take any action that could reasonably be expected to result in a Seller Material Adverse Effect, or (z) take any the action listed in Section 4.17(a) through Section 4.17(n) that, if taken after the Balance Sheet Date, would have been required to be disclosed on Schedule 4.17.
(2)Notwithstanding any provision contained herein to the contrary, after the date hereof and prior to the Closing, any Seller may cause any Target Company to enter into any Contract with Srivas Prasad in connection with the employment or retention of Srivas Prasad by any Target Company upon the prior written consent (which shall not be unreasonably withheld, conditioned or delayed) of the Buyer; provided, that the execution of any such new Contract with Srivas Prasad shall not be a condition to Closing hereunder, and any liability for any bonus payable to Srivas Prasad in connection with the Closing and any severance obligation that is triggered by the consummation of this transaction or by the resignation of Srivas Prasad prior to, or in connection with the Closing shall be treated as a Transaction Expense.
iii.Filings; Other Actions; Notifications. Each Party shall use commercially reasonable efforts to obtain or make, as soon as practicable, all consents, waivers, approvals or authorizations of, filing with or notification to each Person that is required to be obtained or made in connection with the consummation of the transactions contemplated hereby; provided, however, that except as expressly set forth in the other sections of this Agreement, such commercially reasonable efforts shall not require the Sellers or their respective Affiliates (including the Target Companies) to make any material payment or undertake or incur any material obligation or liability to any Person in order to obtain such consents, waivers, approvals or authorizations.
iv.Cooperation with Financing.
(1)Prior to the Closing, the Sellers will use their commercially reasonable efforts to cause the Target Companies to provide, in each case, at the Buyer’s sole cost and expense, such cooperation in connection with the arrangement of any debt financing as may be customary and reasonably requested by the Buyer (to the extent that such cooperation does not unreasonably interfere with the business operations of the Sellers (or any Affiliate thereof) or any Target Company and subject to the limitations set forth in Section 6.4(b)).

20762941.9

(2)Notwithstanding the obligations of the Sellers set forth in this Section 6.4(b), (i) none of the Sellers (or any Affiliate thereof) or any Target Company will be required to incur any liability prior to the Closing in connection with the obligations of the Sellers (and/or any Affiliate thereof, including any Target Company) set forth in this Section 6.4, (ii) prior to the Closing, none of the Sellers (or any Affiliate thereof) or any Target Company will be required to execute any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with the obligations of the Sellers (and/or any Affiliate thereof, including any Target Company) set forth in this Section 6.4, (iii) none of the Sellers (or any Affiliate thereof) or any Target Company will be required to provide, and the Buyer will be solely responsible for: (A) the preparation of pro forma financial information, (B) any description of all or any component related to, in connection with, or arising out of, any debt financing required by the Buyer, (C) projections, risk factors or other forward-looking statements relating to all or any component of any debt financing required by the Buyer, or (D) any other financial statements or any other information not currently prepared by or on behalf of the Target Companies.
(3)The Buyer shall indemnify and hold harmless the Sellers and their respective Affiliates and each of their respective Representatives from and against any and all Losses suffered or incurred in connection with the arrangement of any debt financing, any information provided in connection therewith or any assistance or activities provided in connection therewith. Except as specifically set forth in the representations and warranties of the Sellers set forth in Article IV, above, the Sellers shall not have any liability to the Buyer, Motus or any other Person in respect of any financial statements, other financial information or data or other information provided pursuant to this Section 6.4. The Buyer shall (and shall cause its Affiliates to) promptly reimburse the Sellers and their respective Affiliates and each of their respective Representatives for all out-of-pocket third party costs incurred by each of them in connection with such cooperation.
(4)For purposes of clarification, and notwithstanding anything in this Agreement or any Ancillary Agreement to the contrary, the Buyer’s ability to obtain financing is not a condition to any of its obligations hereunder, including the obligation to consummate the Closing and pay the Estimated Adjusted Purchase Price and Final Adjusted Purchase Price, as long as the other Closing conditions of the Buyer have been satisfied under this Agreement.
v.Publicity
. The Sellers and the Buyer agree that, prior to the Closing, no release or announcement concerning the transactions contemplated hereby or acknowledging the existence of this Agreement shall be issued by any party hereto or such party’s Affiliates or Representatives without the prior written consent of the other parties hereto, except: (a) in any documents utilized in connection with the Buyer’s financing for such transactions, but only after such financing

20762941.9

sources have been informed of the confidential nature of such information and such transactions, (b) the Sellers (and/or any Affiliate thereof) shall have the right to issue a release or other announcement concerning the transactions contemplated hereby, and thereafter, make any other releases, announcements or disclosures consistent therewith or as may be required by applicable Legal Requirements (or by the requirements of any securities exchange to which any Seller (and/or any Affiliate thereof) is subject), and (c) that each party may disclose to its advisors and financing sources the name of the Sellers, the Target Companies and the Buyer (and their respective Affiliates), the date of the transactions, the Purchase Price and the key terms contained in this Agreement; provided, however, that such advisors and financing sources understand the confidential nature of such information and agree to hold the same in confidence.
vi.Closing Conditions
. From the date of this Agreement until the Closing: (i) the Sellers shall (and the Sellers shall cause their respective Representatives and Affiliates to) use their reasonable best efforts to take any and all actions that are required, necessary and appropriate to expeditiously satisfy each of the closing conditions set forth in Section 3.2 prior to August 30, 2019; and (ii) the Buyer shall (and the Buyer shall cause its respective Representatives and Affiliates to) use their reasonable best efforts to take any and all actions that are required, necessary and appropriate to expeditiously satisfy each of the closing conditions set forth in Section 3.3 prior to August 30, 2019.
vii.Vesting
viii.. The Sellers shall take all actions necessary and appropriate so that all outstanding and unvested RSU and Cash Bonus Awards (as defined and listed in the Schedule 6.7) will vest and be payable at the Closing. No current or former Business Employees hold any equity in the Target Companies.
a.Exclusivity. None of Sellers, Sellers’ Affiliates (including the Target Companies) or any of their respective Representatives shall, directly or indirectly, (a) solicit, initiate, engage in or knowingly encourage any discussions or negotiations with any Person (other the Buyer and its Affiliates) relating to any Alternative Transaction, (b) solicit or substantively respond to, or knowingly encourage any inquiry, offer or proposal from any Person (other the Buyer and its Affiliates), with respect to any Alternative Transaction, (c) enter into any agreement or arrangement (whether or not binding or definitive) with any Person (other than the Buyer and its Affiliates) relating to an Alternative Transaction, or (d) knowingly cooperate in, assist, participate in, facilitate or encourage any effort by any Person to do any of the foregoing. If, prior to the Closing, any Person (other than Buyer or its Affiliates) makes an unsolicited bid or expression of interest regarding an Alternative Transaction, the Sellers shall promptly (and in any event within 24 hours) notify the Buyer of the existence of such bid, expression of interest or request (without any obligation to disclose the terms thereof).
b.Restructuring

20762941.9

; Transfer Sufficient Assets to Operate Business. Prior to the Closing, JO shall effect and complete the Janesville Distribution. Except as set forth on Schedule 4.2, Schedule 4.14(a)(xvii) and in Schedule 4.26, the Sellers shall cause the Target Companies to hold immediately after the Effective Time all such assets, rights, interests and properties (tangible or intangible) that are necessary or sufficient to operate the Business in the ordinary course of business consistent with the manner in which the Business was conducted by JI and its Affiliates (including the Target Companies) prior to the date of this Agreement; provided, Sellers make no covenant in this sentence regarding the title, validity or Enforceable rights to use, or the condition of, such assets, rights, interests and properties.
c.Equity Commitment Letter
. The Buyer shall not amend, modify, terminate or supplement the Equity Commitment Letters until the Commitment Termination Date (as defined in each Equity Commitment Letter). The Buyer may not assign any of its rights, or delegate any of its obligations, under the Equity Commitment Letters without the prior written consent of JI. The Buyer shall not consent to the assignment or other transfer of any rights or obligations under the Equity Commitment Letters by Atlas Capital II or Atlas Capital II (P) without the prior written consent of JI. The parties hereto agree that JI is entitled to the remedy of specific performance to enforce the obligations of Atlas Capital II and Atlas Capital II (P) under the Equity Commitment Letters, including the Commitment and the obligation to cause the Buyer to use the proceeds to the Commitment to pay the Purchase Price.
Article VII.Post-Closing Covenants
d.Cooperation
. The Buyer and the Sellers shall cooperate (to a reasonable extent) with each other and shall cause their respective Representatives and Affiliates to cooperate (to a reasonable extent) with each other after the Closing to ensure the orderly transition of the ownership of the Target Companies and control of the Business to the Buyer and to minimize any disruption to the Business that might result from the transactions contemplated hereby.
e.Records/Personnel
.

20762941.9

1.The Sellers (and/or their Affiliates) may, after the Closing, retain copies of the Records, including Records stored on computer disks or any other storage medium, as the Sellers (and/or their Affiliates) are reasonably likely to need to meet accounting, auditing and Tax requirements or any Legal Requirement (or professional standards of conduct or requirements under applicable document retention policies) or as are related to the Excluded Liabilities. The Buyer will retain (or cause the Target Companies to retain) the Records as of the Closing for a period of at least seven (7) years after the Closing. Following the expiration of such seven (7) year period, the Buyer may dispose of such Records; provided, that if requested by the Sellers prior to such expiration, the Buyer shall deliver to the Sellers (or cause the Target Companies to deliver), at the Sellers’ expense, any of such Records as the Sellers may reasonably request. During the period in which either party maintains such Records, upon reasonable notice and request by a party, the non-requesting party, during normal business hours, shall permit any Representative of the requesting party to examine, copy and make extracts from all Records, all without cost, surcharge or expense to the requesting party other than reasonable copy charges, as the requesting party are reasonably likely to need in connection with any accounting, auditing or Tax requirements or any Legal Requirement or in connection with any claims or Proceedings, including any financial reporting obligation and in connection with any other such matter as may be reasonably requested by such party.
2.The Buyer shall also make the Business Employees available to the Sellers and their respective Representatives at such Business Employees’ normal business location(s) and during such Business Employees’ normal business hours to provide such assistance to the Sellers as may be reasonably requested by the Sellers from time to in connection with the Sellers’ involvement in the Target Companies, as follows:
i.to assist, as requested, in responding to inquiries from or audits by or required by any Governmental Body or to assist, as requested, in connection with any Legal Requirement, including preparation of responses and other required documents;
ii.to provide support and information necessary for preparing Returns for periods prior to and including the years ending on or prior to the Closing Date;
iii.to provide support and information to respond to any Tax inquiries, audits or other Proceedings for any period or partial period prior to the Closing Date; or
iv.to provide other assistance of a similar nature as may be reasonably required by the Sellers.
3.As of the Closing, Sellers shall cause all of the Business Employees to be employed by Janesville or Servicios; provided, that the employees of Servicios who are not dedicated to the Business may provide services for the benefit of the Sellers (and its Affiliates) after the Closing pursuant to the Servicios Services Agreement.

20762941.9

4.Except as set forth in the TSA, the Sellers shall retain all liabilities under any Employee Plan or Foreign Benefit Plan sponsored or maintained by the Sellers or their Affiliates (other than the Target Companies), and shall retain all liabilities under any other employee benefit plans, programs, agreements, or arrangements that are sponsored or maintained by the Sellers or their Affiliates (other than the Target Companies) that is not an Employee Plan or Foreign Benefit Plan, in each case, if such liabilities or claims arise prior to, on or after the Closing Date and are not reflected in the Final Closing Working Capital Amount; provided, however, Buyer or an Affiliate of Buyer shall promptly reimburse the Sellers or their Affiliates (other than the Target Companies) for any severance or other amounts payable after the Closing under the Employee Retention Bonus Letter Agreements in accordance with the terms of thereof. For the avoidance of doubt, the Employee Retention Bonus Letter Agreements shall be treated as an Employee Plan sponsored or maintained by the Sellers and shall not be transferred to the Target Companies.
5.From the Closing Date until the date that is six (6) months after the Closing Date, the Buyer will, or will cause one of its Affiliates (including the Target Companies) to, provide the Business Employees with (i) a base salary or hourly wage rate and annual cash bonus opportunity that is at least the same as the base salary or hourly wage rate and annual cash bonus opportunity provided to such Business Employees immediately prior to the Closing Date, and (ii) at the Buyer’s election employee benefits (excluding equity, phantom equity, retention bonuses, change in control bonuses, defined benefit pension plans, nonqualified deferred compensation plans, retiree medical benefits or retiree life insurance benefits) that are at least either (A) the same as those employee benefits (excluding equity, phantom equity, retention bonuses, change in control bonuses, defined benefit pension plans, nonqualified deferred compensation plans, retiree medical benefits or retiree life insurance benefits) offered to the Business Employees immediately prior to the Closing Date, or (B) that are substantially similar in the aggregate to those employee benefits (excluding equity, phantom equity, retention bonuses, change in control bonuses, defined benefit pension plans, nonqualified deferred compensation plans, retiree medical benefits or retiree life insurance benefits) offered to the Business Employees immediately prior to the Closing Date. The parties hereto acknowledge and agree that no provision contained in this Section 7.2(e) and in Section 7.2(f) applies to any Business Employees who were employed by Janesville Mexico and/or Servicios prior to the Closing Date. For the avoidance of doubt, nothing herein shall be construed to prevent the Target Companies, the Buyer or any Affiliate of Buyer from terminating the employment of any Business Employee on or following the Closing Date. The parties shall use commercially reasonable efforts to communicate with the Business Employees after the date hereof regarding the provisions of this Section 7.2(e). Seller shall provide reasonable cooperation and respond to Buyer’s reasonable requests for documentation to effectuate the transition of the Business Employees in the United States from Seller’s payroll and benefit plans to Buyer’s payroll and benefit plans.

20762941.9

6.With respect to any employee benefit plan sponsored by the Buyer or any other Affiliate of the Buyer in which any Business Employee first becomes eligible to participate on or after the Closing Date, the Buyer shall use commercially reasonable efforts to, and will cause its Affiliates to use commercially reasonable efforts to, (i) waive all pre-existing condition exclusions or limitations and waiting periods with respect to participation and coverage requirements, (ii) provide credit for any co-payments, co-insurance and deductibles paid by such Business Employees with respect to any Employee Plan or Foreign Benefit Plan prior to becoming eligible to participate in any such analogous employee benefit plan in satisfying any applicable deductible or out-of-pocket maximum requirements under such analogous employee benefit plan during the plan year in which such participation begins, and (iii) recognize all service with the Sellers, the Target Companies or any ERISA Affiliates for vesting purposes, eligibility purposes, and, with respect to vacation or severance benefits, for benefit accrual purposes (except to the extent such service recognition would result in a duplication of benefits).
7.A group health plan of the Sellers or an ERISA Affiliate of the Sellers (excluding the Target Companies) will be responsible for providing COBRA continuation coverage with respect to any and all “M & A qualified beneficiaries,” as defined in Treasury Regulation Section 54.4980B-9, with respect to the transactions contemplated by this Agreement, whose “qualifying event” as defined in Treasury Regulation Section 54.4980B-4 occurs upon or prior to the Closing, irrespective of when such “M & A qualified beneficiaries” elects COBRA continuation coverage. A group health plan of the Buyer or an Affiliate of the Buyer will be responsible for providing COBRA continuation coverage with respect to any and all “M & A qualified beneficiaries’ whose “qualifying event” occurs following the Closing.
8.Immediately prior to the Closing, the Sellers shall provide the Buyer with a list of all employees of the Target Companies and of the Business who were terminated by the Sellers, an Affiliate of the Sellers (excluding the Target Companies) or any Target Company within 90 days of the Closing Date. The Sellers shall be solely responsible for any liabilities under the WARN Act or any other applicable Legal Requirements relating to reductions in work force for any actions taken by the Sellers or its Affiliates (including the Target Companies) on the Closing. The Buyer shall be solely responsible for any liabilities under the WARN Act or any other applicable Legal Requirements relating to reductions in work force for any actions taken by the Buyer or its Affiliates (including the Target Companies) after the Closing.
9.The Sellers and their Affiliates (excluding the Target Companies) shall assign to Buyer on the Closing Date (to the extent not already assigned to the Target Companies in connection with the transfer of any Continuing Employees to the Target Companies or the Buyer or an Affiliate of Buyer) any restrictive covenant agreement by and between any current or former Business Employee, independent contractor or consultant of the Business and the Sellers or any of their Affiliates (excluding the Target Companies) of the forms provided by the Sellers for review prior to the Closing Date.

20762941.9

10.Effective as soon as practicable after the Closing, the Buyer shall make available to each Business Employee located in the United States, who, as of immediately prior to the Closing, was eligible to participate in a tax-qualified defined contribution plan (the “Eligible Business Employees”) maintained by the Seller or its Affiliates (the “Seller 401(k) Plan”), the Buyer’s tax-qualified defined contribution plan (the “Buyer 401(k) Plan”). As of the Closing Date, the Eligible Business Employees will no longer be eligible to participate in the Seller 401(k) Plan. JI and Motus shall determine whether to effectuate a plan-to-plan transfer of the assets under the Seller 401(k) Plan attributable to the Eligible Business Employees to the Buyer 401(k) Plan. If JI and Motus agree to implement the plan-to-plan transfer they shall memorialize such decision in writing no later than seven (7) Business Days prior to the Closing Date. If applicable, Seller shall provide Buyer with any documentation related to the Seller 401(k) Plan that is reasonably requested by Buyer for review to effectuate this transfer.

20762941.9

11.Servicios will continue to employ the non-Business Employees of Servicios that were employed immediately prior to the Closing Date until the Seller or an Affiliate of Seller (other than the Target Companies) can establish an employing entity or appoint an entity or entities in Mexico for the transfer, through employer substitution of such non-Business Employees, which in no event shall be later than six (6) months from the Closing Date. The transfer (employer substitution) of such non-Business Employees shall be perfected by (i) having Servicios’ and the employing entity or entities appointed by the Seller enter into an employer substitution agreement by means of which former and new employer agree on the transfer of the non-Business Employees along with the delivery of substitution notices to each non-Business Employee and (ii) assuming the obligation to either replace the existing collective bargaining agreement applicable to such non-Business counterparty with a new collective bargaining agreement entered into by the employing entity incorporated or appointed by Seller or transferring the same through an employer substitution or replacement of the employing party within the relevant collective bargaining agreement or through any legal and applicable method, including the ratification of the relevant substitution or replacement agreement before the corresponding labor authority or any other competent Governmental Body. Such employer substitution of the non-Business Employees shall include all employment liabilities, including the pension plan liabilities (and accruals related thereto), the seniority premiums and the termination indemnities, in each case, of such non-Business Employees being transferred to Sellers or an Affiliate of Sellers (other than the Target Companies). The Sellers and its Affiliates (other than the Target Companies) shall be solely liable for all costs, expenses and other liabilities that arise prior to, on or after the transfer of these non-Business Employees from Servicios to the employing entity established by Seller or an Affiliate of Seller (other than the Target Companies) and shall primarily fund any such costs, expenses and other liability that the Buyer or Servicios, as applicable, incurs in connection with continuing to employ non-Business Employees, and when necessary shall reimburse the Buyer or Servicios, as applicable, for any such costs, expenses and other liabilities that it incurs in connection with continuing to employ such non-Business Employees pursuant to the Servicios Services Agreement, including any and all costs, expenses and other liabilities that transfer to Servicios, Buyer or any of their respective Affiliates by operation of applicable Legal Requirements on or after the Closing Date. Servicios will run payroll and make the required benefit contributions, payment of salaries, payment of social security dues, withholding and payment of taxes, including all benefits administration, during the period that the non-Business Employees remain with Servicios after the Closing Date. All such costs will be funded by the bank account of Seller or an Affiliate of Seller (other than the Target Companies). The Sellers or an Affiliate of the Sellers (other than the Target Companies) will remit the payroll amount, benefits contributions, payment of salaries, payment of social security dues, withhold and payment of taxes, applicable contributions to any Governmental Body, and the employer Taxes related thereto, to Servicios at least five (5) Business Days prior to the processing of payroll or the date by which such remittances and contributions are due. Servicios and the Sellers (and/or its Affiliates) shall use commercially reasonable efforts to determine this pre-funding amount prior to the date of such funding. Notwithstanding any provision contained in this Section 7.2(k) to the contrary, no Buyer or Affiliate thereof (including Servicios or any other Target Company) shall be entitled to recover duplicate costs, expenses or any other liabilities if Buyer or any Affiliate thereof (including Servicios or any other Target Company) has been credited for such costs, expenses or other liabilities, as applicable, under or with respect to any Servicios Service Agreement, as the same may be amended from time to time in accordance with the terms and conditions thereof. Nothing in this Section 7.2, whether express or implied, will create any third party beneficiary or other rights in any present or former Business Employees (including any beneficiary or dependent thereof), any other participant in any Employee Plan or other employee benefit plan or any other Person, create any rights to continued employment, or constitute or be deemed to constitute an amendment to any Employee Plan or other employee benefit plan.
f.Publicity
. Following the Closing, each party may disclose the general terms of the transactions contemplated hereby for reasonable business purposes. In no case shall such disclosure include the Purchase Price or other economic terms, but the Sellers (or any Affiliate thereof) shall have the right to issue a release or other announcement concerning the transactions contemplated hereby, and thereafter, make any other releases, announcements or disclosures consistent therewith or as may be required by applicable Legal Requirements (or by the requirements of any securities exchange to which any Seller (or any Affiliate thereof) is subject); provided that, the Sellers shall use their commercially reasonable efforts consistent with such applicable Legal Requirements or listing requirements to consult with the Buyer with respect to the timing and content thereof.
g.Execution of Additional Documents
. From time to time after the Closing, as and when requested by a party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments, and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.
h.Officer and Director Indemnification
.

20762941.9

12.The Buyer shall cause the Target Companies to maintain, for a period of six (6) years after the Closing Date, all rights to indemnification, advancement of expenses or exculpation in favor of the directors, officers and managers of each Target Company (in all their capacities as such) existing in such Target Company’s Organization Documents as of the Closing Date for acts or omissions occurring at or prior to the date hereof, except for claims arising under this Agreement; provided, that in the event any claim is asserted or made within such six (6) year period, all rights hereunder in respect of such claim shall continue until disposition thereof. At or prior to the Closing, the Sellers may cause the Target Companies to purchase (as a “Transaction Expense” to the extent not paid prior to Closing) a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are covered by any directors’ and officers’ liability insurance policies relating to the Target Companies as of the date hereof or at the Closing, for a period of six years following the Closing. To the extent that Sellers cause the Target Companies to purchase any such “tail” policy, the Buyer shall cause the Target Companies to maintain, for a period of six (6) years after the Closing Date, such “tail” policy (provided that the Buyer may substitute therefor policies with of at least the same coverage and amounts and containing terms and conditions which are, in the aggregate, no less advantageous to the insured than the current policies) with respect to claims arising from facts or events that occurred at or prior to the Closing Date. This Section 7.5 shall survive the Closing Date, is intended to benefit and may be enforced by any past and present Business Employees directors, officers, managers or other personnel of the Target Companies, and shall be binding on all successors and assigns of the Buyer and the Target Companies.
13.Notwithstanding anything herein to the contrary, none of the Persons identified in or covered by the “tail” policy referenced in Section 7.5(a) shall have any rights with respect to advancement, indemnification, contribution or other recovery of any kind from any Target Company or its Affiliates for any mater (i) which is a claim against such Person arising under this Agreement or any Ancillary Agreement, or (ii) for which such Person is liable to the Buyer or any Target Company for Fraud based on the representations and warranties contained in this Agreement, any Ancillary Document or the Seller Closing Certificate.
i.Restrictive Covenants
. In consideration of the mutual covenants provided for herein and the compensation to be paid to the Sellers at the Closing:

20762941.9

14.Non-Competition. For a period of three (3) years from the Closing Date (the “Restriction Period”), none of Sellers or Sellers’ Affiliates shall, directly or indirectly, (i) engage in, acquire, own, manage, operate, finance, control, guarantee the obligations of, or otherwise participate as an employee, officer, director, equityholder, partner or joint venture partner of any business that is competitive with the Business anywhere in North America (a “Competing Business”) or a Person engaged in a Competing Business, (ii) act as a consultant, advisor, agent or representative of any Competing Business or Person with respect to a Competing Business, or (z) license or transfer any of the trademark, trade dress, internet address, trade name, service mark, logo or design of Sellers or Seller’s Affiliates, or permit the use of the same by, any Competing Business or Person for use in a Competing Business; provided, however, that the forgoing shall not prohibit the Sellers or any of their respective Affiliates from acquiring or otherwise owning less than a five percent (5%) the voting power of a Person engaged in a Competing Business, solely as an investment and without participating the management of such Person.
15.Employee Non-Solicitation. During the Restriction Period, no Seller or Seller Affiliate shall, directly or indirectly, (i) encourage any Business Employee as of the Closing Date to terminate their relationship with the Buyer or Buyer’s Affiliates (including the Target Companies) or the Business, or (ii) solicit, hire, retain, employ or otherwise engage (or attempt to do the same) any officer, director, manager, employee or independent contractor of the Target Companies or the Business who is or was within the six (6) month period prior to the date upon which such solicitation would occur an officer, director, manager, employee, agent or independent contractor of the Buyer or Buyer’s Affiliates; provided, however, that the foregoing shall not prohibit Sellers and Sellers’ Affiliates from making any general solicitation for employment that is not specifically targeted to the officers, directors, managers, employees or independent contractors of the Target Companies or the Business.
16.Customer Non-Solicit. During the Restriction Period, no Seller or Seller Affiliate shall, directly or indirectly, solicit or induce, or actively encourage (or attempt to do any of the foregoing), any customer, supplier, licensor or licensee of any Target Company or the Business as of Closing Date or any prospective customer, supplier, licensor, or licensee that has been targeted by any Target Company or the Business within the six (6) month period prior to the Closing Date to (i) terminate or otherwise materially and adversely modify its relationship with any Target Company or the Business or (ii) engage in business with a competitor of any Target Company or the Business.
17.Non-Disclosure of Confidential Information. No Seller or Seller Affiliate shall, at any time, disclose any Confidential Information to any Person other than to the Buyer and its Affiliates or Representatives, except for any such Confidential Information which is required to be disclosed by such Seller or Seller Affiliate in connection with any Proceeding or pursuant to any Legal Requirement (or by the requirements of any securities exchange to which a party hereto (or any Affiliate thereof) is subject); provided, however, that Seller and Seller Affiliates shall (a) use commercially reasonable efforts to preserve confidentiality of the Confidential Information, (b) given the Buyer prompt prior written notice of such requirement so that the Buyer and its Affiliates may seek an appropriate protective order or other remedy; and (c) cooperate with Buyer and Buyer’s Affiliates to obtain such protective order or other remedy. If no protective order or other remedy is obtained, Seller and Sellers’ Affiliates shall furnish only that portion of the Confidential Information which, on the advice of the Sellers’ (and/or their Affiliates’, as applicable) counsel, is legally required to be disclosed and, upon the Buyers’ request, use commercially reasonable efforts to obtain assurances that confidential treatment will be given to such information.

20762941.9

18.Enforcement. In addition to all other legal remedies available to the Buyer and the Seller for the enforcement of the covenants set forth in this Section 7.6, the Buyer and the Sellers acknowledge and agree that the Buyer may seek temporary and permanent injunctive relief by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof by the Sellers or any Affiliate thereof. The covenants contained in this Section 7.6 and each provision hereof are severable and distinct covenants and provisions. The Sellers acknowledge that the restrictions contained in this Section 7.6 are reasonable and necessary to protect the legitimate interests of the Buyer, the Target Companies and their respective Affiliates, and constitute a material inducement to the Buyer to enter into this Agreement and consummate the transaction contemplated hereby.
j.GM Supplier Matter
. The Buyer and its Affiliates shall not, at any time after the date hereof or after the Closing Date, directly or indirectly, initiate any discussions, negotiations, other communication and/or activities with General Motors (and/or any Affiliate thereof) that in any manner is related, directly or indirectly, to the GM Supplier Matter without the prior written consent of JI; provided, however, that the foregoing shall not otherwise prohibit or limit the ability of the Buyer and Buyer’s Affiliates (including the Target Companies) to respond to any request or inquiry initiated by General Motors or its Representatives (without Buyer or its Affiliates requesting or soliciting General Motors to initiate such a request or inquiry) relating to the GM Supplier Matter, to subsequently engage in any subsequent discussion or communication relating thereto, or to comply with any applicable Legal Requirement without the prior written consent of JI; provided, further, however, that the Buyer and Buyer’s Affiliates shall keep JI reasonably apprised of the nature and status of any such request, inquiry, discussion, or communications to the extent not prohibited by any Legal Requirement.

20762941.9

k.Release. Effective as of the Closing, each Seller for itself and on behalf of its past, present and future Affiliates, equityholders, partners, members, controlling persons, directors, officers, employees, incorporators, managers, and Representatives, and each of their respective Affiliates, successors or assigns (collectively, the “Releasing Parties”), does hereby release absolutely and forever compromise, settle and discharge each Target Company, and each of their respective past, present and future Affiliates, successors or assigns (collectively, the “Released Parties”), from any and all rights, Proceedings, Losses, claims (including claims for diminution in value, compensatory damages, punitive or exemplary damages or any special, indirect or consequential damages or other damages), charges, controversies, cross-claims, counter-claims, demands, disputes, covenants, judgments, debts, accounts, reckoning, obligations, actions and causes of action, fees, costs, including claims for costs and attorneys’ fees and other liabilities of every kind and nature whatsoever in law or equity, whether in administrative proceedings or in arbitration and whether known or unknown, suspected or unsuspected, material or immaterial, absolute or contingent, direct or indirect or nominally or beneficially possessed or claimed against the Released Parties (collectively, “Claims”) that the Releasing Parties have, or ever had, owned or held, or hereafter can, shall or may have against any of the Released Parties arising out of, relating to, in connection with, caused by, or by virtue of, any matters, causes, acts, conduct, claims or circumstances existing at or prior to the Closing, including any securities or rights to purchase securities owned by the Releasing Parties, and any agreement to which Releasing Parties are a party to with any Released Party; provided, however, that the Releasing Parties do not release any Claims arising out of, relating to, in connection with, caused by, or by virtue of, (a) the indemnification and exculpation provisions contained in any Target Company’s Organizational Documents, except as provided in Section 7.5(b); and (b) this Agreement and/or any Ancillary Agreement. The Releasing Parties acknowledge that after Closing they may hereafter discover facts different from or in addition to those now known or believed to be true, and it expressly agrees to assume the risk of the possible discovery of additional or different facts, and agrees that the release in this Section 7.8 shall be and remain effective in all respects regardless of such additional or different facts or the discovery thereof.
l.Incentive Agreements and Selected Leases
. For a period of sixty (60) days after the Closing, the Buyer shall (and shall cause of each of its Affiliates, including the Target Companies to) use commercially reasonable efforts to cause the Sellers to be released by the parties thereto from any liability (whether contingent or otherwise, and whether as guarantor, surety, obligor or otherwise) under the Incentive Agreements and the Selected Leases. If Sellers are required to make any payments or incur any out-of-pocket costs after the Closing relating to the Incentive Agreements and/or Selected Leases, and such requirement does not relate to a breach by the Sellers of their representations, warranties or covenants hereunder, then Buyer shall reimburse Sellers for all such payments and costs within fourteen (14) days of receiving notice from Sellers therefor (which notice shall contain reasonable detail relating to the payments or costs that were required to be made or incurred).
m.First Bank of Boston Filing. JI will use commercially reasonable efforts to cause any Lien against the Marabond trademark of the Business due to the First Bank of Boston Filing to be released (to the extent the Lien exists) and the reference to the First Bank of Boston Filing removed from the United States Patent and Trademark Office records, including submitting a declaration by an officer of JCI to the United States Patent and Trademark Office.
n.Mexico Tax Matters. JI will take the following actions with respect to the Mexico Tax Matters: (1) JI will prepare and submit amended filings for previously submitted importation documentation related to certain machinery and equipment imported by the Business to Mexico in order to include the necessary serial number and related information; and (2) JI will prepare sufficient documentation to establish under applicable Mexican Tax Legal Requirement that a license agreement exists between Janesville Mexico and Janesville, which documentation will detail the nature of the support, intellectual property, and know-how received by Janesville Mexico from Janesville including research and product development, product design, product plans and specifications, and product commercialization.
Article VIII.Disclosure Schedules; Absence of Other Warranties or Representations
o.Disclosure Schedules

20762941.9

. The schedules and information set forth in the Disclosure Schedules refer to the section or paragraph of this Agreement to which such schedule and information is responsive, and each such schedule and information shall be deemed to have been disclosed with respect to all other sections and paragraphs of this Agreement for which the same is reasonably apparent on its face. All capitalized terms used in the Disclosure Schedules and not otherwise defined therein shall have the same meanings as are ascribed to such terms in this Agreement. The Disclosure Schedules shall not vary, change or alter the literal meaning of the warranties and representations of the Sellers contained in this Agreement, other than creating exceptions thereto which are responsive to the language of the warranties and representations contained in this Agreement.
p.No Additional Warranties or Representations
. THE BUYER ACKNOWLEDGES THAT THE SELLERS (AND THE TARGET COMPANIES) HAVE NOT MADE, AND NO OTHER PERSON HAS MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, AS TO THE SELLERS, THE TARGET COMPANIES, ANY OF THE SELLERS’ OR THE TARGET COMPANIES’ AFFILIATES, THE SUBJECT SECURITIES, OR THE BUSINESS, OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE SELLERS, THE TARGET COMPANIES, ANY OF THE SELLERS’ OR THE TARGET COMPANIES’ AFFILIATES, THE SUBJECT SECURITIES OR THE BUSINESS, WHICH HAS BEEN FURNISHED OR MADE AVAILABLE TO THE BUYER OR ITS REPRESENTATIVES, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE SELLER CLOSING CERTIFICATE. THE SELLERS (AND THEIR AFFILIATES) SHALL NOT HAVE, OR BE SUBJECT TO, AND NO OTHER PERSON SHALL HAVE, OR BE SUBJECT TO, ANY LIABILITY TO THE BUYER OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE BUYER OR ANY OF ITS REPRESENTATIVES, OR THE BUYER’S OR ANY OF ITS REPRESENTATIVES’ USE OF, ANY SUCH INFORMATION, DOCUMENTS OR MATERIALS MADE AVAILABLE TO THE BUYER OR ANY OF ITS REPRESENTATIVES IN RECORDS STORED ON COMPUTER DISKS, IN CERTAIN “DATA SITES”, PROVIDED DURING MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT (AS QUALIFIED BY THE DISCLOSURE SCHEDULES). THE BUYER ACKNOWLEDGES AND AGREES THAT NEITHER THE BUYER NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS RELIED, AND NONE OF SUCH PERSONS IS RELYING, OR WILL ASSERT THAT IT IS RELYING, UPON ANY STATEMENT, WARRANTY OR REPRESENTATION (WHETHER WRITTEN OR ORAL) NOT EXPRESSLY MADE IN THIS AGREEMENT (AS QUALIFIED BY THE DISCLOSURE SCHEDULES).

20762941.9

q.Janesville Distribution. Notwithstanding any representations or warranties in Article IV of this Agreement, Sellers (a) make no representation or warranty hereunder that any Contract to which Janesville is a party did not terminate, become modified, have payments or other obligations accelerate or specifically require consent of another party due to the Janesville Distribution (but only to the extent that the consequences of a direct change of control under such Contract are different from the results of an indirect change of control under such Contract), and the Disclosure Schedules shall be deemed to list such Contracts as an exception to any representation or warranty in Article IV of this Agreement that states to the contrary, (b) are not obligated to obtain any Consents before, at or after Closing, or as a condition to Buyer’s Closing obligations hereunder, relating to any such Contracts contemplated by Section 8.3(a), and (iii) shall not be obligated to indemnify the Buyer Indemnified Parties hereunder against Losses arising from the failure to obtain any consent to such Contracts contemplated by Section 8.3(a) arising solely due to the Janesville Distribution.
Article IX.Termination
r.Termination Rights
. This Agreement may, by written notice given prior to or at the Closing, be terminated:
19.by the Buyer if any of the conditions set forth in Section 3.2, above, have not been satisfied as of the date that is ninety (90) calendar days (the “Termination Date”) after the date of this Agreement or if satisfaction of any such condition is or becomes impossible (other than through the failure of the Buyer to comply with its obligations under this Agreement), and if the applicable breach, failure or misrepresentation giving rise to the failure of the conditions set forth in Section 3.2, above, to be satisfied is of a character that is capable of being cured, such breach, failure or misrepresentation has not been cured by the Sellers within fifteen (15) calendar days after written notice thereof from the Buyer, and the Buyer has not waived such condition;
20.by the Sellers if any of the conditions set forth in Section 3.3, above, have not been satisfied as of the Termination Date or if satisfaction of any such condition is or becomes impossible (other than through the failure of the Sellers to comply with their obligations under this Agreement), and if the applicable breach, failure or misrepresentation giving rise to the failure of the conditions set forth in Section 3.3, above, to be satisfied is of the character that is capable of being cured, such breach, failure or misrepresentation has not been cured by the Buyer within fifteen (15) calendar days after written notice thereof from the Sellers, and the Sellers have not waived such condition; or
21.by the mutual written consent of the Buyer and the Sellers.
s.Consequences of Termination
. In the event of any permitted termination of this Agreement by a party under Section 9.1, above, this Agreement shall become void and of no force and effect and there shall be no liability or obligation on the part of any party hereto, except under: (i) the last sentence of Section 6.1, (ii) Section 6.4(b), (iii) Section 6.5 and (iv) Article XIII, which sentence, section and article, as the case may be, shall survive the termination of this Agreement, and provided further, that each party hereto shall remain liable to the other parties for any liability arising out of a

20762941.9

willful and intentional breach of this Agreement by such party prior to such termination, in each case, subject to the limitations set forth in Article X.
Article X.Indemnification
t.Indemnification by the Sellers
. Subject to the limitations, conditions and restrictions set forth in this Agreement, from and after the Closing, the Sellers shall, jointly and severally, indemnify the Buyer and its Affiliates (including after the Closing, the Target Companies) and each of their respective Representatives, successors and assigns (which assigns, for the avoidance of doubt, shall in no event include any insurers now existing or hereafter having rights or obligations under the Representation and Warranty Insurance Policy) (collectively, the “Buyer Indemnified Parties”) and hold each of them harmless from and against any and all Losses of or against the Buyer Indemnified Parties resulting from, in connection with or arising out of:
22.any breach of any warranty or representation made by the Sellers in Article IV or in the Seller Closing Certificate, or the failure of any such representation or warranty to be true and correct;
23.any breach or non-fulfillment of any covenant or other agreement made by the Sellers in this Agreement;
24.any Excluded Liability; provided, that Losses relating to the Janesville Acoustics Contract Issue are limited to those that are directly caused by the existence of the Janesville Acoustics Contract Issue;
25.any Transaction Expenses; or
26.any Indemnified Taxes;
u.Indemnification by the Buyer
. Subject to the limitations, conditions and restrictions set forth in this Agreement, from and after the Closing, the Buyer shall indemnify the Sellers and each of their respective Affiliates (excluding, after the Closing, the Target Companies) and each of their respective Representatives, successors and assigns (collectively, the “Seller Indemnified Parties”) and hold each of them harmless from and against any and all Losses of or against the Seller Indemnified Parties resulting from, in connection with or arising out of:
27.any breach of any warranty or representation made by the Buyer in Article V or in the Buyer Closing Certificate, or the failure of any such representation or warranty to be true and correct;
28.any breach or non-fulfillment of any covenant or other agreement made by the Buyer in this Agreement; or

20762941.9

29.any Post-Closing Business Claim Liability.
v.Procedure Relative to Indemnification
.
30.In the event that any Person entitled to indemnification hereto shall claim that it is entitled to be indemnified pursuant to the terms of this Article X, such party (the “Claiming Party”) shall notify the party or parties against which the claim is made (the “Indemnifying Party”) in writing of such claim (a “Claim Notice”) promptly after the Claiming Party receives notice of any action, Proceeding, demand, assessment, claim, loss, liability or damages that may reasonably be expected to result in a claim for indemnification by the Claiming Party against the Indemnifying Party; provided, that no delay on the part of the Claiming Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article X, except to the extent such delay actually prejudices the Indemnifying Party. The Claim Notice shall specify in reasonable detail the breach of warranty, representation, covenant or other matter claimed by the Claiming Party and, to the extent practicable, the Losses incurred by, or anticipated to be incurred by, the Claiming Party on account thereof.
31.Subject to Section 10.3(d), the following provisions shall apply to claims of the Claiming Party which are based upon a claim involving a third party (a “Third Party Claim”) (including any form of Proceeding filed or instituted by any Governmental Body, but excluding any Tax claim to the extent governed by Section 11.3):

20762941.9

v.The Indemnifying Party shall have the right, by written notice to Claiming Party within sixty (60) calendar days from delivery of the Claim Notice and at its sole cost and expense, to defend such Third Party Claim in its own name or, if necessary, in the name of the Claiming Party, unless the Claiming Party reasonably concludes, based on advice of counsel, that such Third Party Claim (A) seeks non-monetary relief, (B) involves criminal or quasi-criminal allegations, (C) relates to any material on-going relationship with the Claiming Party’s employees, customers or suppliers, or other Persons having material business relationships with the Claiming Party, (D) the Indemnifying Party is failing to use reasonable efforts to diligently defend, (E) involves Losses that are reasonably expected to exceed the maximum amount for which such Indemnifying Party could be liable under this Article X, or (F) if Buyer is the Claiming Party, the insurer has exercised a right to defend the Third Party Claim under the Representation and Warranty Insurance Policy. If the Indemnifying Party assumes the defense of the Third Party Claim, then the Claiming Party shall cooperate with and make available to the Indemnifying Party such assistance (including access to employees) and materials as may be reasonably requested of the Claiming Party, and the Claiming Party shall have the right, at the Claiming Party’s expense, to participate in the defense. The Indemnifying Party shall have the right to settle and compromise such Third Party Claim only with the consent of the Claiming Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless the following shall apply: (A) such settlement provides the Claiming Party with a full release from such Third Party Claim; and (B) the sole relief provided in such settlement is monetary damages that are paid in full by the Indemnifying Party. If the Claiming Party fails to consent to any settlement or compromise offer, then the Indemnifying Party may continue to contest such claim and, in such event, the maximum liability of the Indemnifying Party for such claim will not exceed such settlement or compromise offer.
vi.In the event the Indemnifying Party shall notify the Claiming Party that the Indemnifying Party does not assume the defense of a Third Party Claim, then the Claiming Party shall have the right to conduct a defense against such Third Party Claim and shall have the right to settle and compromise such Third Party Claim without the consent of the Indemnifying Party.
32.To the extent that there is an inconsistency between this Section 10.3 and Section 11.3 as it relates to a Tax matter, the provisions of Section 11.3 shall govern.
33.The following procedures and limitations shall apply to the Mexico Concession Liability, the Janesville Acoustics Contract Issue, and the Janesville Acoustics Patent Assignment Issue (collectively, the “Special Procedure Items”):
vii.Sellers (and not the Buyer or the Target Companies, unless otherwise required by Legal Requirement) shall have the right to defend, settle and compromise all claims arising out of the Special Procedure Items, to discuss the Special Procedure Items with Governmental Bodies and third parties, and to resolve the Special Procedure Items; provided, that if a Janesville Acoustics Contract Issue relates to a material customer or vendor to the Business, Motus shall have the right to approve any resolution of such Janesville Acoustics Contract Issue, which approval shall not be withheld unreasonably.
viii.Sellers shall keep Buyer and the Target Companies reasonably informed regarding the status of the Special Procedure Items.
ix.Buyer shall (and shall cause the Target Companies to) provide reasonable cooperation to the Sellers (at the Sellers’ expense) with respect to the Special Procedure Items in an effort to mitigate any Losses relating to them.

20762941.9

x.The Janesville Acoustics Patent Assignment Issue shall no longer be an Excluded Liability hereunder once each of Messrs. Wyerman, Sargent and Zupan execute patent assignments for the two applicable patents in the name of “Janesville Acoustics, a Unit of Jason Incorporated.”
w.Limits on Indemnification.
34.With respect to the indemnification obligations of the Sellers under Section 10.1(a):
xi.Basket. Subject in all respects to Section 10.4(a)(iii), the Sellers shall not be obligated to indemnify any Buyer Indemnified Party with respect to any Losses pursuant to Section 10.1(a) unless and until the aggregate Losses of the Buyer Indemnified Parties exceed, in the aggregate, Four Hundred Twenty-Five Thousand Dollars (US $425,000), and then only to the extent such Losses exceed such amount; provided, however, that the foregoing limitation shall not apply to or otherwise limit the indemnification obligations of any Seller with respect to any Losses of the Buyer Indemnified Parties resulting from, in connection with or arising from any inaccuracy in or breach of any Selected Seller Representation. With respect to any Losses arising out of a breach of Section 4.8(a) relating to an item of Personal Property, if the replacement cost of such Personal Property is less than Ten Thousand Dollars ($10,000), then such Losses shall not be taken into account when calculating the remaining Basket, and Sellers shall not have any obligation to compensate Buyer for any such individual Loss which is less than Ten Thousand Dollars ($10,000). With respect to any Losses arising out of (1) Section 10.1(c) relating to “Pending Employment-Related Matters and Compliance Issues” as set forth on Schedule 1.2, Sellers shall not have any obligation to compensate Buyer for any such Losses unless and until the aggregate Losses of the Buyer Indemnified Parties exceed, in the aggregate, One Hundred Thousand Dollars (US $100,000), and then only to the extent such Losses exceed such amount, and (2) the Janesville Acoustics Contract Issues, Sellers shall not have any obligation to compensate Buyer for any such Losses unless and until the aggregate Losses of the Buyer Indemnified Parties exceed, in the aggregate, One Hundred Thousand Dollars (US $100,000), and then only to the extent such Losses exceed such amount.

20762941.9

xii.Maximum Amount of Certain Indemnification. Subject in all respects to Section 10.4(a)(iii), the Sellers shall not be obligated to indemnify any Buyer Indemnified Party (A) with respect to any Losses pursuant to Section 10.1(a) (other than resulting from, in connection with or arising from any inaccuracy in or breach of any Selected Seller Representation) that exceed, in the aggregate, the amount of the Indemnity Escrow Funds remaining in the Escrow Account at any given time; (B) with respect to any Losses pursuant to Section 10.1(a) resulting from, in connection with or arising from any inaccuracy in or breach of any Selected Seller Representation that exceed, in the aggregate, the Final Adjusted Purchase Price; and (C) with respect to any Losses relating to the Janesville Acoustics Contract Issues that exceed, in the aggregate, Four Million Two Hundred Fifty Thousand Dollars (US $4,250,000) (for the avoidance of doubt, this cap shall have no evidentiary bearing on the actual Losses that may arise out of the Janesville Acoustics Contract Issues).
xiii.Certain Exceptions. The limitations set forth in Section 10.4(a)(i) and Section 10.4(a)(ii) shall not apply to or otherwise limit (A) the ability of Buyer to recover any Losses under the Representation and Warranty Insurance Policy, or (B) the indemnification obligations of any Seller with respect to any Losses of the Buyer Indemnified Parties resulting from, in connection with or arising from any Fraud by any Seller.
35.With respect to the indemnification obligations of the Buyer under Section 10.2(a):
xiv.Basket. Subject in all respects to Section 10.4(b)(iii), the Buyer shall not be obligated to indemnify any Seller Indemnified Party with respect to any Losses pursuant to Section 10.2(a), unless and until the aggregate Losses from all claims with respect thereto exceed, in the aggregate, Four Hundred Twenty-Five Thousand Dollars (US $425,000), and then only to the extent such Losses exceed the such amount.
xv.Maximum Amount of Certain Indemnification. Subject in all respects to Section 10.4(b)(iii), the Buyer shall not be obligated to indemnify any Seller Indemnified Party with respect to Losses pursuant to Section 10.2(a) in excess, in the aggregate, Nine Million Dollars ($9,000,000).

20762941.9

xvi.Certain Exceptions. The limitations set forth in Section 10.4(b)(i) and Section 10.4(b)(ii) shall not (A) apply to or otherwise limit the indemnification obligations of Buyer with respect to any Losses of the Seller Indemnified Parties resulting from, in connection with or arising from Fraud by the Buyer New BV2, Buyer Minority Purchaser, Buyer US Newco or Motus, (B) the breach by Buyer of one or more Selected Buyer Representations, or (C) apply to any Losses incurred by Sellers as a direct or indirect result of a Buyer (whether due to a Third-Party Claim or otherwise) or other Person (other than by any Person claiming by, on behalf of or through Sellers or any of their Affiliates, including any creditor or equity holder thereof) preventing Sellers from receiving and/or retaining the entire Purchase Price required to be paid hereunder; provided, that, for the avoidance of doubt, (1) this Section 10.4(b)(iii)(C) only relates to indemnification obligations of the Buyer under Section 10.2(a), and (2) any amounts required to be paid by the Sellers pursuant to Section 10.1 and any adjustments required to derive the Purchase Price under Article II shall not be deemed to prevent Sellers from receiving or retaining the entire Purchase Price.
36.Satisfaction of Indemnity; Escrow Amount; Sole Recourse. Subject to the other limitations, conditions and restrictions of this Article X:
xvii.the indemnifiable Losses of the Buyer Indemnified Parties under Section 10.1(a) (other than as a result of any inaccuracy in or breach of any Specified Seller Representation or Fraud of any Seller) shall be satisfied (A) first, during the period during which the Escrow Agreement remains in effect and the Escrow Account includes any Indemnity Escrow Funds, from the Indemnity Escrow Funds (if and to the extent funds are available) until the Indemnity Escrow Funds have been exhausted, and then (B) second, to the extent that any such obligation is not able to be satisfied in full from the Indemnity Escrow Funds, from the Representation and Warranty Insurance Policy. The right to indemnification to be satisfied from the Escrowed Funds and the Representation and Warranty Insurance Policy as set forth in this Section 10.4(c)(i) shall be the sole recourse, direct or indirect, of the Buyer Indemnified Parties for indemnification pursuant to Section 10.1(a) (other than with respect to any Specified Seller Representation or Fraud of any Seller).
xviii.the indemnifiable Losses of the Buyer Indemnified Parties under Section 10.1(a) arising out of or relating to any inaccuracy in or breach of any Specified Seller Representation shall be satisfied (A) first, by the Sellers until any remaining retention under the Representation and Warranties Insurance Policy has been satisfied, (B) second, from the Representation and Warranty Insurance Policy until such Losses equal the policy limit, and (C) third, from Sellers.

20762941.9

37.Representation and Warranty Insurance. The Buyer intends to bind a buy-side representation and warranty insurance policy for the benefit of the Buyer Indemnified Parties, against the inaccuracies in or breach of the warranties and representations made by the Sellers (the “Representation and Warranty Insurance Policy”). The cost of the Representation and Warranty Insurance Policy (including all premiums and excess lines taxes payable in connection therewith and any fees or expenses incurred by any insurance broker or underwriting insurance company in connection therewith) shall be borne by the Buyer. The Buyer shall use commercially reasonable efforts to cause any Representation and Warranty Insurance Policy to contain a waiver of subrogation clause pursuant to which the insurer expressly waives any subrogation rights or any other claims against the Sellers (or any Affiliate thereof) in connection with any claim made by any Buyer Indemnified Party thereunder (except to the extent that a written statement or other admission under oath or guilty plea or plea of no contest by the Sellers, or a finding of fact, judgment or other ruling in any proceeding, establishes that the Sellers committed Fraud (subject to the following proviso, below) with respect to the warranties and representations contained herein or in the Seller Closing Certificate), and the Buyer shall not, without the prior written consent of Sellers, waive of any such subrogation clause or amend, modify or delete of any such subrogation clause in any manner that is adverse to Sellers; provided, that for purposes only of the subrogation provisions in the Representation and Warranty Insurance Policy (including any subrogation claim against Sellers in respect of Fraud that is brought by the insurers under the Representation and Warranty Insurance Policy), the phrase in the definition of “Fraud” herein that states “any person identified in the definition of ‘Knowledge of the Sellers’ or ‘Knowledge of the Buyer’, as applicable, had actual knowledge” shall be replaced with “any Seller or any Buyer, as applicable, had actual knowledge.” The coverages provided under the Representation and Warranty Insurance Policy have been made at the sole election, determination and discretion of the Buyer on its behalf and on behalf of the Buyer Indemnified Parties, at their own risk, and the Seller shall have no obligation or liability with respect thereto, including with respect to any adequacy of coverage.

20762941.9

38.Survival. Each of the warranties and representations of the Sellers and the Buyer contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date; provided, however, that (i) the Selected Seller Representations and the Selected Buyer Representations shall survive the Closing until the three (3) year anniversary of the Closing Date, and thereafter shall terminate, and (ii) the representations and warranties set forth in the last sentence of Section 4.8(a) shall survive for one hundred eighty (180) days after Closing, and thereafter shall terminate. All of the covenants and agreements of the Sellers and the Buyer contained in this Agreement shall survive the Closing in accordance with their terms (or if no such term is stated, the applicable statute of limitations) plus ninety (90) days, except that (i) the indemnification obligations of the Sellers under Section 10.1(c) shall survive indefinitely, (ii) the indemnification obligations of the Sellers under Section 10.1(d) and of the Buyer under Section 10.2(c) shall survive the Closing until the third anniversary of the Closing Date, (iii) the indemnification obligations of the Sellers under Section 10.1(e) shall survive until the earlier of the seventh (7th) anniversary of the Closing Date and the expiration of the applicable statute of limitations relating to the applicable Indemnified Taxes, and (iv) the indemnification obligations relating to a breach of the second sentence of Section 6.9 shall survive for one hundred eighty (180) days after Closing, and thereafter shall terminate. Any claim for indemnification hereunder which is made in writing prior to the expiration of the applicable survival period, and the rights of indemnity with respect thereto, shall survive such expiration until resolved or judicially determined and any claim for indemnification not submitted in writing to the Indemnifying Party prior to the expiration of the applicable survival period shall be deemed to have been waived and shall be absolutely and forever barred and unenforceable, null and void, and of no force or effect whatsoever, and the Indemnifying Party shall have no further liability with respect thereto.
39.Losses Net of Insurance and Tax Benefits. With respect to any matter covered by this Article X, the Claiming Party shall use commercially reasonable efforts to seek to recover all amounts to which such Claiming Party may be entitled with respect to any Losses under all applicable insurance policies (including the Representation and Warranty Insurance Policy) or from third-parties who may otherwise be responsible therefor, in each case, consistent subject to the terms and conditions set forth in this Article X. All Losses shall be calculated net of any insurance proceeds or other amounts from third-parties, in each case, actually received by the Claiming Party (net of any deductible amounts and reasonable out-of-pocket expenses and costs of collection). In addition, the amounts for which an Indemnifying Party shall be liable under this Article X shall be net of any Tax benefit actually realized by the Claiming Party in the Tax year or immediately succeeding Tax year of the facts and circumstances giving rise to the liability of the Indemnifying Party. To the extent that any such insurance proceeds or other amounts are collected by the Claiming Party in respect of any Losses previously paid by the Indemnifying Party, the Claiming Party shall reimburse the Indemnifying Party for any and all Losses paid by the Indemnifying Party to the Claiming Party pursuant to this Article X.
40.Taxes. Notwithstanding anything contained in this Agreement to the contrary, the Buyer Indemnified Parties shall not be entitled to recover for any breach of this Agreement for any Tax accounting or filing position taken by any Target Company or the Buyer (or any Affiliate thereof) for a period (or portion thereof) beginning on or after the Closing.
41.Materiality. Notwithstanding anything to the contrary contained in this Agreement, for purposes of (i) determining the failure of any representations or warranties to be true and correct and (ii) calculating Losses under this Agreement, this Agreement shall be interpreted without giving effect to any limitations or qualifications as to “materiality” (including the word “material,” “Material Adverse Effect,” “materially,” “immaterial,” “material adverse change” or similar qualifiers); provided, that (y) clause (i) of this Section 10.4(h) shall not apply to Sections 4.12(a), 4.12(b), 4.12(c) or the first sentence of Section 4.17, and (z) neither clause (i) nor (ii) of this Section 10.4(h) shall apply to the term “Material Contract”. For purposes of clarification, the “double materiality scrape” set forth in the preceding sentence of this Section 10.4(h) shall not apply to any dollar thresholds or references to U.S. GAAP or Mexico NIFs, as applicable, contained in any representations and warranties set forth in this Agreement.

20762941.9

42.Release of Remaining Indemnity Escrow Amount. On the first Business Day after the first anniversary of the Closing, all Indemnity Escrow Funds in the Escrow Account that are not being properly reserved by the Escrow Agent pursuant to a Claim Notice received by the Escrow Agent prior to such first anniversary, shall be released to JI, and the parties shall jointly direct the Escrow Agent to release such Indemnity Escrow Funds pursuant to the procedures set forth in the Escrow Agreement.
43.Independent Remedies. For the avoidance of doubt, if a Loss is subject to indemnification under more than one of subsections (a) – (e) of Section 10.1, then Buyer may elect to recover its Losses under any one of more of the subsections for which indemnification is available.
x.No Duplication of Losses
. Notwithstanding anything contained in this Agreement to the contrary, no Claiming Party shall be entitled to recover duplicate Losses for indemnification claims under or with respect to any provision of this Article X (a) if a claim for indemnification with respect to such Losses has already been made, claimed or asserted under or with respect to another provision of this Agreement, (b) if the Claiming Party has been credited for such Losses in connection with the calculation of the Final Adjusted Purchase Price, or (c) to the extent the Claiming Party has been credited for such Losses in connection with the EBITDA adjustments expressly set forth on Schedule 10.5 that were used to calculate the Base Purchase Price.
y.Mitigation
. No party shall be entitled to indemnification hereunder for the amount of Losses in excess of the amount of such Losses which would have been incurred but for the failure of such party to take commercially reasonable actions to mitigate such Losses upon becoming aware of any claim, assuming such mitigation is reasonably available.
z.Sole Remedy
. From and after the Closing, the Buyer Indemnified Parties’ and the Seller Indemnified Parties’ sole remedy for any and all claims arising out of this Agreement shall be the indemnity and remedies set forth in this Article X; provided, however, the foregoing shall not apply to (i) any injunctive or other equitable relief to which a party may be entitled pursuant to Section 6.10, Section 7.6(e) or Section 13.3, (ii) the Buyer’s obligations under Section 6.4(c), (iii) the rights of the parties with respect to the determination of the Final Adjusted Purchase Price in accordance with Section 2.4, or (iv) Fraud on the part of Buyer or Seller.
Article XI.Tax Matters
aa.Tax Returns
.

20762941.9

44.The Sellers, at their sole cost and expense, shall prepare or cause to be prepared, and shall timely file or cause to be filed, (A) all income Tax Returns for the Target Companies for all Pre-Closing Tax Periods (for the avoidance of doubt, the Buyer shall prepare or cause to be prepared, and shall timely file or cause to be filed, all income Tax Returns for the Target Companies for all periods beginning on or after the Closing Date), and (B) all Tax Returns for the Target Companies (after taking into account all appropriate extensions) due on or prior to the Closing Date (the “Seller Prepared Returns”). All Seller Prepared Returns shall be prepared on a basis consistent with the past practices of the Target Companies, to the extent consistent with applicable Legal Requirements. The Sellers shall timely pay any Taxes due in respect of any such Seller Prepared Returns, except to the extent reflected in the Final Closing Working Capital Amount and/or Final Closing Indebtedness.
45.The Buyer shall prepare or cause to be prepared, and shall timely file or cause to be filed, all Tax Returns for the Target Companies that are not Seller Prepared Returns (“Buyer Prepared Returns”). Each Buyer Prepared Return that is an income Tax Return for a Straddle Period shall be submitted to the Sellers for Sellers’ review and approval at least forty-five (45) calendar days prior to the applicable filing due date. Following receipt of its copy of each such Buyer Prepared Return, the Sellers shall have a period of thirty (30) calendar days to provide the Buyer with a statement of any disputed items with respect to such Return. In the event that the Sellers and the Buyer are unable to reach an agreement with respect to any disputed items within a period of five (5) Business Days after the Buyer’s receipt of such statement, all such disputed items shall be submitted to the Independent Accounting Firm for final resolution prior to the applicable filing due date. The Buyer will prepare all Buyer Prepared Returns on a basis consistent with past practices of the Target Companies, unless otherwise required by applicable Legal Requirements. No failure or delay of the Buyer in providing Buyer Prepared Returns for the Sellers to review shall reduce or otherwise affect the obligations or liabilities of Sellers pursuant to this Agreement except to the extent the Sellers are actually prejudiced by such delay or failure.
46.For purposes of this Agreement, in the case of any Taxes of the Target Companies that are allocable with respect to a Straddle Period, the portion of any such Taxes that are attributable to the pre-Closing portion of such Straddle Period shall: (i) in the case of Taxes that are based on or measured by income, receipts, employment, payroll, sales, use, or other similar Taxes (including income realized from a Flow-Thru Entity), be deemed equal to the amount that would be payable if the Tax year or period ended on the end of the Closing Date; and (ii) in the case of any other Taxes not described in clause (i), be deemed the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date, and the denominator of which is the number of days in the entire Straddle Period. For purposes of clause (i) of the preceding sentence, any exemption, deduction, credit or other item (including amortization, depreciation, and the effect of any graduated rates of Tax) that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Closing Date on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period times a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period.

20762941.9

ab.Certain Taxes
. The Buyer shall pay all Transfer Taxes. Buyer and Sellers shall cooperate in timely making all Returns, reports and forms as may be required to comply with the provisions of applicable Legal Requirements in connection with the payment of any such Transfer Taxes, and Buyer and Sellers shall cooperate in good faith to minimize, to the fullest extent possible, the amount of any Transfer Taxes payable in connection with the transactions contemplated by this Agreement.
ac.Tax Claims
. In the event that, after the Closing Date, the Buyer, any Target Company or any of their respective Affiliates, receives any oral or written communication regarding any pending or threatened examination, audit, claim, adjustment or other Proceeding for which the Sellers (or any Affiliate thereof) could have liability under this Agreement or as a matter of law for Taxes for any Pre-Closing Tax Period or Straddle Period (each, a “Tax Claim”), the Buyer will, within ten (10) calendar days, notify the Sellers in writing thereof. No failure or delay of Buyer in the performance of the foregoing shall reduce or otherwise affect the obligations or liabilities of the Sellers pursuant to this Agreement, except to the extent the Sellers are actually prejudiced by such failure or delay. Buyer shall control, or cause the applicable Target Company to control, the conduct of any Tax Claim; provided, that Sellers or their designees shall be entitled, at Sellers’ sole expense, to control the contest of any Tax Claim relating solely to a Pre-Closing Tax Period (including any Mexico Tax Matters) and shall have the right to participate, at Sellers’ sole expense, in any Tax Claim related to a Straddle Period. If the Sellers control a Tax Claim, (A) the Sellers shall not settle or otherwise resolve such Tax Claim without the prior written permission of the Buyer (which permission shall not be unreasonably withheld, delayed, or conditioned), and (B) the Sellers will keep the Buyer reasonably informed with respect to the commencement, status and nature of any Tax Claim controlled by the Sellers, including the status of any settlement negotiations. If the Buyer controls a Tax Claim that relates to a liability of Sellers under applicable Legal Requirement or this Agreement, (A) the Buyer shall not settle or otherwise resolve such Tax Claim without the prior written permission of the Sellers (which permission shall not be unreasonably withheld, delayed, or conditioned), and (B) the Buyer will keep the Sellers reasonably informed with respect to the commencement, status and nature of any Tax Claim controlled by the Buyer, including the status of any settlement negotiations. The Buyer, its Affiliates and Sellers will cooperate in good faith in handling any Tax Claim, including by providing, or causing to be provided, all necessary authorizations, including powers of attorney, to control any Tax Claim.
ad.Adjustment to Purchase Price
. Each party hereto shall, including retroactively, treat all payments made pursuant to this Agreement after the Closing, if any, as adjustments to the final Base Purchase Price paid for the Janesville Securities for Tax purposes to the extent permitted by applicable Legal Requirement. The Janesville Mexico Securities Purchase Price and the Servicios Purchase Price shall not be adjusted after the Closing.

20762941.9

ae.Prohibited Actions
. Without the prior written consent of the Sellers (which shall not be unreasonably delayed, withhold or conditioned, the Buyer shall not, nor shall it permit any Affiliate (including any Target Company), to: (a) file, re-file, supplement, or amend any Return of any Target Company for any Pre-Closing Tax Period or Straddle Period, or (b) file any voluntary disclosure agreement, participate in any arrangement similar to a voluntary disclosure agreement, or voluntarily approach any taxing authority regarding any Taxes or Returns of any Target Company for any Pre-Closing Tax Period or Straddle Period. Except as otherwise provided in Section 11.11, Buyer shall not make any election under Section 338 of the Code (or any similar provision of federal, state, local, or foreign Tax Law) with respect to the transactions contemplated hereby.
af.Refunds

20762941.9

ag.. The Sellers shall be entitled to any refunds received for, as well as any offsets, credits or Tax reductions in lieu of refunds applicable to, federal, state, local or foreign Taxes paid for any Pre-Closing Tax Period of the Target Companies, along with any interest and/or inflationary indexing paid with respect thereto by the relevant Tax authority (any such Tax refund, a “Tax Refund”). The Buyer shall promptly pay to Sellers the amount of any Tax Refunds (without interest or any inflationary indexing payment other than interest or any inflationary indexing payment received from a Governmental Body) that are received by the Buyer, any Target Company or any of their respective Affiliates after the Closing Date, whether by offset, credit, receipt of payment or otherwise, net of (i) any Taxes imposed on Buyer or any Target Company as a result of receiving such Tax Refund), and (ii) any reasonable expenses that the Buyer, any Target Company or any of their respective Affiliates incur (or has or will incur) with respect to such Tax Refund. In the case of any Straddle Period, the amount of Tax Refunds to which the Sellers are entitled shall be determined in the same manner as if the relevant Tax period ended or began at the Closing. The Buyer shall, and shall cause the Target Companies to, promptly execute such documents, take commercially reasonable additional actions and otherwise reasonably cooperate as may be necessary for the Buyer and the Target Companies to perfect their rights in and obtain all Tax Refunds contemplated in this Section 11.6. Buyer shall not, and shall not permit any Target Company or any of their respective Affiliates to, forfeit, fail to collect or otherwise minimize or delay any Tax Refund, whether through any election to carry forward a net operating loss, failure to carry back a net operating loss, or otherwise. The Buyer shall, and after the Closing shall cause the Target Companies to, provide the Sellers with such assistance or access to Records or information as may be reasonably requested in connection with the review of any Return, including the filing of any claim for refund for a Pre-Closing Tax Period or Straddle Period, for the purpose of determining the amounts payable pursuant to this Section 11.6. Any Tax liabilities included in the Final Pre-ET Working Capital Amount or Indebtedness, to the extent not actually paid to the relevant Tax authority, shall be treated as a Tax Refund to which this Section 11.6 applies. Nothing in this Section 11.6 shall require that the Buyer make any payment with respect to any refund for a Tax (and such refunds shall be for the benefit of the Buyer, the Target Company or any of their respective Affiliates) that is with respect to (A) any refund of Tax that is the result of the carrying back of any net operating loss or other Tax attribute or Tax credit incurred solely after the Closing Date or (B) any Tax Refund that is specifically reflected in the Final Closing Working Capital Amount or Final Closing Indebtedness.
a.Post-Closing Tax Filings
. The Buyer acknowledges and agrees that it is responsible for making its own determinations with respect to Tax filings post-Closing and it shall not rely on the pre-Closing practices of the Sellers or any Target Company with respect to such filings.
b.Transaction Deductions
. The Buyer and the Sellers shall each be allocated the income Tax deduction attributable to any Transaction Expense for which each party bears the economic detriment. For purposes of clarity, any income Tax deduction attributable to a Transaction Bonus shall be reflected in the Pre-Closing Tax Periods and shall not be deducted by the Buyer or any Affiliate thereof, including any Target Company after the Closing.
c.Conduct Prior to Closing. From the date hereof until the Closing Date, without the prior written consent of the Buyer, which shall not be unreasonably withheld, conditioned, or delayed, the Sellers shall not permit any Target Company to (A) incur any material Taxes outside of the ordinary course of business; (B) change of any material method of accounting of any Target Company for Tax purposes outside the ordinary course of business; (C) enter into any agreement with any Governmental Body (including a “closing agreement” under Section 7121 of the Code) with respect to any material Tax or Returns of any Target Company; (D) surrender a right of any Target Company to a material Tax refund; (E) change an accounting period of any Target Company with respect to any material Tax; (F) file an amended material Tax Return outside the ordinary course of business; (G) change or revoke any material election with respect to Taxes outside the ordinary course of business; (H) make any material election with respect to Taxes that is inconsistent with past practices; or (I) enter into any agreement to extend or waive the applicable statute of limitations with respect to any material Taxes.

20762941.9

d.Tax Treatment; Purchase Price Allocation. Buyer and Sellers agree that the purchases of the JO Securities and the Janesville Securities are each intended for U.S. federal income tax purposes to be treated as the purchases of the assets of JO and Janesville, respectively. With respect to the purchase of the JO Securities, the entire purchase price allocable to the JO Securities shall be allocated to the Majority Janesville Mexico Securities. With respect to the purchase of the Janesville Securities, within sixty (60) days of the final determination of the Final Pre-ET Working Capital Amount, Buyer shall provide to Sellers a schedule allocating the Base Purchase Price among the assets of Janesville for review and approval by Sellers, which shall be prepared in accordance with the applicable provisions of the Code and the methodologies set forth on Exhibit 11.10. Following receipt thereof, Sellers shall have a period of twenty (20) days to provide Buyer with a statement of any disputed items with respect to such allocation. In the event Sellers provide such statement and Sellers and Buyer are unable to reach agreement with respect to any disputed items within a period of twenty (20) days after Buyer’s receipt of such statement, all such disputed items shall be submitted to the Independent Accounting Firm for final resolution, and the Buyer shall pay all fees in connection therewith owed to the Independent Accounting Firm. The allocation ultimately agreed upon by Buyer and Sellers under this Section 11.10 shall be referred to herein as the “Janesville Purchase Price Allocation Schedule”. The parties hereto shall make appropriate adjustments to the Janesville Purchase Price Allocation Schedule to reflect changes in the Base Purchase Price. The parties hereto agree for all Tax reporting purposes to report the transactions contemplated by this Agreement in accordance with the allocations in Section 2.1 and this Section 11.10 and the Janesville Purchase Price Allocation Schedule, as adjusted pursuant to the preceding sentence, and to not take any position during the course of any audit or other proceeding inconsistent with such allocations and schedule unless required by a determination of the applicable Governmental Body that is final.
e.Tax Elections. If and when requested by the Seller in writing, (i) the Buyer shall make timely and effective election(s) under Section 338(g) of the Code with respect to its acquisition of Janesville Mexico, Servicios, or both, and/or (ii) the parties hereto shall mutually cooperate with one another and sign such documents that are necessary to cause timely and effective election(s) to be filed pursuant to Section 1.245A-5T(e)(3)(i) of the Treasury Regulations to close the taxable years of Janesville Mexico and Servicios, or both on the end of the Closing Date for U.S. federal income tax purposes.
Article XII.Definitions
“Accounting Principles” has the meaning set forth in Section 2.2(b).
“Adjustment Escrow Amount” means an amount equal to US $250,000.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Affiliated Group” means a group of Persons that elects, is required to, or otherwise files a Return or pays a Tax as an affiliated group, consolidated group, combined group, unitary group, or other group recognized by applicable Tax law.
“Agreement” means this Purchase Agreement (including the Disclosure Schedules and exhibits hereto), as the same may be amended or modified from time to time.
“Alternative Transaction” means any (a) purchase, sale, license or other disposition of any portion of the business, assets, rights or properties of Target Companies or the Business (other than sales of inventory in the ordinary course and dispositions of obsolete or worn out equipment in the ordinary course), (b) purchase, issuance, sale or other disposition of any Capital Stock or other securities of any Target Company, or (3) merger, acquisition, consolidation or

20762941.9

similar business combination transaction involving any Target Company or the Business and any other Person (other than Buyer and its Affiliates).
“Ancillary Agreements” means, with respect to any party, the agreements, documents and instruments to be executed and delivered by such party pursuant to this Agreement.
“Anti-Corruption Laws” means applicable laws related to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Mexican General Law of Administrative Liability (Ley General de Responsabilidades Administrativas), as amended, or any law that prohibits bribery, corruption, fraud, or other improper payments.
“Atlas Capital II” means Atlas Capital Resources II LP, a Delaware limited partnership.
“Atlas Capital II (P)” means Atlas Capital Resources II (P) LP, a Delaware limited partnership.
“Balance Sheet” means the consolidated balance sheet of the Business for the six (6) month period ended on the Balance Sheet Date.
“Balance Sheet Date” means June 28, 2019.
“Base Purchase Price” has the meaning set forth in Section 2.1.
“Business” has the meaning set forth in the Recitals.
“Business Day” means a day other than a Saturday, Sunday or other day on which state-chartered commercial banks located in Milwaukee, Wisconsin or New York, New York are authorized or required by law to close.
“Business Employee” means those employees of the Target Companies, the Sellers, or any Affiliates of the Sellers who primarily provide services to the Business. For the avoidance of doubt, “Business Employee” shall not include any employee of Servicios who does not provide services primarily for the benefit of the Business, JO, Janesville and/or Janesville Mexico.
“Buyer” has the meaning set forth in the preface to this Agreement.
“Buyer 401(k) Plan” has the meaning set forth in Section 7.2(j).
“Buyer Closing Certificate” has the meaning set forth in Section 3.3(c).
“Buyer Indemnified Parties” has the meaning set forth in Section 10.1.
“Buyer Material Adverse Effect” means any Event that has a material and adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.
“Buyer Minority Purchaser” has the meaning set forth in the preface to this Agreement.
“Buyer New BV2” has the meaning set forth in the preface to this Agreement.

20762941.9

“Buyer Prepared Returns” has the meaning set forth in Section 11.1(b).
“Buyer US Newco” has the meaning set forth in the preface to this Agreement.
“Capital Stock” means any and all shares, interests, participations or other equivalents (other than phantom stock), however designated, of capital stock of a corporation and any and all ownership interests in a Person (other than a corporation), including membership interests, units, partnership interests and joint venture interests, as applicable.
“Cash” means, with respect to the Target Companies, as of any date and time, the aggregate amount of cash and bank deposits as reflected in the bank and money market account statements of the Target Companies (or those maintained by any Seller (or any Affiliate thereof) for the benefit of a Target Company), and shall include money market funds, money market instruments and any demand deposits. For the avoidance of doubt, for purposes of computing the U.S. Cash Amount, the Mexico Cash Amount, the Estimated Adjusted Purchase Price and the Final Adjusted Purchase Price, Cash shall (i) be calculated net of issued but uncleared checks, drafts and wire transfers, (ii) include checks and drafts received by any Target Company (and/or any Seller (and/or any Affiliate thereof) for the benefit of the Target Companies) or cash deposits in transit to the accounts of any Target Company (and/or any Seller (and/or any Affiliate thereof) for the benefit of any Target Company), and (iii) be calculated net of overdrawn accounts.
“Claim Notice” has the meaning set forth in Section 10.3(a).
“Claiming Party” has the meaning set forth in Section 10.3(a).
“Claims” has the meaning set forth in Section 7.8.
“Closing” means the consummation of the purchase and sale of the JO Securities, the Janesville Mexico Securities and the Servicios Securities and the other transactions as contemplated by this Agreement.
“Closing Date” means the date on which the Closing occurs.
“Closing Indebtedness” means the aggregate amount of Indebtedness of the Target Companies and Business outstanding as of the Closing Date. For the avoidance of doubt, Closing Indebtedness shall not include (i) any Indebtedness incurred on the Closing Date by or at the direction of the Buyer or any Affiliate thereof, or (ii) any Excluded Liabilities.
“Closing Transaction Expenses” means the amount of Transaction Expenses at and as of the Closing, without giving effect to the Closing, but shall not include the RSU and Cash Bonus Awards (as defined and listed on Schedule 6.7).
“Code” means the Internal Revenue Code of 1986, as amended, or any successor law.
“Competing Business” has the meaning set forth in Section 7.6(a).

20762941.9

“Confidential Information” shall mean information of or relating to the businesses and operations of the Target Companies and Business, including the following: (i) all information and records concerning products or services provided to customers; (ii) all information concerning pricing and cost policies, the prices charged to customers, the volume or orders of customers and other information concerning the transactions with, customers or proposed customers; (iii) customer lists; (iv) financial information; (v) information concerning salaries or wages paid to, the work records of and other personnel information relative to, Business Employees; (vi) information concerning the marketing programs or strategies; and (vii) confidential information of other Persons which the Target Companies are required to maintain in confidence. The term “Confidential Information” shall not include information which is or becomes generally available to and known by the public without any violation by the party disclosing such information of a contractual, legal or fiduciary obligation to the Target Companies.
“Confidentiality Agreement” has the meaning set forth in Section 6.1.
“Consents” and “Consents” means agreements from the parties to those Material Contracts which by their terms terminate, are modified, have payments or other obligations which may be accelerated or specifically require consent of another party upon a change of control of JO, Janesville Mexico and/or Servicios or the disposition of any such entity by the Sellers, consenting to the change of control or the disposition by the Sellers contemplated under this Agreement.
“Consolidated Financial Statements” has the meaning set forth in Section 4.12(a).
“Contract” means any written or oral agreement, contract, obligation, commitment, promise, arrangement, understanding or undertaking that is legally binding.
“Counsel” has the meaning set forth in Section 13.12.
“Credit Agreements” means, collectively, the First and Second Lien Credit Agreements, dated as of June 30, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among JI (as the borrower), the other guarantors (as identified therein) party thereto from time to time, The Bank of New York Mellon, as successor Administrative Agent to Deutsche Bank AG New York Branch, each lender from time to time party thereto, Deutsche Bank AG New York Branch, as L/C issuer, Deutsche Bank AG New York Branch, as Swing Line Lender and the other agents named therein.
“Current Assets” means the asset categories of the Business listed as “Current Assets” on Exhibit 2.2 attached hereto.
“Current Liabilities” means the liability categories of the Business listed as “Current Liabilities” on Exhibit 2.2 attached hereto.

20762941.9

“Disclosure Schedules” means the schedules delivered by the Sellers in connection with the execution and delivery of this Agreement and collectively labeled the “Disclosure Schedules,” as more fully described in Article VIII.
“Dollars” or “US$” means United States dollars, the legal currency in the United States of America.
“Effective Time” shall mean 12:01 a.m. local time in Milwaukee, Wisconsin on the Closing Date.
“Eligible Business Employees” has the meaning set forth in Section 7.2(j).
“Employee Plan” means (i) each “employee benefit plan” as defined in Section 3(3) of ERISA, including each “pension” plan within the meaning of Section 3(2) of ERISA (determined without regard to whether such plan is subject to ERISA); and (ii) each “welfare” plan (within the meaning of Section 3(1) of ERISA (determined without regard to whether such plan is subject to ERISA), and (iii) each other retirement, disability, vacation, leave of absence, bonus, incentive compensation, deferred compensation, change in control, equity, phantom equity, severance, fringe benefit, health, welfare, change-in-control, disability or other similar plan, program, policy, agreement or other arrangement, in each case, (A) that is currently maintained, contributed to or required to be contributed to by any Target Company, (B) that is sponsored by any Target Company for the benefit of current or former Business Employees, directors, officers, or independent contractors of one or more of the Target Companies, (C) that is currently maintained, contributed to or required to be contributed to by the Sellers or any of their Affiliates (excluding any Target Company) for the benefit of any current or former Business Employee or any current or former director, officer or independent contractor related to the Business, or (D) with respect to which any Target Company has any liability. Notwithstanding the foregoing, the Employee Plans shall not include any Foreign Benefit Plan.
“Employee Retention Bonus Letter Agreements” means, collectively, (i) that certain Employee Retention Bonus Letter Agreement by and between Srivas Prasad and JI dated March 13, 2019, (ii) that certain Employee Retention Bonus Letter Agreement by and between Ken Ostrander and JI dated March 5, 2019, (iii) that certain Employee Retention Bonus Letter Agreement by and between Fred Rheinlander and JI dated March 5, 2019, (iv) that certain Employee Retention Bonus Letter Agreement by and between John Berghammer and JI dated March 5, 2019, and (v) that certain Employee Retention Bonus Letter Agreement by and between Matt Oberski and JI dated March 5, 2019.
“Employee Savings Plan” has the meaning set forth in Section 4.16(j).
“Enforceable” means, with respect to any Contract of any Person, that such Contract is a legal, valid and binding obligation of such Person, and is enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other law affecting creditors’ rights generally and general principles of equity (whether considered in a Proceeding at law or in equity).

20762941.9

“Environmental Claim” means any written notice, written demand, written notice of citizen suit, written notice of “potential responsible party” liability, information request, Proceeding or Order arising (i) pursuant to, or in connection with, the violation or alleged violation of or liability or alleged liability arising under any Environmental Law or Environmental Permit, or (ii) from any use, manufacture, marketing, distribution, sale, presence, generation, treatment, storage, disposal, arrangement for the transportation or disposal, recycling, release, exposure to, abatement, investigation, monitoring, removal, remedial, corrective or other response action in connection with Hazardous Substances or Environmental Law.
“Environmental Law” means any applicable Legal Requirement pertaining to the protection of natural resources, the environment or worker health and safety (as it relates to exposure to a Hazardous Substance), or the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, the arrangement of any transportation, treatment, recycling or disposal, release of, or exposure to, Hazardous Substance, including the General Law of Ecological Balance and Environmental Protection and its regulations (Ley General de Equilibrio Ecológico y Protección al Ambiente), the Mexican local and municipal Legal Requirements corresponding to the jurisdictions where the Mexico plants are located; the General Law for Prevention and Comprehensive Management of Wastes and its regulations (Ley General para la Prevención y Gestión Integral de los Residuos); the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, codified at 42 U.S.C. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Solid Waste Disposal Act, codified at 42 U.S.C. 6901 et seq., as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendment of 1984; the Toxic Substances Control Act of 1976, codified at 15 U.S.C. 2601 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, codified at 33 U.S.C. 1251 et seq.; the Clean Air Act of 1966, codified at 42 U.S.C. 741 et seq.; the Hazardous Materials Transportation Act, codified at 49, U.S.C. 651 et seq.; the Oil Pollution Act of 1990, codified at 33 U.S.C. 2701 et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, codified at 42 U.S.C. 11001, et seq.; the National Environmental Policy Act of 1969, codified at 42 U.S.C. 4321, et seq.; the Safe Drinking Water Act of 1974, codified at 42 U.S.C. 300(f), et seq., or any similar, implementing or successor law in effect as of the Closing Date.
“Environmental Permit” is any approval, permit, registration, certification, license, clearance or consent required to be obtained from any Governmental Body pursuant to Environmental Law.
“Equity Commitment Letters” means those certain letter agreements executed by each of Atlas Capital II and Atlas Capital II (P) and delivered to the Buyer on the date of this Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor law or regulation, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business, whether or not incorporated, which is treated as a single employer with the Target Companies pursuant to Subsections (b), (c), (m) or (o) of Section 414 of the Code.

20762941.9

“Escrow Account” means the escrow account established pursuant to the Escrow Agreement to receive at Closing the Adjustment Escrow Amount, the Indemnity Escrow Amount and the Program Escrow Amount.
“Escrow Agent” means JPMorgan Chase Bank, N.A.
“Escrow Agreement” means an escrow agreement among Motus, JI and the Escrow Agent in a customary form used by the Escrow Agent with reasonable modifications requested by JI and Motus using their reasonable discretion and accepted by the Escrow Agent, pursuant to which the Escrowed Funds will be administered by the Escrow Agent; provided, that the Escrow Agreement shall provide that Escrowed Funds may only be released from the Escrow Account by joint written direction of JI and Motus or pursuant to a final Order.
“Escrow Amount” means an amount equal to the Adjustment Escrow Amount, plus, Indemnity Escrow Amount plus Program Escrow Amount.
“Escrowed Funds” means the funds held by the Escrow Agent from time to time pursuant to the Escrow Agreement.
“Estimated Adjusted Purchase Price” means an amount equal to (i) the Base Purchase Price, plus (ii) the Working Capital Surplus (if any) based on the Estimated Working Capital Amount, minus (iii) the Working Capital Deficit (if any) based on the Estimated Working Capital Amount, plus (iv) the Estimated Mexico Cash Amount, minus (v) the U.S. Cash Deficit based on the Estimated U.S. Cash Amount, plus (vi) the U.S. Cash Surplus based on the Estimated U.S. Cash Amount, minus (v) the Estimated Closing Indebtedness, and minus (vi) the Estimated Closing Transaction Expenses.
“Estimated Closing Indebtedness” means the Sellers’ good faith estimate of the Closing Indebtedness as set forth on the Estimated Closing Statement.
“Estimated Closing Statement” has the meaning set forth in Section 2.3(a).
“Estimated Closing Transaction Expense” means the Sellers’ good faith estimate of the Closing Transaction Expenses as set forth on the Estimated Closing Statement.
“Estimated Mexico Cash Amount” means the Sellers’ good faith estimate of the Mexico Cash Amount as set forth on the Estimated Closing Statement.
“Estimated U.S. Cash Amount” means the Sellers’ good faith estimate of the U.S. Cash Amount as set forth on the Estimated Closing Statement.
“Estimated Working Capital Amount” means Sellers’ good faith calculation of the Working Capital Amount as set forth on the Estimated Closing Statement.
“Event” means any event, change, occurrence, state of facts, development or circumstance.

20762941.9

“Excluded Liabilities” has the meaning set forth in Section 1.2.
“Final Adjusted Purchase Price” means an amount equal to (i) the Base Purchase Price, plus (ii) the Working Capital Surplus (if any) based on the Final Closing Working Capital Amount, minus (iii) the Working Capital Deficit (if any) based on the Final Closing Working Capital Amount, plus (iv) the U.S. Cash Surplus (if any) based on the Final U.S. Cash Amount, minus (v) the U.S. Cash Deficit (if any) based on the Final U.S. Cash Amount, plus (vi) the Final Mexico Cash Amount, minus (vii) the Final Closing Indebtedness, minus (viii) the Final Closing Transaction Expenses, in each case, as finally determined pursuant to Section 2.4.
“Final Closing Indebtedness” means the Closing Indebtedness (a) as set forth in the Final Statement delivered by the Buyer and accepted by the Sellers, whether expressly or by their failure to timely deliver a written notice of dispute in accordance with Section 2.4(b); (b) as finally determined by the Accounting Firm pursuant to Section 2.4(b); (c) as set forth in the Estimated Closing Statement or as determined by the Independent Accounting Firm under Section 2.4(c); or (d) as agreed in any written agreement between the Buyer and JI.
“Final Closing Transaction Expenses” means the Closing Transaction Expenses (a) as set forth in the Final Statement delivered by the Buyer and accepted by the Sellers, whether expressly or by their failure to timely deliver a written notice of dispute in accordance with Section 2.4(b); (b) as finally determined by the Accounting Firm pursuant to Section 2.4(b); (c) as set forth in the Estimated Closing Statement or as determined by the Independent Accounting Firm under Section 2.4(c); or (d) as agreed in any written agreement between the Buyer and JI.
“Final Closing Working Capital Amount” means the Working Capital Amount as finally determined (a) as set forth in the Final Statement delivered by the Buyer and accepted by the Sellers, whether expressly or by their failure to timely deliver a written notice of dispute in accordance with Section 2.4(b); (b) as finally determined by the Accounting Firm pursuant to Section 2.4(b); (c) as set forth in the Estimated Closing Statement or as determined by the Independent Accounting Firm under Section 2.4(c); or (d) as agreed in any written agreement between the Buyer and JI.
“Final Mexico Cash Amount” means the Mexico Cash Amount (a) as set forth in the Final Statement delivered by the Buyer and accepted by the Sellers, whether expressly or by their failure to timely deliver a written notice of dispute in accordance with Section 2.4(b); (b) as finally determined by the Accounting Firm pursuant to Section 2.4(b); (c) as set forth in the Estimated Closing Statement or as determined by the Independent Accounting Firm under Section 2.4(c); or (d) as agreed in any written agreement between the Buyer and JI.
“Final Statement” has the meaning set forth in Section 2.4(a).
“Final U.S. Cash Amount” means the U.S. Cash Amount (a) as set forth in the Final Statement delivered by the Buyer and accepted by the Sellers, whether expressly or by their failure to timely deliver a written notice of dispute in accordance with Section 2.4(b); (b) as finally determined by the Accounting Firm pursuant to Section 2.4(b); (c) as set forth in the

20762941.9

Estimated Closing Statement or as determined by the Independent Accounting Firm under Section 2.4(c); or (d) as agreed in any written agreement between the Buyer and JI.
“First Bank of Boston Filing” means that certain purported security agreement of First National Bank of Boston recorded in the United States Patent and Trademark Office on May 20, 1986, against the Marabond trademark of the Business.
“FLL” has the meaning set forth in Section 4.16(a).
“Foreign Benefit Plan” has the meaning set forth in Section 4.16(a).
“Flow-Thru Entity” means (a) any entity, plan or arrangement that is treated for U.S. federal income Tax purposes as a partnership, (b) a “controlled foreign corporation” within the meaning of Section 957 of the Code, or (c) a “passive foreign investment company” within the meaning of Section 1297 of the Code.
“Foreign Transfer Agreement” and “Foreign Transfer Agreements” has the meaning set forth in Section 3.1(b), above.
“Fraud” means an actual and intentional fraud with respect to the making of the warranties and representations by the Sellers in Article IV or in the Seller Closing Certificate, or by the Buyer in Article V or in the Buyer Closing Certificate, as applicable; provided, that such actual and intentional fraud shall only be deemed to exist if any person identified in the definition of “Knowledge of the Sellers” or “Knowledge of the Buyer”, as applicable, had actual knowledge (as opposed to imputed or constructive knowledge) that the warranties and representations made by the Sellers or the Buyer were breached when made, with the intention that the other party hereto rely thereon to its detriment.
“GM Supplier Matter” means a potential obligation of JI (and/or an Affiliate thereof) relating to an invoicing matter for products manufactured and sold during the year ended December 31, 2016 to General Motors (and/or an Affiliate thereof) for the Chevrolet Cruze platform #D2LC in the amount of Eight Hundred Seventy-Four Thousand Three Hundred Eighty-One Dollars (US$874,381).
“Governmental Authorization” means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
“Governmental Body” means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

20762941.9

“Guarantee” means, with respect to any Person, (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Indebtedness or other obligation of any other Person (except for endorsement of drafts for deposit and collection in the ordinary course of business), or (ii) any other arrangement whereby credit is extended to any other Person on the basis of any promise or undertaking of such Person (A) to pay the Indebtedness of such other Person, (B) to purchase or lease assets under circumstances that would enable such other Person to discharge one or more of its obligations, or (C) to maintain the capital, working capital, solvency or general financial condition of such other Person.
“Hazardous Substances” means any material, substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, material, pollutant, contaminant or emission which is regulated by an Environmental Law, including asbestos, PCB’s, radon and urea formaldehyde foam, petroleum and petroleum products, and per- and polyfluoroalkyl substances, or that has been designated by any Governmental Body to be radioactive, toxic, hazardous, a pollutant, a contaminant, a deleterious substance or otherwise a danger to health or the environment.
“IMSS” has the meaning set forth in Section 4.15(c).
“Improvements” has the meaning set forth in Section 4.9(c).
“Incentive Agreements” means, collectively, (i) that certain Missouri Works Program Agreement Discretionary Benefits by and between JI and the Missouri Department of Economic Development dated May 12, 2014, (ii) that certain Michigan Business Development Program Grant Agreement by and between the Michigan Strategic Fund within the Department of Treasury of the State of Michigan, and Janesville dated October 9, 2012, and (iii) that certain Michigan Personal Property Exemption issued to Janesville having certificate number # 366-2012 for the period from September 4, 2012 through December 30, 2024.
“Indebtedness” of any Person means any liability of such Person (i) for borrowed money (excluding, for the avoidance of doubt, accounts payable incurred in the ordinary course of business), (ii) under any reimbursement obligation relating to a drawn letter of credit, banker’s acceptance or note purchase facility, (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), (iv) under any interest rate, currency or other swap, derivative, hedging or similar arrangement or Contract, calculated as if such arrangement or Contract were terminated as of immediately prior to the Closing, (v) under leases that are treated as capitalized leases in accordance with U.S. GAAP, except capital leases that exist as a result of any accounting changes required to comply with ASC 842, (vi) the deferred purchase price of property or services, including the maximum potential amount payable with respect to earn-outs, purchase price adjustments or other payments related to acquisitions (excluding, for the avoidance of doubt, remaining amounts owed in the ordinary course of business for tooling for which the Business has made an up-front payment(s) and future amount owed for equipment that is being purchased in the ordinary course of business by the Business using progress payments and/or release schedules for invoices), (vii) the actuarial amount by which any pension, retirement, termination, indemnity, seniority premium or defined benefit plan that is sponsored, maintained, or contributed to by any of the Target Companies is underfunded, (viii) the Quest Acceleration Project Bonus Letter Agreements set forth on Schedule 4.16(a)(i)

20762941.9

and the employer Taxes related thereto, and (ix) in respect of interest, fees or other charges in respect of any indebtedness described in the foregoing clauses (i) through (viii), and (x) all indebtedness referred to in the foregoing clauses (i) through (ix), that constitutes a Guarantee by such Person, provided that Indebtedness shall not include any Current Liabilities reflected on the Final Closing Working Capital Amount.
“Indemnified Taxes” (and the correlative meaning “Indemnified Tax”) means, without duplication, all income Taxes of any Target Company (for the avoidance of doubt, excluding any Transfer Taxes) for any Pre-Closing Tax Period, or portion of any Straddle Period ending on the Closing Date (in each case, whether imposed, assessed, due or otherwise payable directly, as a successor or transferee, jointly and/or severally, pursuant to a Tax sharing agreement (other than any commercial Contract entered into in the ordinary course of business and not primarily related to Taxes) entered (or assumed) by any Target Company on or prior to the Closing Date, in connection with the filing of a Return, as a result of an assessment or adjustment by any Governmental Body, by means of withholding, or for any other reason and whether disputed or not). Indemnified Taxes shall exclude Taxes to the extent actually included as a liability in the computation of the Final Closing Working Capital Amount, the Final Closing Indebtedness and/or the Final Closing Transaction Expenses.
“Indemnity Escrow Account” has the meaning set forth in Section 2.3(b)(vi).
“Indemnity Escrow Amount” means an amount equal to US $425,000.
“Indemnity Escrow Funds” means the portion of the Indemnity Escrow Amount remaining in the Escrow Account, as adjusted from time to time.
“Indemnifying Party” has the meaning set forth in Section 10.3(a).
“Independent Accounting Firm” has the meaning set forth in Section 2.4(b).
“INFONAVIT” has the meaning set forth in Section 4.15(c).
“Intellectual Property” means, collectively, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all foreign or domestic design patents, utility patents, industrial design registrations and pending applications therefor and all renewals, reissues, reexaminations, provisionals, divisionals, continuations, continuations in part and extensions thereof, (ii) all trademarks, service marks, certification marks, trade names, trade dress, logos and other indicia of origin, all applications, registrations, extensions and renewals in connection therewith and all goodwill associated with any of the foregoing (collectively, “Trademarks”), (iii) all published and unpublished works of authorship, copyrights (registered or unregistered), Software (including all machine readable code, printed listings of code, documentation and related property and information, whether embodied in software, firmware or otherwise), internet domain name registrations, social media accounts and web sites and all applications, registrations, renewals and extensions in connection therewith (if any) and all moral rights associated with any of the foregoing, where such may be transferred or waived in accordance with the applicable Legal Requirements, (iv) all trade secrets, know how,

20762941.9

inventions, invention disclosures, ideas, developments, improvements, and other confidential proprietary technical, business and other information, including compositions, formulae, production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, source code, algorithms, data analytics, technical data, copyrightable technical data, financial, marketing and business data and customer and vendor lists and information, and (v) all other similar intellectual property and proprietary rights.
“IRS” means the United States Internal Revenue Service.
“IT Assets” means Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, used or held for use in the operation of the Business.
“Janesville” has the meaning set forth in the Recitals.
“Janesville Acoustics Contract Issue” means the execution by the Business prior to the Closing of any Contract in the name of “Janesville Accoustics” as opposed to the proper legal entity of JI and its Affiliates that is performing obligations and receiving rights under such Contract.
“Janesville Acoustics Patent Assignment Issue” means the execution by former Business Employees Barry Wyerman, Michael Sargent, and Chuck Zupan of patent assignment for (1) US Pat. No. 8,590,669 – Sound Attenuating Device Using an Embedded Layer for Acoustical Tuning; and (2) US Pat. No. 8,418,806 – Sound Attenuating Device Using an Embedded Layer for Acoustical Tuning; in the name of “Janesville Acoustics” instead of “Janesville Acoustics, a Unit of Jason Incorporated.”
“Janesville Distribution” has the meaning set forth in the Recitals.
“Janesville Mexico” has the meaning set forth in the recitals.
“Janesville Mexico Securities” has the meaning set forth in Section 4.6(c).
“Janesville Purchase Price Allocation Schedule” has the meaning set forth in Section 4.6(b).
“Janesville Securities” has the meaning set forth in Section 4.6(b).
“JI” has the meaning set forth in the preface to this Agreement.
“JIH” has the meaning set forth in the preface to this Agreement.
“JO” has the meaning set forth in the Recitals.
“JO Purchase Price” has the meaning set forth in Section 2.1.

20762941.9

“JO Securities” has the meaning set forth in the Section 4.6(a).
“Knowledge of the Buyer” means the actual knowledge of Matthew Delfini, Jacob Hudson, Shannon White and/or Derek Flanagan, in each case, after: (i) reasonable investigation of the Buyer’s written and electronic records readily available to such party, and (ii) reasonable inquiry of any management level employees who directly report to such individuals and would reasonably be expected to have knowledge of the event, condition, circumstance, act or other matter in question.
“Knowledge of the Sellers” means the actual knowledge of Brian Kobylinski, Chad Paris, Kevin Kuznicki, Srivas Prasad and/or Ken Ostrander, in each case, after: (i) reasonable investigation of the applicable Target Company’s written and electronic records readily available to such party, and (ii) reasonable inquiry of any management level employees who directly report to such individuals and would reasonably be expected to have knowledge of the event, condition, circumstance, act or other matter in question.
“Leased Real Property” means real property leased, used or occupied by any Target Company pursuant to a Real Property Lease.
“Legal Requirement” means any applicable federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, code, statute or treaty.
“Licenses” means all licenses, franchises and permits (i) granted to any of the Target Companies which create rights in the Target Companies regarding any Intellectual Property owned by any Seller or any third party, or (ii) granted by any of the Target Companies which create rights in any third party regarding any Owned Intellectual Property.
“Lien” means any mortgage, pledge, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, lien, charge or similar restriction or limitation, including a restriction on the right to vote, sell or otherwise dispose of any Subject Securities (other than restrictions on transfers imposed by federal, state or foreign securities laws).
“Limited Guaranty” means those certain Limited Guarantees executed by each of Atlas Capital II and Atlas Capital II (P) and delivered to the Sellers on the date of this Agreement.
“Losses” means all losses or damages, liabilities, claims, demands, assessments, judgments, fines, penalties, amounts paid in settlement, expert witness fees, court costs, costs of enforcing any indemnity or other claim hereunder, costs of pursuing any insurer, and other out-of-pocket litigation expenses Liens, Taxes, fees, costs and expenses, but “Losses” shall not include punitive damages, except to the extent awarded in connection with a Third Party Claim; provided, however, that (1) for purposes of any and all indemnification claims pursuant to Section 10.1(c), above, “Losses” means (to the extent direct and not indirect or consequential) losses or damages, liabilities, claims, demands, assessments, judgments, fines, penalties, amounts paid in settlement, expert witness fees, court costs, costs of enforcing any indemnity or other claim hereunder, costs of pursuing any insurer, and other out-of-pocket litigation expenses Liens,

20762941.9

Taxes, fees, costs and expenses, but shall exclude any multiple of earnings losses, and (2) for purposes of any and all indemnification claims pursuant to Section 10.1(d), Section 10.1(e), Section 10.2(c), above, “Losses” means: (i) the actual out-of-pocket amounts paid by a Buyer Indemnified Party or Seller Indemnified Party, as the case may be, to another Person in connection with the event or claim giving rise to a claim for indemnification; and (ii) the out-of-pocket amounts which will need to be paid to another Person connection with such event or claim, but have not yet been paid.
“Majority Janesville Mexico Securities” has the meaning set forth Section 4.6(c).
“Majority Servicios Securities” has the meaning set forth in Section 4.6(d).
“Material Contract” has the meaning set forth in Section 4.14(a).
“Mexico Cash Amount” means the amount of Cash of the Target Companies as of immediately prior to the Effective Time excluding the U.S. Cash Amount; provided, that in no event shall the United States Dollars cash equivalent of such amount exceed US $1,500,000 for purposes of the calculation of the Estimated Adjusted Purchase Price.
“Mexico Concession Liability” fines or penalties assessed or imposed by a Governmental Body due to the pre-Closing extraction of groundwater by the Celaya facility of the Target Companies without a water extraction permit as referenced in Item 7 of Schedule 4.18(b).
“Mexico Financial Statements” has the meaning set forth in Section 4.12(b).
“Mexico NIFs” means the Mexican financial information norms known as Normas de Información Financiera as in effect from time to time, consistently applied.
“Mexico Tax Matters” means the following: (1) any insufficiency in the documentation possessed by the Sellers or the Target Companies that would be required in order to satisfy applicable Legal Requirement in Mexico relating to the deductibility in Mexico of royalties paid prior to the Closing by Janesville Mexico to Janesville; and (2) any failure of machinery and equipment imported into Mexico by the Business prior to the Closing under a temporary customs regime to be identified with a serial number as required by customs Legal Requirement in Mexico.
“Minority Janesville Mexico Purchase Price” has the meaning set forth in Section 2.1.
“Minority Janesville Mexico Securities” has the meaning set forth in Section 4.6(c).
“Minority Servicios Securities” has the meaning set forth in Section 4.6(d).
“Motus” has the meaning set forth in the preface to this Agreement.
“Non-Recourse Party” has the meaning set forth in Section 13.10.

20762941.9

“Order” means any award, injunction, judgment, order, ruling or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body.
“Organizational Documents” means, with respect to any entity, the certificate of incorporation, articles of incorporation, bylaws, articles of organization, certificate of formation, partnership agreement, limited liability company agreement, shareholders agreement, formation agreement and other similar organizational documents of such entity, as applicable.
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any of the Target Companies.
“Owned Real Property” has the meaning set forth in Section 4.9(b).
“PCI DSS” means the Payment Card Industry Data Security Standard issued by the PCI Security Standards Council.
“Permitted Liens” means (i) liens for Taxes, assessments or other governmental charges not yet due and payable, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the ordinary course of business if the underlying obligations are not past due, (iii) any interest or title of a lessor under an operating lease or capitalized lease or of any licensor or licensee under a license, (iv) liens of lessors under Real Property Leases, provided that the same do not materially impair the ability of any Target Company to use or operate the Real Property to which they relate, (v) easements, rights of way, zoning ordinances and other similar encumbrances affecting the Real Property which are not, individually or in the aggregate, material to the business of the Target Companies and do not materially impair the ability of any Target Company to use or operate the Real Property to which they relate, and (vi) those liens set forth on Exhibit 12(c) attached hereto.
“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.
“Personal Information” means, in the context of applicable Privacy and Security Requirements, information that, alone or in combination with other information, allows the identification of an individual or can be used to contact an individual, including name; Social Security number; government-issued identification numbers; health or medical information, including health insurance information; financial account information; passport numbers; user names/email addresses in combination with a password or security code that would allow access to an online account; unique biometric identifiers (e.g., fingerprints, retinal scans, face scans, or DNA profile); employee ID numbers; date of birth; and digital signature.
“Personal Property” has the meaning set forth in Section 4.8(a).
“Personal Property Leases” has the meaning set forth in Section 4.8(b).

20762941.9

“Pesos” or “MX$” means Mexican pesos, the legal currency in the United States of Mexico.
“Post-Closing Business Claim Liability” means any actual and documented out-of-pocket amounts paid or payable by any of the Sellers or their Affiliates after the Closing in connection with any third party claim, or Order or Proceeding arising out of a third party claim, arising out of the post-Closing operations of the Business (excluding any (i) Tax Claim which is to be addressed in accordance with Section 11.3, (ii) any Order, claim or Proceeding arising in connection with the breach of the Sellers of their representations, warranties or covenants hereunder, (iii) any Excluded Liabilities, Transaction Expenses or Indemnified Taxes, or (iv) any claim relating to the rights, obligations and covenants under Contracts between the Sellers or their Affiliates, on the one hand, and Buyer and its Affiliates on the other hand, other than the indemnification against “Post-Closing Business Claim Liability” hereunder). For purposes of clarification, neither the Sellers nor their Affiliates shall be deemed to be “third parties” for purposes of this definition.
“Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing Date.
“Privacy and Security Requirements” means, to the extent applicable to any of the Target Companies, (a) all Privacy Laws; (b) all Privacy Contracts; (c) all Privacy Policies; and (d) the PCI DSS.
“Privacy Contracts” means all Contracts between any of the Target Companies and any Person, that are applicable to the PCI DSS and/or the privacy or security of Personal Information.
“Privacy Laws” means any Legal Requirement regulating the Processing of Personal Information including Section 5 of the Federal Trade Commission Act, all state Legal Requirements related to unfair or deceptive trade practices, the Fair Credit Reporting Act (“FCRA”), the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003 (“CAN-SPAM”), the Telephone Consumer Protection Act (“TCPA”), the Illinois Biometric Information Privacy Act (“BIPA”), all Legal Requirements related to faxes, telemarketing and text messaging, all Legal Requirements related to breach notification, as well as all Legal Requirements applicable to the Processing of Personal Information in Mexico.
“Privacy Policies” means all written policies and procedures applicable to the Target Companies relating to PCI DSS and/or written policies publically posted relating to the Processing of Personal Information, including all website and mobile application privacy policies, as well as internal information security policies and procedures.
“Proceeding” means any action, arbitration, hearing, investigation, litigation or suit (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body.
“Process” and “Processing” means the creation, collection, use (including for the purposes of sending telephone calls, text messages and emails), storage, maintenance,

20762941.9

processing, recording, distribution, transfer, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).
“Program” has the meaning set forth in Section 2.5(a).
“Program Escrow Amount” means, the lesser of (i) Five Million Dollars (US$5,000,000) minus all Program Reduction Amounts used for purposes of calculating the Sellers’ Closing Payment, and (ii) the aggregate Program Reduction Amount for all Programs that have not been awarded prior to the Closing Date.
“Program Escrow Funds” means the portion of the Program Escrow Amount remaining in the Escrow Account, as adjusted from time to time pursuant to Section 2.5.
“Program Reduction Amount” has the meaning set forth in Section 2.5(b).
“Purchase Price” means (i) the JO Purchase Price, plus (ii) the Minority Janesville Mexico Purchase Price, plus (ii) the Servicios Purchase Price, plus (iii) the Final Adjusted Purchase Price.
“QUEST Acceleration Project Bonus Letter Agreements” means the following Contracts: (1) QUEST Acceleration Project Bonus Letter Agreement by and between Pat Conner and Janesville dated May 29, 2019, (2) QUEST Acceleration Project Bonus Letter Agreement by and between Mitchell Davis and Janesville dated May 29, 2019, (3) QUEST Acceleration Project Bonus Letter Agreement by and between Mike Duchane and Janesville dated May 29, 2019, (4) QUEST Acceleration Project Bonus Letter Agreement by and between Likith Manjegowda and Janesville dated May 29, 2019, (5) QUEST Acceleration Project Bonus Letter Agreement by and between Daniel Rauchholz and Janesville dated May 29, 2019, (6) QUEST Acceleration Project Bonus Letter Agreement by and between Tyler Rule and Janesville dated May 29, 2019, (7) QUEST Acceleration Project Bonus Letter Agreement by and between Josh Shastal and Janesville dated May 29, 2019, and (8) QUEST Acceleration Project Bonus Letter Agreement by and between Jason Woodard and Janesville dated May 29, 2019.
“Real Property” means the Owned Real Property and the Leased Real Property, collectively.
“Real Property Lease” means a Contract currently in effect pursuant to which any Target Company leases real property.
“Records” means all books, records, manuals and other materials and information of the Target Companies, including customer records, personnel and payroll records, accounting records, purchase and sale records, price lists, correspondence, quality control records and all research and development files, wherever located.
“Released Parties” has the meaning set forth in Section 7.8.
“Releasing Parties” has the meaning set forth in Section 7.8.

20762941.9

“Representation and Warranty Insurance Policy” has the meaning set forth in Section 10.4(d), above.
“Representative” means, with respect to a particular Person, any director, manager, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
“Restriction Period” has the meaning set forth in Section 7.6(a).
“Returns” means all returns, amendments, informational returns, forms, reports and statements (including elections, declarations, disclosures, schedules and estimates) filed by any Person (or required under applicable law to be filed by any Person) in respect of any Taxes.
“Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).
“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Sanctions and Export Control Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including but not limited to OFAC’s Specially Designated Nationals and Blocked Persons List; (ii) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i) so as to subject the Person to sanctions; (iii) any Person acting on behalf of or at the direction of any Person described in clause (i) or (ii); or (iv) any Person that is organized, resident, or located in a Sanctioned Country.
“Sanctions and Export Control Laws” means all U.S. and non-U.S. laws, statutes, measures, orders, and regulations relating to (i) economic or trade sanctions administered or enforced by the United States (including by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, and the U.S. Department of Commerce, or any other relevant Governmental Authority; and (ii) export, import, deemed export, transfer, and retransfer controls, including the U.S. Export Administration Regulations and the U.S. Export Control Reform Act of 2018.
“Satisfied Liens” means the Liens on the assets of the Target Companies set forth on Exhibit 12(d) attached hereto, which Liens shall be released by the holder(s) thereof at or prior to the Closing.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Breach” means security breach or breach of Personal Information under applicable Legal Requirements.
“Security Incident” means (i) any unauthorized access, acquisition, use, disclosure, modification, deletion, or destruction of information (including Personal Information) of the

20762941.9

Business; or (ii) interference with systems operations of IT Assets causing harm or damage to the Business or IT Assets.
“Selected Buyer Representations” means the warranties and representations of the Buyer contained in Section 5.1 (Corporate Matters), Section 5.2 (Authority), Section 5.3 (excluding subsections (b) and (c) thereof) (No Conflict), Section 5.5 (Diligence; Securities Law Compliance) and Section 5.6 (Brokers; Agents), above.
“Selected Leases” means, collectively, (i) Standard Form Industrial Building Lease by and between Lion Investment Group – Commerce I, LLC, as successor landlord to First Industrial, L.P. and Janesville dated August 18, 2017, as amended by First Amendment to Lease Agreement dated January 26, 2018, and as assigned by Assignment and Consent by and among Lion Investment Group – Commerce I, LLC, First Industrial, L.P., JI, and Janesville, (ii) Office Lease by and between Mill Creek Center LLC and JI dated October 31, 2011, as amended by that certain First Amendment to Lease dated as of June 3, 2013, and that certain Second Amendment to Lease dated as of June 23, 2017, (iii) Lease by and between Old Fort PB, LLC (as successor-in-interest to Arrowhead Corporation d/b/a Arrowhead Knits) and Janesville dated May 15, 1995, as amended by Lease Modification and Extension Agreement dated February [undated], 2011, and Lease Modification dated December 28, 2016, and (iv) Lease by and between Old Fort PB, LLC (as successor-in-interest to Arrowhead Corporation d/b/a Arrowhead Knits) and Janesville dated January 23, 1991, as amended by Lease Modification and Extension Agreement dated February [undated], 2011, and Lease Modification dated December 28, 2016.

“Selected Seller Representations” means the warranties and representations of the Sellers contained in Section 4.1 (Authority), Section 4.2(a)(i) (No Conflict) and 4.2(a)(iv) (No Conflict), Section 4.3 (Restrictions on Transfer), the first sentence of Section 4.4(a) (Corporate Matters), the first sentence of Section 4.4(b) (Corporate Matters), the first sentence of Section 4.4(c) (Corporate Matters), the first sentence of Section 4.4(d) (Corporate Matters), Section 4.6 (Capitalization; Title to Subject Securities), the first sentence of Section 4.7 (Subsidiaries), Section 4.8(a) (Title to Assets), and Section 4.25 (Brokers; Agents), above.
“Seller” and “Sellers” has the meaning set forth in the preface to this Agreement
“Seller 401(k) Plan” has the meaning set forth in Section 7.2(j).
“Seller Closing Certificate” has the meaning set forth in Section 3.2(c).
“Seller Indemnified Parties” has the meaning set forth in Section 10.2.
“Seller Material Adverse Effect” means a violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligation which, as a result of the occurrence or existence thereof, has a material adverse effect on the business, operations, properties, financial condition, assets and results of operations of the Target Companies taken as a whole or that has a material adverse effect on the ability of the Sellers to perform their obligations under this Agreement or any Ancillary Agreement to which any of the Sellers is a party or to consummate the transactions

20762941.9

contemplated hereby or thereby. However, a Seller Material Adverse Effect, when used with respect to the Target Companies, does not include a material adverse effect or impact on the business, operations, properties, financial condition, assets or results of operations of the Target Companies that is caused by (i) one or more downturns in the economy, the securities markets, the financing markets or the credit markets in general which does not disproportionately affect the Target Companies or the Business relative to other industry participants, (ii) one or more downturns in the industries in which the Target Companies operate which does not disproportionately affect the Target Companies or the Business relative to other industry participants, (iii) geopolitical conditions, acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such conditions, acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, (iv) changes in applicable Legal Requirement, rules or regulations or any interpretation of the foregoing which does not disproportionately affect the Target Companies or the Business relative to other industry participants, (v) changes in U.S. GAAP or Mexico NIFs, as applicable, which does not disproportionately affect the Target Companies or the Business relative to other industry participants, (vi) the announcement or consummation of the Closing of the transactions contemplated hereby, or (vii) the effect of any action or any failure to act taken by the Buyer (or any Affiliate thereof) contemplated by this Agreement.
“Seller Prepared Returns” has the meaning set forth in Section 11.1(a).
“Sellers’ Closing Payment” has the meaning set forth in Section 2.3(b)(i).
“Sellers’ Purchase Price Claims” has the meaning set forth in Section 10.4(b)(i).
“Servicios” has the meaning set forth in the recitals.
“Servicios Purchase Price” has the meaning set forth in Section 2.1.
“Servicios Services Agreements” has the meaning set forth in Section Error! Reference source not found..
“Servicios Securities” has the meaning set forth in Section 4.6(d).
“Software” means all computer software and databases, including source code and object code, development tools, comments, user interfaces, menus, buttons and icons, and all files, data, scripts, application programming interfaces, manuals, design notes, programmers’ notes, architecture, algorithms and documentation related thereto or associated therewith, and any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof.
“Special Procedure Items” has the meaning set forth in Section 10.3(d).
“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

20762941.9

“Subject Securities” means the JO Securities, the Janesville Securities, the Janesville Mexico Securities and the Servicios Securities.
“Subsidiary” means, with respect to any Person, (i) any corporation more than fifty percent (50%) of whose stock is owned by such Person directly or indirectly through one or more subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other Person in which such Person directly or indirectly through one or more subsidiaries has more than a fifty percent (50%) equity interest.
“Target Company” and “Target Companies” has the meaning set forth in the Recitals.
“Tax” and “Taxes” means all federal, state, county, local, foreign and other taxes, including income, estimated income, business, occupation, franchise, property (real and personal), sales, employment, gross receipts, use, transfer, ad valorem, profits, license, capital, payroll, employee withholding, unemployment, excise, goods and services, severance and stamp, unclaimed or abandoned property, and including any interest, penalties and additions in connection therewith, in each case, whether disputed or not.
“Tax Claim” has the meaning set forth in Section 11.3.
“Tax Refund” has the meaning set forth in Section 11.6.
“Tax Representations” means those representation and warranties in Section 4.13 (Taxes) and those representations and warranties with respect to Taxes in Section 4.16 (Employee Plans).
“Termination Date” has the meaning set forth in Section 9.1(a).
“Third Party Claim” has the meaning set forth in Section 10.3(b).
“Trade Controls” has the meaning set forth in Section 4.19(a).
“Transaction Bonus” means any amount payable to any employee, officer or director of any Target Company or any Seller and/or any Affiliate thereof (including the employer portion of any employment, payroll, social security, unemployment or other similar Taxes related to such amounts) in the nature of a sale or change in control bonus, retention bonuses, equity, severance, stock appreciation rights, phantom equity or similar payments as a result of the consummation of the transactions contemplated by this Agreement, including the Employee Retention Bonus Letter Agreements (provided that any severance payable under the Retention Bonus Letter Agreements after the Closing shall not be considered a Transaction Bonus hereunder).
“Transaction Expenses” means the sum of (i) any unpaid fees, costs and expenses incurred by the Target Companies or the Sellers prior to the Closing in connection with the drafting, negotiation, execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including legal and accounting fees (but, for the avoidance of doubt, excluding any fees and expenses incurred by or on behalf of the Buyer or any of its Affiliates), (ii) any closing or other transaction fees payable

20762941.9

by the Target Companies or the Sellers at or immediately prior to the Closing as a result of the transactions contemplated hereby, including fees and expenses payable to Lincoln International (and/or any Affiliate thereof), and (iii) the Transaction Bonuses.
“Transfer Taxes” means any sales, use, stock transfer, real estate transfer, real estate gains, transfer, stamp, registration, documentary, recording or other similar taxes or fees, including all interest, additions, surcharges, fees or penalties related thereto, arising out of or incurred in connection with the transactions contemplated by this Agreement.
“TSA” has the meaning set forth in Section 3.2(g)(xvii).
“U.S. Cash Amount” means Cash held by JO and Janesville in the United States of America.
“U.S. Cash Deficit” has the meaning set forth in Section 2.2(a)(iv).
“U.S. Cash Surplus” has the meaning set forth in Section 2.2(a)(iii).
“U.S. Cash Target” means Two Million Five Hundred Thousand Dollars (US$2,500,000).
“U.S. GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law.
“Working Capital Amount” means (i) the Current Assets of the Business at and as of immediately prior to the Effective Time, minus (ii) the Current Liabilities of the Business at and as of immediately prior to the Effective Time.
“Working Capital Deficit” has the meaning set forth in Section 2.2(a)(ii).
“Working Capital Surplus” has the meaning set forth in Section 2.2(a)(i).
“Working Capital Target” means Eighteen Million Seven Hundred Thousand Dollars (US$18,700,000).

Article XIII.Miscellaneous
f.Expenses
. Except as otherwise specifically provided herein, the parties hereto shall pay their own expenses, including accountants’ and attorneys’ fees, incurred in connection with the negotiation

20762941.9

and consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.
g.Notices
. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered to be given and received in all respects when hand delivered, when delivered by prepaid express or courier delivery service, when sent by e-mail of a .pdf document (with confirmation of transmission by reply e-mail) or three (3) calendar days after deposited in the United States mail, certified mail, postage prepaid, return receipt requested, in each case, addressed as follows, or to such other address as shall be designated by notice duly given:

IF TO BUYER:	ACR II Motus Integrated Technologies Cooperatief U.A Prof. J.H. Bavincklaan 2 1183AT Amstelveem Attention: Phillip E. Schuch E-Mail: pschuch@atlasholdingsllc.com

With a copy to (which shall not constitute notice hereunder):
Atlas Holdings LLC
100 Northfield Street
Greenwich, CT 06830
Attention: Jacob D. Hudson
E-Mail: jhudson@atlasholdingsllc.com

Winston & Strawn LLP
1700 K Street, N.W.
Washington, DC 20006-3817
Attention: Chris Zochowski and Bradley Noojin
E-Mail: Czochowski@winston.com and
               Bnoojin@winston.com

IF TO SELLERS:	Jason Industries, Inc. 833 E. Michigan Street, Suite 900 Milwaukee, Wisconsin 53202 Attention: Kevin Kuznicki, Sr. Vice President, General Counsel & Secretary E-Mail: kkuznicki@jasoninc.com

With a copy to (which shall not constitute notice hereunder):	Godfrey & Kahn, S.C. 833 East Michigan Street, Suite 1800 Milwaukee, Wisconsin 53202 Attention: Mark Witt and Matthew Kovacich E-Mail: mcwitt@gklaw.com and mkovacich@gklaw.com

h.Right to Specific Performance
. The parties hereto agree that the Subject Securities constitute unique property, that there is no adequate remedy at law for the damage which any of them might sustain for the failure of the others to consummate the transactions contemplated by this Agreement, and, accordingly, that each of them is entitled to the remedy of specific performance to enforce such consummation.
i.Entire Agreement; Amendments
. THIS AGREEMENT (INCLUDING THE DISCLOSURE SCHEDULES AND THE EXHIBITS HERETO), THE CONFIDENTIALITY AGREEMENT, THE ANCILLARY AGREEMENTS, THE LIMITED GUARANTY AND THE EQUITY COMMITMENT LETTER CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF, AND ALL PRIOR AGREEMENTS, CORRESPONDENCE, DISCUSSIONS AND UNDERSTANDINGS OF THE PARTIES (WHETHER ORAL OR WRITTEN) ARE MERGED HEREIN AND MADE A PART HEREOF, IT BEING THE INTENTION OF THE PARTIES HERETO THAT THIS AGREEMENT (INCLUDING THE DISCLOSURE SCHEDULES AND THE EXHIBITS HERETO), THE CONFIDENTIALITY AGREEMENT, THE ANCILLARY AGREEMENTS, THE LIMITED GUARANTY AND THE EQUITY COMMITMENT LETTER SHALL SERVE AS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS OF THEIR AGREEMENT TOGETHER. THE PARTIES AGREE THAT THERE HAVE NOT BEEN

20762941.9

AND THERE ARE NO OTHER AGREEMENTS AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF OTHER THAN THOSE SET FORTH IN THIS AGREEMENT (INCLUDING THE DISCLOSURE SCHEDULES AND THE EXHIBITS HERETO), THE ANCILLARY AGREEMENTS, THE LIMITED GUARANTY, THE EQUITY COMMITMENT LETTER AND THE CONFIDENTIALITY AGREEMENT, AND THAT THE PARTIES ARE NOT RELYING UPON ANY AGREEMENTS THAT ARE NOT SET FORTH IN THIS AGREEMENT (INCLUDING THE DISCLOSURE SCHEDULES AND THE EXHIBITS HERETO), THE CONFIDENTIALITY AGREEMENT, THE ANCILLARY AGREEMENTS, THE LIMITED GUARANTY, THE EQUITY COMMITMENT LETTER OR THE CONFIDENTIALITY AGREEMENT. ANY RIGHTS THAT THE PARTIES WOULD OTHERWISE HAVE TO ASSERT CONTRACT, FRAUD (AS DEFINED IN THIS AGREEMENT OR OTHERWISE) OR OTHER TORT CLAIMS RELATING TO ANY AGREEMENTS OUTSIDE OF THIS AGREEMENT, THE ANCILLARY AGREEMENTS, THE LIMITED GUARANTY AND THE EQUITY COMMITMENT LETTER OR RELATING TO ANY REPRESENTATIONS OR WARRANTIES MADE OUTSIDE THIS AGREEMENT, THE ANCILLARY AGREEMENTS, THE SELLER CLOSING CERTIFICATE, THE LIMITED GUARANTY AND THE EQUITY COMMITMENT LETTER ARE HEREBY WAIVED. NO AMENDMENT, WAIVER OR MODIFICATION HERETO OR HEREUNDER SHALL BE VALID UNLESS IN WRITING SIGNED IN PEN-AND-INK (AND NOT BY EXCHANGE OF E-MAILS OR OTHER ELECTRONIC CORRESPONDENCE) BY AN AUTHORIZED SIGNATORY OF THE PARTY OR PARTIES TO BE AFFECTED THEREBY.
j.Parties in Interest; Binding Effect
. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the provisions of Section 7.5, above, the provisions of Article X, above, relating to the Buyer Indemnified Parties or the Seller Indemnified Parties not party to this Agreement and the provisions of Section 13.10, below (all of which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).
k.Construction
. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Legal Requirement shall be deemed also to refer to all rules and regulations promulgated thereunder, interpretations thereof, amendments thereto and successor provisions, unless the context requires otherwise. References to Sections and Articles refer to the numbered and lettered Articles, Sections and subsections of this Agreement, and

20762941.9

references to a particular Article or Section of this Agreement will include all subdivisions thereof.
l.Assignment
. This Agreement and the rights hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other party.
m.Paragraph Headings
. The headings in this Agreement are for purposes of convenience and ease of reference only and shall not be construed to limit or otherwise affect the meaning of any part of this Agreement.
n.Severability
. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.
o.Non-Recourse Parties
. Without limitation to the Equity Commitment Letter or the Limited Guaranty, this Agreement may only be enforced against the named parties hereto (subject to the terms, conditions and other limitations set forth herein). Following the Closing, (a) all claims or causes of action that may be based upon, arise out of, or relate to, this Agreement, or the negotiation, execution or performance of this Agreement, may be made only against the Persons that are expressly identified as parties hereto, and (b) except as expressly provided hereunder, no Person who is not a named party to this Agreement, including any director, officer, manager, employee, incorporator, organizer, member, partner, stockholder, Affiliate, agent, attorney or Representative of any named party to this Agreement, including any person negotiating or executing this Agreement on behalf of a party hereto (each, a “Non-Recourse Party”) shall have any liability or obligation with respect to this Agreement or any Ancillary Agreement or with respect to any claim or cause of action that may arise out of, or relate to, this Agreement or any Ancillary Agreement, or the negotiation, execution or performance of this Agreement or any Ancillary Agreement. Each Non-Recourse Party is expressly intended as a third party beneficiary of this provision of this Agreement.
p.Governing Law; Venue
. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Wisconsin (in the United States of America) without application of choice of law or conflicts of law principles. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Wisconsin (in the United States of America) and of the United States of America located in the City of Milwaukee

20762941.9

in the State of Wisconsin (in the United States of America) for any actions, suits or proceedings arising out of or relating to this Agreement, the Ancillary Agreements and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue on any action, suit or proceeding arising out of this Agreement, the Ancillary Agreements or the transactions contemplated hereby in the courts of the State of Wisconsin (in the United States of America) or the United States of America located in the City of Milwaukee in the State of Wisconsin (in the United States of America), and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
q.Attorney-Client Privilege
. It is acknowledged by the parties hereto that Godfrey & Kahn, S.C. (“Counsel”) has represented the Sellers (and their Affiliates) and, prior to the Closing, the Target Companies in connection with the transactions contemplated by this Agreement. The Buyer agrees that any attorney-client privilege, attorney work-product protection and expectation of client confidence attaching as a result of Counsel’s representation of the Sellers (and their Affiliates) and the Target Companies in connection with the transactions contemplated by this Agreement, and all information and documents covered by such privilege or protection, shall belong to, and be controlled by, the Sellers and may be waived only by the Sellers and not the Target Companies or the Buyer (or any Affiliate thereof), and shall not pass to or be claimed or used by the Buyer (or any Affiliate thereof) or the Target Companies after the Closing.
r.Use of Terms
. In this Agreement (a) the words “hereof”, “herein”, “hereto”, “hereunder” and words of similar import may refer to this Agreement as a whole and not merely to a specific section, paragraph or clause in which the respective word appears, (b) words importing gender include the other genders as appropriate, (c) any terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference, (d) the word “will” shall have the same meaning as the word “shall”; (g) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and shall not simply mean “if”, (h) the word “including” shall mean “including, without limitation”, (i) all materials that are described as having been “made available”, “provided” or “delivered” (or words or phrases of similar import) to the Buyer, such materials shall be deemed to have been delivered or made available to Buyer only if such materials were either (1) delivered directly to Buyer or its Representatives by JI or its Representatives by e-mail or otherwise prior to the parties’ execution of this Agreement, or (2) available to Buyer or its Representatives in the electronic data room established by the Buyer on or prior to 11:59 pm Central Daylight time on August 8, 2019; and (l) “commercially reasonable efforts”, “reasonable best efforts” and similar constructions shall be deemed to be the same efforts standard.
s.Counterparts; Electronic Copy

20762941.9

. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed in facsimile copy or by other electronic means (including portable document format (.pdf)) with the same binding effect as the original.
t.Waiver of Jury Trial
. THE BUYER AND THE SELLERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR THE ACTIONS OF THE BUYER, THE TARGET COMPANIES OR THE SELLERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
[Signatures on following page]

20762941.9

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the day, month and year first above written.
BUYER NEW BV2 :

MOTUS PIVOT MX HOLDING B.V.

By:____________________________________
Name:__________________________________
Title:___________________________________

BUYER MINORITY PURCHASER:

MOTUS PIVOT HOLDING B.V.

By:____________________________________
Name:__________________________________
Title:___________________________________

BUYER US NEWCO:

MOTUS PIVOT INC.

By:____________________________________
Name:__________________________________
Title:___________________________________

MOTUS:

ACR II MOTUS INTEGRATED TECHNOLOGIES COOPERATIEF U.A.

By:____________________________________
Name:__________________________________
Title:___________________________________

20762941.9

JI:

JASON INCORPORATED

By:____________________________________
Name:__________________________________
Title:___________________________________

JIH:

Jason International Holdings, Inc.

By:____________________________________
Name:__________________________________
Title:___________________________________

20762941.9